UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LCA-VISION INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of LCA-Vision Inc.

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

7840 Montgomery Road

Cincinnati, OH 45236

(513) 792-9292

March 24, 2014

Dear Stockholder:

On February 13, 2014, LCA-Vision Inc. (“LCA”) and PhotoMedex, Inc. (“PhotoMedex”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), providing for the acquisition of LCA by PhotoMedex. Pursuant to the terms of the merger agreement, a wholly owned subsidiary of PhotoMedex will be merged with and into LCA, with LCA surviving the merger as a wholly owned subsidiary of PhotoMedex (the “merger”).

If the merger is completed, LCA stockholders will have the right to receive $5.37 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.001 per share, of LCA (“common stock”) that they own immediately prior to the effective time of the merger.

You are cordially invited to a special meeting of the stockholders (the “special meeting”) to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 on May 7, 2014 at 9:00 a.m., Eastern time. The special meeting is being held for you to consider and vote on a proposal to adopt the merger agreement and related matters. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. The transaction cannot be consummated unless LCA obtains the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting. Therefore, the failure of any LCA stockholder to vote will have the same effect as a vote by such stockholder “AGAINST” the transaction.

Our board of directors (the “board”) has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable and in the best interests of LCA and its stockholders and has unanimously approved the merger agreement and the merger. The board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. In arriving at its recommendations, the board carefully considered a number of factors described in the accompanying proxy statement.

In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain payments that will or may be made to LCA’s named executive officers by LCA based on or otherwise relating to the merger. The board of directors recommends that you vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.

Finally, the board also recommends that you vote “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting.

The obligations of LCA and PhotoMedex to complete the transaction are subject to the satisfaction or waiver of conditions set forth in the merger agreement. The accompanying proxy statement provides you with detailed information about LCA, the special meeting, the merger agreement and the merger. A copy of the merger agreement is enclosed as Annex A to the proxy statement. We encourage you to read the enclosed proxy statement and the merger agreement carefully and in their entirety.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

E. Anthony Woods Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger agreement, passed upon the merits or fairness of the transactions contemplated thereby, which would include the merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated March 24, 2014 and is first being mailed to LCA stockholders on or about March 28, 2014.

7840 Montgomery Road

Cincinnati, OH 45236

(513) 792-9292

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 7, 2014

To the Stockholders of LCA-Vision Inc.:

You are cordially invited to attend a special meeting of the stockholders of LCA-Vision Inc. (“LCA”) to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 on May 7, 2014 at 9:00 a.m., Eastern time, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 13, 2014 (as it may be amended from time to time, the “merger agreement”), by and among PhotoMedex, Inc. (“PhotoMedex”), LCA and Gatorade Acquisition Corp., a wholly owned subsidiary of PhotoMedex (“MergerSub”) a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which PhotoMedex will acquire LCA and LCA stockholders will be entitled to receive $5.37 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.001 per share, of LCA (“ LCA common stock” or “common stock”) that they own immediately prior to the effective time of the merger;

2.

To consider and vote on an advisory, non-binding proposal regarding the compensation that may be paid or become payable to LCA’s named executive officers that is based on or otherwise relates to the merger (which proposal we refer to as the “advisory say-on-merger-pay proposal”); and

3.

To consider and vote on a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement (which proposal we refer to as the “adjournment proposal”).

The close of business on March 20, 2014 is the record date for the purpose of determining the LCA stockholders who are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each stockholder is entitled to one vote for each share of common stock held on the record date.

THE LCA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

LCA cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting.

THE LCA BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY SAY-ON-MERGER-PAY PROPOSAL AND “FOR” THE PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, INCLUDING ADJOURNMENTS TO PERMIT FURTHER SOLICITATION OF PROXIES.

Regardless of whether you plan to attend the special meeting in person, LCA requests that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the internet prior to the special meeting to ensure that your shares will be represented at the special meeting. LCA encourages you to submit your proxy via the internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement, “FOR” the approval of the advisory say-on-merger-pay proposal and “FOR” the adjournment or postponement of the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card or submitted your proxy by telephone or the internet. If your shares are held in the name of a broker, bank or other nominee, your shares will not be voted at the special meeting unless you instruct your brokerage firm, bank or other nominee how to vote your shares, and you must obtain a legal proxy, executed in your favor, from the broker, bank or other nominee to be able to vote in person at the special meeting. Your prompt attention is greatly appreciated.

Under Delaware law, if the merger is completed, LCA stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of LCA as determined by the Delaware Court of Chancery, but only if they submit a written demand for appraisal prior to the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and your non-vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

By Order of the Board of Directors

LCA-Vision Inc.,

Michael J. Celebrezze
Chief Executive Officer

For additional questions about the merger, assistance in submitting proxies or voting shares of common stock or for additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson Inc.

480 Washington Blvd.

26th Floor

Jersey City, New Jersey 07310

Toll Free: (800) 676-0194

Certificate of Incorporation; Bylaws; Directors and Officers	41

Conversion of Securities	42

Payment Procedures	42

Representations and Warranties	43

Covenants of the Company	45

Covenants of PhotoMedex	52

Covenants of Each Party	53

Conditions to Closing of the Merger	56

Termination	57

Effect of Termination; Fees and Expenses	59

Specific Performance	59

Amendment; Waiver	59

Third Party Beneficiaries	60

Governing Law	60

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS	61

APPRAISAL RIGHTS	63

STOCKHOLDER PROPOSALS AND NOMINATIONS	66

HOUSEHOLDING PROXY MATERIALS	66

ANNEX A AGREEMENT AND PLAN OF MERGER	A-1

ANNEX B OPINION OF CAIN BROTHERS & COMPANY LLC	B-1

ANNEX C VOTING AGREEMENTS	C-1

ANNEX D SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	D-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a LCA stockholder. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of LCA stockholders will be held at the Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 on May 7, 2014 at 9:00 a.m., Eastern time.

Q:	What is the purpose of the special meeting?

A:	At the special meeting, our stockholders will consider and act upon the matters outlined in the notice of meeting, namely:

•	a proposal to adopt the merger agreement;

•

an advisory, non-binding proposal regarding the compensation that may be paid or become payable to LCA named executive officers that is based on or otherwise relates to the merger (which proposal we refer to as the “advisory say-on-merger-pay proposal”); and

•

a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:	What will I receive in the merger?

A:

Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, you will have the right to receive $5.37 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own immediately prior to the effective time of the merger. The merger consideration of $5.37 represents an approximate 34% premium over the closing price per share of common stock on February 12, 2014.

Q:	How does the LCA board of directors recommend I vote on the proposals?

A:	The board recommends that you vote as follows:

•	FOR the adoption of the merger agreement;

•	FOR the approval of the advisory say-on-merger-pay proposal; and

•

FOR the approval of one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:	If the merger is completed, what will happen to LCA stock options and other LCA equity awards?

A:	If the merger occurs, LCA stock options and other LCA equity-based awards will be treated as follows upon completion of the merger:

•

Restricted Stock Units. Immediately prior to the effective time of the merger, each restricted stock unit or other right to acquire or receive shares of LCA common stock that is outstanding will be cancelled and be converted into the right to receive an amount in cash equal to the product of (i) the number of shares of common stock subject to the restricted stock unit (based on a deemed achievement of performance conditions at target level, if applicable), multiplied by (ii) $5.37.

•

Stock Options. Immediately prior to the effective time of the merger, each option to purchase shares of common stock granted under LCA’s equity incentive compensation plans that is outstanding, whether vested or unvested, will be cancelled and be converted into the right to receive an amount, payable in cash, equal to the product of (i) the excess, if any, of $5.37 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option. If the exercise price per share subject to an LCA stock option is equal to or greater than $5.37, the option will be cancelled for no consideration.

v

Q:	What is the vote required to adopt the merger agreement?

A:	The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

As an inducement to PhotoMedex's entering into the merger agreement, LCA’s executive officers and directors, who collectively own approximately 3% of the issued and outstanding shares of LCA common stock, entered into voting agreements with PhotoMedex (the “voting agreements”), pursuant to which the executive officers and directors agreed, among other things, to vote all of their shares of common stock in favor of the proposal to adopt the merger agreement.

Q:	What is the vote required to approve the other proposals?

A:

The adjournment proposal and the advisory say-on-merger-pay proposal each require the affirmative vote of holders of a majority of the shares of LCA common stock that are present or represented by proxy at the special meeting and entitled to vote on the proposal.

Q:	Am I entitled to appraisal rights instead of receiving the merger consideration?

A:

Under the General Corporation Law of the State of Delaware (the “DGCL”), LCA stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any LCA stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to LCA prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Q:	Do you expect the merger to be taxable to LCA stockholders?

A:

The exchange of shares of LCA common stock for cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of LCA common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	Who may attend the special meeting?

A:

Stockholders of record as of the close of business on March 20, 2014, or their duly appointed proxies, may attend the special meeting. “Street name” holders (those whose shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of common stock as of the record date. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of common stock authorizing you to vote at the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of common stock at the close of business on March 20, 2014, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 19,342,879 shares of common stock were issued and outstanding and held by 1,160 holders of record.

You may cast one vote for each share of common stock you own at the close of business on the record date.

Q:	Who is soliciting my vote?

A:

The LCA board of directors is soliciting your proxy, and LCA will bear the cost of soliciting proxies. Georgeson Inc. has been retained to assist with the solicitation of proxies. LCA will pay Georgeson Inc. approximately $10,000 and will reimburse it for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials also may be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies also may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson Inc. or by certain of LCA’s directors, officers, and employees, without additional compensation.

Q:	What do I need to do now?

A:

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the Annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	How do I vote if my shares are registered directly in my name?

A:

If you are a record holder of common stock (a “registered stockholder”), you may vote in person at the special meeting or authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, through the internet, or by telephone. We recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you choose to vote your shares through the internet or by telephone, there is no need for you to mail back your proxy card.

To Vote Over the Internet:

Log on to the internet and go to the website www.proxyvote.com (24 hours a day, 7 days a week). Have your proxy card available when you access the website. You will need the control number from your proxy card to vote. If you choose to vote over the Internet, you must submit your vote by 11:59 p.m. on May 6, 2014.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-690-6903 (24 hours a day, 7 days a week). Have your proxy card available when you make the call. You will need the control number from your proxy card to vote. If you choose to vote by telephone, you must submit your vote by 11:59 p.m. on May 6, 2014.

To Vote By Proxy Card:

Complete and sign the proxy card and mail it in the enclosed envelope provided.

If you return your signed proxy card without indicating how you want your shares of common stock to be voted with regard to a particular proposal, your shares of common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement.

Q:	How can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the special meeting by:

•	submitting a written notice of revocation to our Assistant Secretary, Donn Kremmel, at 7840 Montgomery Road, Cincinnati, Ohio 45236;

•	submitting a later-dated proxy card;

•

attending the special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy that you have previously given;

•	submitting another vote by telephone or over the internet; or

•	if applicable, submitting new voting instructions to your broker, bank or other nominee.

If you choose either of the first two methods, you must submit your notice of revocation or your later-dated proxy card to the Assistant Secretary of LCA no later than the beginning of the special meeting.

If you have questions about how to vote or revoke your proxy, you should contact our proxy solicitor, Georgeson Inc. toll-free at (800) 676-0194.

Q:	How do I vote my shares if they are held in the name of my broker (street name)?

A:

If you are a street name holder (your shares are held by your broker, bank or other nominee), you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted by your nominee. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Do I need to do anything now with my common stock certificates?

A:

No. After the merger is completed, if you hold certificates representing shares of common stock as of the effective time, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the exchange agent in accordance with the merger agreement, you will receive the merger consideration.

If you hold uncertificated shares of common stock (i.e., shares of common stock are held in book-entry form), upon receipt of an “agent’s message” by the exchange agent (or any other evidence, if any, of transfer as the transfer agent may reasonably request), you will receive the merger consideration.

Q:	When is the proposed merger expected to be consummated?

A:

We expect to complete the merger during the second quarter of 2014. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all.

Q:	What constitutes a “quorum”?

A:

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you are a “street name” holder of shares and you provide your nominee with voting instructions, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you do not provide your nominee with voting instructions, then your shares (which we refer to as “broker non-votes”) will not be counted as part of the quorum.

Q:	What if I abstain from voting on any proposal?

A:

If you return your proxy card or vote by telephone, over the internet or in person, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to adopt the merger agreement, the adjournment proposal or advisory say-on-merger-pay proposal, your abstention will have the same effect as a vote against that proposal.

Q:	Will my shares be voted if I do not return my proxy card or vote by telephone or over the Internet or in person?

A:

If you are a registered stockholder and you do not return your proxy card or vote by telephone, over the Internet or in person, your shares will not be voted at the special meeting. Questions concerning registered stockholders may be directed to our proxy solicitor, Georgeson Inc. toll-free at (800) 676-0194. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion only on routine matters, but may not vote your shares on non-routine matters. All of the proposals in this proxy statement are non-routine matters. If a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares, then a “broker non-vote” will occur.

Your failure to vote or failure to instruct your broker, bank or other nominee to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

Q:	What is the effect of a broker non-vote?

A:

Broker non-votes will not be counted for the purpose of determining the presence of a quorum. Because under the DGCL the adoption of the merger agreement requires the affirmative vote of holders of a majority of outstanding shares of common stock, broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement. Therefore, it is important that you provide your broker or nominee with instructions on how to vote your shares. With respect to the adjournment proposal and the advisory say-on-merger-pay proposal, broker non-votes will have no effect on the outcome.

Q:	Who will count the votes?

A:	The votes will be counted by the inspector of election appointed for the special meeting.

Q:	Can I participate if I am unable to attend the special meeting?

A:

If you are unable to attend the special meeting in person, we encourage you to send in your proxy card or to vote by telephone or over the Internet. The special meeting will not be broadcasted telephonically or over the internet.

Q:	Where can I find the voting results of the special meeting?

A:

LCA intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) following the special meeting. All reports LCA files with the SEC are publicly available when filed.

Q:	What happens if the merger is not consummated?

A:

If the merger agreement is not adopted by LCA stockholders or if the merger is not consummated for any other reason, LCA stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, LCA will remain an independent public company, and shares of common stock will continue to be listed and traded on The NASDAQ Stock Market (“NASDAQ”). Under certain circumstances, if the merger is not consummated, a termination fee of 3% of the aggregate merger consideration plus up to $1 million in expenses of PhotoMedex, may become payable by LCA to PhotoMedex pursuant to the merger agreement.

Q:	What will happen if the advisory say-on-merger-pay proposal is not approved?

A:

Approval of the compensation that may be paid or become payable to LCA’s named executive officers that is based on or otherwise related to the merger is not a condition to the completion of the merger. The vote is advisory only and will not be binding on LCA. This compensation arises from contractual obligations of LCA or from contractual obligations specified in the LCA equity compensation plans and, even though LCA values the input of stockholders as to whether such compensation is appropriate, LCA would nevertheless be required contractually to make, and would make, such payments even if the compensation is not approved by the stockholders in the advisory vote. Therefore, if the merger is approved by the stockholders and completed, this compensation would be payable in accordance with LCA’s existing contractual obligations to the named executive officers or as specified in the merger agreement, whether or not this proposal on compensation is approved by the stockholders, if other conditions applicable to such compensation have been satisfied.

Q:	How can I obtain additional information about LCA?

A:

LCA will provide copies of this proxy statement and its Annual Report on Form 10-K for the year ended December 31, 2013, without charge to any stockholder who makes a written request to our Assistant Secretary, Donn Kremmel, at LCA-Vision Inc.,7840 Montgomery Road, Cincinnati, Ohio 45236.  LCA’s Annual Report on Form 10-K and other SEC filings also may be accessed at www.sec.gov or on the Investor Relations section of LCA’s website at www.lasikplus.com. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	Who can help answer my questions?

A:

If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Georgeson Inc.

480 Washington Blvd.

26th Floor

Jersey City, New Jersey 07310

Toll Free: (800) 676-0194

or

LCA-Vision Inc.

7840 Montgomery Road

Cincinnati, Ohio 45236

Attn: Assistant Secretary, Donn Kremmel

(513) 354-5825

x

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read the remainder of this proxy statement carefully, including the attached Annexes, and the other documents to which we have referred you. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “LCA,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to LCA-Vision Inc., a Delaware corporation; all references in this proxy statement to “PhotoMedex” refer to PhotoMedex, Inc., a Nevada corporation; all references to “MergerSub” refer to Gatorade Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of PhotoMedex; all references to the “merger” refer to the merger of MergerSub with and into LCA with LCA surviving as a wholly owned subsidiary of PhotoMedex; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 13, 2014, as it may be amended from time to time, by and among PhotoMedex, LCA and MergerSub, a copy of which is included as Annex A to this proxy statement. LCA, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Companies

LCA-Vision Inc. (see page 16)

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 62 LasikPlus® vision centers in the U.S., including 52 full-service LasikPlus® fixed-site laser vision correction centers and 10 pre- and post-operative LasikPlus® satellite centers. LCA-Vision has performed more than 1.3 million procedures since FDA approval of photorefractive keratectomy (PRK) in late 1995.

Shares of LCA common stock are listed with, and trade on, NASDAQ under the symbol “LCAV.”

LCA’s principal executive offices are located at 7840 Montgomery Road; Cincinnati, Ohio 45236; its telephone number is (513) 792-9292; and its internet website address is www.lasikplus.com. The information provided on or accessible through LCA’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

PhotoMedex, Inc. (see page 16)

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy, Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

Shares of PhotoMedex common stock are listed with, and trade on, NASDAQ and the Tel-Aviv Stock Exchange under the symbol “PHMD.”

PhotoMedex’s principal executive offices are located at 100 Lakeside Drive, Suite 100, Horsham, PA 19044; its telephone number is (215) 619-3600; and its internet website address is www.photomedex.com. The information provided on or accessible through PhotoMedex’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

MergerSub (see page 16)

MergerSub, a wholly owned subsidiary of PhotoMedex, is a Delaware corporation that was recently formed and has no operations. Upon the terms and subject to the conditions of the merger agreement, MergerSub will be merged with and into LCA, with LCA surviving the merger as a wholly owned subsidiary of PhotoMedex.

The principal executive offices of MergerSub are located at 100 Lakeside Drive, Suite 100, Horsham, PA 19044; its telephone number is (215) 619-3600.

The Merger

A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 40.

Effects of the Merger (see page 17)

If the merger is completed, at the effective time of the merger, MergerSub will be merged with and into LCA. LCA will survive the merger as a wholly owned subsidiary of PhotoMedex.

Merger Consideration (see page 17)

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, holders of shares of LCA common stock (other than any shares owned by PhotoMedex, MergerSub or the Company (as treasury stock of otherwise) or any of their respective wholly owned subsidiaries, or any person who properly demands appraisal of their shares pursuant to the DGCL) will have the right to receive $5.37 in cash, without interest and less any applicable withholding taxes, for each share of LCA common stock that they own immediately prior to the effective time of the merger.

Treatment of LCA Equity Awards (see page 42)

Immediately prior to effective time of the merger, each restricted stock unit or other right to receive LCA common stock that is outstanding will be cancelled and converted into the right to receive an amount in cash equal to $5.37 for each share underlying such restricted stock unit or other stock right (based on a deemed achievement of performance conditions at target level, if applicable).

Immediately prior to the effective time of the merger, each option to purchase shares of common stock granted under LCA’s equity incentive compensation plans that is outstanding, whether vested or unvested, be cancelled and converted into the right to receive an amount, payable in cash, equal to the product of (i) the excess, if any, of $5.37 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option (based on a deemed achievement of performance conditions at target level, if applicable).

Recommendation of the LCA Board of Directors (see page 23)

After careful consideration, the LCA board of directors unanimously determined that the terms of the merger are advisable and in the best interests of LCA and its stockholders and unanimously approved the merger agreement and the merger. Certain factors considered by the LCA board of directors in reaching its decision to approve the merger agreement can be found in the section entitled “The Merger—Purpose and Reasons for the Merger” on page 26. The LCA board of directors recommends that stockholders vote:

•	FOR the adoption of the merger agreement;

•	FOR the approval of the advisory, non-binding say-on-merger-pay proposal; and

•

FOR the approval of one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Opinion of Independent Financial Advisor (see page 26)

On February 13, 2014, Cain Brothers & Company LLC (“Cain Brothers”) delivered its written opinion to the LCA board of directors that, as of February 13, 2014 and based upon and subject to the considerations, limitations, qualifications, assumptions and other matters set forth therein, the $5.37 per share in cash to be paid to the holders of shares of LCA common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Cain Brothers, dated February 13, 2014, which sets forth assumptions made, procedures followed, matters considered and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached as Annex B. Cain Brothers provided its opinion for the benefit and use of the board of directors of LCA in connection with its consideration of the transaction. The Cain Brothers opinion is not a recommendation as to how any holder of LCA common stock should vote with respect to the transaction or any other matter.

For a more complete description of Cain Brothers’ opinion, see “The Merger—Opinion of Independent Financial Advisor” beginning on page 26.

Interests of LCA’s Directors and Executive Officers in the Merger (see page 35)

In considering the recommendation of the LCA board of directors to adopt the merger agreement, you should be aware that LCA’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of LCA stockholders generally. These interests are described in the section entitled “The Merger—Interests of LCA’s Directors and Executive Officers in the Merger” beginning on page 35. The LCA board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to LCA stockholders that the merger agreement be adopted. These interests include, among others:

•

each outstanding restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of LCA common stock that may be held, awarded, outstanding, payable or reserved for issuance under the Company’s equity compensation plans or programs, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of $5.37, without interest and less applicable withholding taxes, multiplied by the aggregate number of shares of LCA common stock in respect of the award (based on a deemed achievement of performance conditions at target level, if applicable);

•

each outstanding stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of the excess, if any, of $5.37 over the per share exercise price of the applicable stock option multiplied by the aggregate number of shares of LCA common stock that may be acquired upon exercise of the stock option immediately prior to the effective time of the merger;

•

under the merger agreement, LCA’s directors and executive officers are entitled to continued indemnification and insurance coverage with respect to claims relating to or arising out of pre-merger events on terms no less favorable than their current indemnification rights and insurance coverage under LCA's certificate of incorporation, by-laws, and current insurance policies;

•

pursuant to their existing employment or severance agreements with LCA, which will be superseded by their new employment agreements with PhotoMedex as described below, LCA’s executive officers are entitled to severance payments upon a qualifying termination of employment; and

•

pursuant to their new employment agreements with PhotoMedex, which will supersede their employment agreements with LCA, subject to and as of the merger, LCA’s executive officers may become entitled to severance payments upon a qualifying termination of employment following consummation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders (see page 61)

The exchange of shares of LCA common stock for cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” beginning on page 61 for a more detailed discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Regulatory Waiting Periods and Approvals Required for the Merger (see page 40)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which prevents PhotoMedex and LCA from completing the merger until required information and materials are furnished to the Antitrust Division of the United States Department of Justice (“DOJ”) and the United States Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On February 28, 2014, PhotoMedex and LCA filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The required waiting period was terminated by the FTC on March 14, 2014.

Closing and Expected Time of the Merger (see page 41)

The merger is expected to be completed during the second quarter of 2014. The merger is subject to expiration or termination of the waiting period under the HSR Act (which was terminated on March 14, 2014) and other customary conditions, however, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all.

Conditions to Closing of the Merger (see page 56)

As more fully described in this proxy statement and in the merger agreement, each party’s obligation to complete the merger depends on a number of conditions being satisfied or, where legally permissible, waived, including:

•	the merger agreement will have been duly adopted by LCA’s stockholders;

•	the waiting period applicable to the consummation of the merger under the HSR Act (or any extension thereof), which was terminated by the FTC on March 14, 2014, will have expired or been terminated;

•

no governmental entity having jurisdiction over any party thereto will have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement;

•	accuracy of representations and warranties made by the other party in the merger agreement; and

•	performance in all material respects by the other party of its obligations under the merger agreement.

No Financing Condition (see page 54)

The obligation of PhotoMedex to complete the merger is not subject to a financing condition. However, PhotoMedex has announced that it intends to finance the merger through a new $85 million senior secured credit facility, including a $10 million revolving credit facility and a $75 million four-year term loan, as well as through existing cash balances. Concurrently with the execution of the merger agreement, PhotoMedex delivered to the Company a copy of the executed commitment letter from J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. (the “commitment letter”), containing the terms and conditions of the financing.

Go-Shop Period; Solicitation (see page 47)

The merger agreement provides that until 11:59 p.m., Eastern time, on March 15, 2014 (the “go-shop period end date”), LCA and its representatives are permitted, subject to compliance with procedures required by the merger agreement, to:

•

initiate, solicit, and encourage takeover proposals (including by way of making public disclosure relating to such solicitation and providing access to non-public information), if LCA promptly provides to PhotoMedex any non-public information concerning LCA that is provided to any person given such access and that was not previously provided to PhotoMedex; and

•

enter into and maintain or participate in discussions or negotiations concerning takeover proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

During the go-shop period, Cain Brothers contacted 48 potential strategic buyers. Two of these companies entered into a confidentiality agreement with LCA and conducted due diligence. Both of them thereafter declined to make an alternative proposal.

The merger agreement provides that, except as described below, from the go-shop period end date until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, the Company may not, and shall cause its subsidiaries and its and its subsidiaries’ representatives not, to directly or indirectly:

•

whether publicly or otherwise, initiate, solicit, knowingly facilitate or encourage the submission or announcement of any takeover proposal or engage in any discussions or negotiations with respect to a takeover proposal (or that could reasonably be expected to lead to a takeover proposal) or otherwise cooperate with or assist or participate in or facilitate any requests, proposals, offers, discussions or negotiations;

•

take any action to make the provisions of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other anti-takeover laws and regulations of any state, including, without limitation, the provisions of Section 251 of the DGCL, as amended, inapplicable to any transactions contemplated by a takeover proposal;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 2.03 of the DGCL;

•	adopt, approve or recommend, or resolve to or publicly propose to adopt, approve or recommend, a takeover proposal;

•

enter into any company acquisition agreement (as defined in “The Merger—Termination” on page 57) or consummate any transaction, or enter into any agreement or understanding requiring the Company to abandon, terminate or fail to consummate the merger agreement or the transactions contemplated thereby or breach its obligations thereunder;

•

terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of a takeover proposal; or

•	agree, approve, recommend or resolve to do any of the foregoing.

Notwithstanding the restrictions described above, the merger agreement provides that at any time prior to obtaining stockholder approval of the proposal to adopt the merger agreement at the special meeting, LCA may provide information to and engage in discussions or negotiations with third parties from whom LCA has received a written takeover proposal that was not solicited in violation of the merger agreement, so long as the LCA board of directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that such proposal constitutes, or could reasonably be expected to lead to, a superior proposal when compared with PhotoMedex’s offer to acquire LCA.

Under specified circumstances, LCA is entitled to terminate the merger agreement to accept a superior proposal (whether developed during the go-shop period or received on an unsolicited basis after the end of the go-shop period). Upon termination of the merger agreement to enter into a superior proposal, and under certain other circumstances, LCA will be required to pay to PhotoMedex a termination fee of 3% of the aggregate merger consideration plus up to $1.0 million of expenses incurred by PhotoMedex in connection with the merger agreement.

Changes in Board Recommendation (see page 48)

Before adoption of the merger agreement by LCA stockholders, the LCA board of directors may, upon receipt of a superior proposal and in certain other circumstances, change its recommendation that the LCA stockholders adopt the merger agreement and/or terminate the merger agreement, if it determines that failure to take such action would be inconsistent with its fiduciary duties. The LCA board of directors may not change its recommendation without complying with certain notice and other specified conditions set forth in the merger agreement. If the LCA board of directors changes its recommendation with respect to the merger agreement, PhotoMedex may terminate the merger agreement and would be entitled to receive the termination fee and expense reimbursement payable pursuant to merger agreement as described below.

Termination of the Merger Agreement (see page 57)

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by mutual written consent of PhotoMedex, MergerSub and the Company;
•	by either PhotoMedex or the Company if:
o

the merger is not consummated by May 14, 2014 (the “end date”), except this right to terminate the merger agreement shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before the end date. If the commitment end date is extended, then the end date will also be extended by the same number of days that the commitment end date is extended;

o

any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and the law or order shall have become final and nonappealable; except that this right to terminate the merger agreement shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any law or order; or

o

the merger agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company stockholders meeting (or adjournment or postponement thereof) and the vote of the holders of a majority of the outstanding shares of LCA common stock is not obtained.

•	by PhotoMedex if:
o	a change in Company recommendation shall have occurred;
o	the Company shall have entered into, or publicly announced its intention to enter into, a company acquisition agreement (as defined below), other than an acceptable confidentiality agreement;
o	the Company shall have breached or failed to perform in any material respect any of the nonsolicitation covenants and agreements;
o

the LCA board of directors fails to reaffirm (publicly, if so requested by PhotoMedex) the Company board recommendation within ten business days after the date any takeover proposal (or material modification thereto) is first publicly disclosed by the Company or the person making the takeover proposal;

o

a tender offer or exchange offer relating to LCA common stock shall have been commenced by a person unaffiliated with PhotoMedex, and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within ten business days after the tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company board recommendation and recommending that stockholders reject the tender or exchange offer;

o	the Company or the LCA board of directors (or any committee thereof) shall publicly announce its intentions to do any of actions described above; or
o

there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the merger agreement so that the conditions to the obligations of PhotoMedex and MergerSub to complete the closing of the merger set forth above, would not be satisfied and, in either case, the breach is incapable of being cured by the end date or, if curable, has not been cured in all material respects by the Company within 30 days after its receipt of written notice thereof from PhotoMedex (or, if less than 30 days prior to the end date, prior to the end date).

•	by the Company if:
o

prior to the receipt of the approval of the merger agreement by the Company’s stockholders at the special meeting, the LCA board of directors authorizes the Company, in full compliance with the terms of merger agreement, to enter into a company acquisition agreement (other than an acceptable confidentiality agreement) in respect of a superior proposal; but only if the Company shall have paid any amounts due to PhotoMedex as described below hereof in accordance with the terms, and at the times, specified in the merger agreement; and provided further that in the event of the termination, the Company substantially concurrently enters into the company acquisition agreement; or

o

there shall have been a breach of any representation, warranty, covenant or agreement on the part of PhotoMedex or MergerSub set forth in the merger agreement so that the conditions to the obligations of the Company to complete the merger described above, as applicable, would not be satisfied and, in either case, the breach is incapable of being cured by the end date or, if curable, has not been cured in all material respects by PhotoMedex or MergerSub within 30 days after its receipt of written notice thereof from the Company (or, if less than 30 days prior to the end date, prior to the end date).

Effect of Termination; Fees and Expenses (see page 59)

If the merger agreement is terminated by PhotoMedex as described above for any reason other than a breach of any representation, warranty, covenant or agreement by the Company or a reason which permits either PhotoMedex or the Company to terminate it, then the merger agreement requires the Company to pay to PhotoMedex, within two business days after the termination, an amount equal to a termination fee of 3% of the aggregate merger consideration, plus all reasonable expenses actually incurred by PhotoMedex in connection with the transactions contemplated by the merger agreement prior to its termination in an amount not to exceed $1.0 million.

If the merger agreement is terminated by the Company in connection with the Company entering into an agreement for an alternative proposal, then the merger agreement requires the Company to pay to PhotoMedex, at or prior to the termination, the termination fee, plus PhotoMedex’s expenses described above in an amount not to exceed $1.0 million.

If the merger agreement is terminated:

•	by PhotoMedex because of the Company’s breach of a representation, warranty, covenant or agreement and the LCA stockholders have not approved the merger agreement at the special meeting;

•	by the Company or PhotoMedex because the merger has not been consummated by the end date and the LCA stockholders have not approved the merger agreement at the special meeting; or

•	by the Company or PhotoMedex because the merger agreement has been submitted to the LCA stockholders at the special meeting and they have not approved it;

and, in either case, prior to the termination or the special meeting, a takeover proposal shall have been publicly disclosed and not withdrawn on an unconditional basis or have been publicly disclosed or otherwise made or communicated to the Company or the LCA board of directors, and not withdrawn on an unconditional basis, and within 12 months following the date of the termination of the merger agreement, the Company shall have entered into a definitive agreement with respect to any takeover proposal, or any takeover proposal shall have been consummated (in each case whether or not the takeover proposal is the same as the original takeover proposal made, communicated or publicly disclosed), the merger agreement requires the Company to pay to PhotoMedex, immediately prior to and as a condition to consummating the transaction, a termination fee and PhotoMedex’s expenses as described above.

Specific Performance (see page 59)

The merger agreement provides that in the event of any breach or threatened breach by any party of any covenant or obligation contained in the merger agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

Appraisal Rights (see page 63)

Under the DGCL, LCA stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any LCA stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to LCA prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel.

The Special Meeting (see page 10)

The special meeting of LCA stockholders is scheduled to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 on May 7, 2014 at 9:00 a.m., Eastern time. The special meeting is being held in order to consider and vote on the following:

•	a proposal to adopt the merger agreement;

•	an advisory, non-binding proposal regarding the compensation that may be paid or become payable to LCA named executive officers that is based on or otherwise relates to the merger; and

•

a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Only holders of record of LCA common stock at the close of business on March 20, 2014, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 19,342,879 shares of LCA common stock were issued and outstanding.

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of LCA common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you are a “street name” holder of shares and you provide your broker, bank or other nominee with voting instructions, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you do not provide your broker, bank or other nominee with voting instructions, then your shares (which we refer to as “broker non-votes”) will not be counted as part of the quorum.

You may cast one vote for each share of common stock you own at the close of business on the record date. The proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock. The adjournment proposal and the advisory say-on-merger-pay proposal each requires the affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal or the advisory say-on-merger-pay proposal.

Voting Agreements (see page 39)

As an inducement to PhotoMedex's entering into the merger agreement, each of the directors and executive officers of LCA, who collectively own approximately 3% of the issued and outstanding shares of LCA common stock, entered into voting agreements with PhotoMedex (the “voting agreements”). Pursuant to the voting agreements, the directors and officers agreed to vote all of their shares of common stock in favor of the proposal to adopt the merger agreement.

The voting agreements will terminate upon the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, and (iii) any amendment of the merger agreement that decreases the amount of the merger consideration.

Litigation Relating to the Merger (see page 40)

Six putative class action lawsuits challenging the proposed transaction have been filed on behalf of LCA shareholders, two in Delaware Chancery Court and four in the Court of Common Pleas of Hamilton County, Ohio. The lawsuits allege that the directors of LCA breached their fiduciary duties to LCA stockholders by engaging in a flawed process for selling LCA, by approving the sale for inadequate consideration, and by agreeing to a merger agreement that contains improper deal protection terms. One suit also alleges that the disclosures in the proxy materials are inadequate. In addition, four of the lawsuits allege that LCA and PhotoMedex aided and abetted the breaches of fiduciary duty. The lawsuits seek, among other things, an injunction barring the merger. The defendants believe the lawsuits are without merit.

On March 12, 2014, the LCA Board of Directors received a letter from counsel to EuroEyes Holding AG, a Danish-based vision correction business, and its chief executive officer and principal shareholder Dr. Joern Joergensen, who collectively own approximately 7.2% of LCA’s common stock, objecting to the merger on grounds similar to those alleged in the lawsuits. EuroEyes has not filed a lawsuit. It also was among the firms contacted by Cain Brothers during the go-shop period, but it declined to participate in the go-shop process. Prior to its letter, EuroEyes had never expressed any interest in acquiring LCA and, as of the date of this proxy statement, has not offered to make or discuss any alternative acquisition proposal.

Delisting and Deregistration of Shares of LCA Common Stock (see page 40)

Upon completion of the merger, shares of common stock currently listed on NASDAQ will cease to be listed on NASDAQ and will be deregistered under the Exchange Act.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors:

•	the failure to receive, on a timely basis or otherwise, the required approvals by LCA’s stockholders and government or regulatory agencies;

•	the risk that a condition precedent to closing of the proposed transaction may not be satisfied;

•	LCA’s and PhotoMedex’s ability to consummate the merger;

•	operating costs and business disruption may be greater than expected;

•	the ability of LCA to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the merger;

•	the outcome of any legal proceedings that may be instituted against LCA and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•

the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which LCA and PhotoMedex operate, as detailed from time to time in each of LCA’s and PhotoMedex’s reports filed with the SEC;

•	limitations placed on LCA’s ability to operate the business by the merger agreement;

•	the amount of the costs, fees, expenses, impairments and other charges related to the merger;

•	diversion of management’s attention from ongoing business concerns; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

There can be no assurance that the merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in LCA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. LCA cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to LCA or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. LCA undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of LCA as part of a solicitation of proxies by the LCA board of directors for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of LCA with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 on May 7, 2014 at 9:00 a.m., Eastern time.

Purpose of the Special Meeting

At the special meeting, LCA stockholders will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement;

•	an advisory, non-binding proposal regarding the compensation that may be paid or become payable to LCA named executive officers that is based on or otherwise relates to the merger; and

•

a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Recommendation of the LCA Board of Directors

After careful consideration, the LCA board of directors unanimously determined that the terms of the merger are advisable and in the best interests of LCA and its stockholders and unanimously approved the merger agreement and the merger. Certain factors considered by the LCA board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section entitled “The Merger—Purpose and Reasons for the Merger” on page 26.

The LCA board of directors unanimously recommends that the LCA stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the advisory say-on-merger-pay proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of common stock at the close of business on March 20, 2014, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 19,342,879 shares of common stock were issued and outstanding and held by 1,160 holders of record.

Holders of record of common stock are entitled to one vote for each share of common stock they own at the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you are a “street name” holder of shares and you provide your broker, bank or other nominee with voting instructions, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you do not provide your broker, bank or other nominee with voting instructions, then your shares will not be counted as part of the quorum.

Required Vote

The proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of LCA common stock. The adjournment proposal and advisory say-on-merger-pay proposal each require the affirmative vote of holders of a majority of the shares of LCA common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

Failure to Vote, Abstentions and Broker Non-Votes

It is important that you vote your shares. Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal or the advisory say-on-merger-pay proposal.

If you attend the special meeting, send in your signed proxy card or vote by telephone or over the Internet, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to adopt the merger agreement, the adjournment proposal or the advisory say-on-merger-pay proposal, your abstention will have the same effect as a vote against that proposal.

Broker non-votes will not be counted as part of the quorum. Because under the DGCL the adoption of the merger agreement requires the affirmative vote of holders of a majority of outstanding shares of common stock entitled to vote, broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement. Therefore, it is important that you provide your broker, bank or other nominee with instructions on how to vote your shares. With respect to the adjournment proposal and the advisory say-on-merger-pay proposal, broker non-votes will have no effect on the outcome.

Voting at the Special Meeting

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note that if your shares of common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or other nominee) of the shares of common stock authorizing you to vote at the special meeting.

You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, through the Internet, or by telephone. We also recommend that you vote as soon as possible, even if you are planning to attend the LCA meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your proxy card.

To Vote Over the Internet

Log on to the internet and go to the website www.proxyvote.com (24 hours a day, 7 days a week). Have your proxy card available when you access the website. You will need the control number from your proxy card to vote. If you choose to vote over the Internet, you must submit your vote by 11:59 p.m. on May 6, 2014.

To Vote by Telephone

On a touch-tone telephone, call 1-800-690-6903 (24 hours a day, 7 days a week). Have your proxy card available when you make the call. You will need the control number from your proxy card to vote. If you choose to vote by telephone, you must submit your vote by 11:59 p.m. on May 6, 2014.

To Vote by Proxy Card

Complete and sign the proxy card and mail it in the enclosed envelope provided.

If you return your signed proxy card without indicating how you want your shares of common stock to be voted with regard to a particular proposal, your shares of common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. If you do not issue voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on any of the proposals. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Revocation of Proxies

You have the right to revoke your proxy at any time before the special meeting by:

•	submitting a written notice of revocation to our Assistant Secretary, Donn Kremmel, at 7840 Montgomery Road, Cincinnati, OH 45236;

•	submitting a later-dated proxy card;

•

attending the special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy that you have previously given;

•	submitting another vote by telephone or over the Internet; or

•	if applicable, submitting new voting instructions to your broker, bank or other nominee.

If you choose either of the first two methods, you must submit your notice of revocation or your later-dated proxy card to the Assistant Secretary of LCA no later than the beginning of the special meeting.

If you have questions about how to vote or revoke your proxy, you should contact our proxy solicitor, Georgeson Inc. toll-free at (866) 357-4029.

Shares Held in Name of Broker (Street Name)

If your shares are held by your broker, bank or other nominee, often referred to as held in street name, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

The votes will be counted by the inspector of election appointed for the special meeting.

Solicitation of Proxies

The LCA board of directors is soliciting your proxy, and LCA will bear the cost of soliciting proxies. Georgeson Inc. has been retained to assist with the solicitation of proxies. LCA will pay Georgeson Inc. approximately $10,000 and reimburse Georgeson Inc. for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials also may be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies also may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson Inc. or by certain of LCA’s directors, officers, and employees, without additional compensation.

Adjournment

In addition to the proposal to adopt the merger agreement and the advisory say-on-merger-pay proposal, LCA stockholders are also being asked to approve a proposal that will give LCA the authority to adjourn the special meeting, including for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In addition, the LCA board of directors could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The LCA board of directors recommends a vote “FOR” the adjournment proposal.

Other Information

You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

Voting Agreements

As an inducement to PhotoMedex's entering into the merger agreement, each of the LCA directors and executive officers, who collectively own approximately 3% of the issued and outstanding shares of LCA common stock, entered into voting agreements with PhotoMedex (the “voting agreements”).

Pursuant to the voting agreements, each of the directors and executive officers agreed, until the termination of his or her voting agreement, to vote all of his or her shares of LCA common stock in favor of the proposal to approve and adopt the merger agreement and the consummation of the merger and the other transactions contemplated thereby.

Until the termination of his or her voting agreement, each of the directors and executive officers agreed to vote all of his or her shares of common stock against (i) any alternative proposal, (ii) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of LCA under the merger agreement and (iii) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the merger or the fulfillment of PhotoMedex’s, LCA’s or MergerSub’s conditions under the merger agreement or change in any manner the voting rights of any class of shares of LCA. In furtherance thereof, each of the directors and executive officers of LCA granted PhotoMedex an irrevocable proxy to vote his or her shares as described above.

The voting agreements will terminate upon the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms; and (iii) the date the merger agreement is amended and such amendment decreases the merger consideration.

Pursuant to the voting agreements, the directors and executive officers also agreed that they will not, and will not authorize or permit any investment banker, attorney or other advisor or representative to:

•	knowingly solicit, initiate, encourage any inquiry or proposal that constitutes or could reasonably be expected to lead to a proposal for an alternative transaction;

•	knowingly provide any non-public information or data to any person relating to an alternative proposal; or

•	engage in any discussions or negotiations or knowingly facilitate any effort or attempt to make or implement an alternative proposal or agree to, recommend or accept an alternative proposal.

The foregoing does not restrict the directors or executive officers from taking any such actions on behalf of or as a representative of LCA to the extent authorized by LCA to take such actions pursuant to the merger agreement.

Each of the directors and executive officers also agreed not to dispose of any shares of LCA common stock prior to the closing of the merger and not to demand appraisal of any of his or her shares of LCA common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, LCA stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is enclosed as Annex A to this proxy statement. In addition, see “The Merger” and “The Merger Agreement.”

The LCA board of directors unanimously recommends that LCA stockholders vote “FOR” the adoption of the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” the adoption of the merger agreement.

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of LCA common stock.

PROPOSAL 2: APPROVAL OF ADVISORY SAY-ON-MERGER-PAY PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires that LCA provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of LCA’s named executive officers that is based on or otherwise relates to the proposed merger, as disclosed in the compensation tables and the related named executive officer compensation disclosures set forth in “The Merger—Interests of LCA’s Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” (which we refer to as the “golden parachute compensation”). Accordingly, LCA’s stockholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon LCA or the LCA board of directors, and approval of this proposal is not a condition to completion of the proposed merger. However, LCA seeks your support and believes that your support is appropriate because LCA has a comprehensive executive compensation program that is designed to link its executives’ compensation as closely as possible with LCA’s performance and to align the executives’ interests with yours as stockholders by ensuring their continued retention and commitment during critical events such as the proposed merger, which may create significant personal uncertainty for them. The plans and arrangements pursuant to which the golden parachute compensation may become payable were previously disclosed to LCA’s stockholders as part of the Compensation Discussion and Analysis and related sections of LCA’s annual proxy statement. Stockholders are not being asked to approve, and the advisory vote does not express a view with respect to, compensation payable under the new employment agreements between the named executive officers and PhotoMedex.

Accordingly, LCA asks you to vote on the following resolution:

“RESOLVED, that the compensation that may be payable to LCA’s named executive officers in connection with the merger, as disclosed in the table captioned “Golden Parachute Compensation” on page 37 under “The Merger— Interests of LCA’s Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger,” including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be payable, are hereby APPROVED.”

The LCA board of directors unanimously recommends that LCA stockholders vote “FOR” the advisory say-on-merger-pay proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” the advisory say-on-merger-pay proposal.

The approval of the advisory say-on-merger-pay proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the special meeting and entitled to vote on the proposal. Although the LCA board of directors intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, not binding on LCA or PhotoMedex and, if the merger agreement is adopted by LCA stockholders and the merger is completed, the compensation required to be paid by such arrangements will be payable even if this Proposal 2 is not approved.

PROPOSAL 3: APPROVAL OF AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

Stockholders may be asked to vote on a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

The LCA board of directors unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” the proposal to approve one or more adjournments or postponements of the special meeting.

Whether or not a quorum is present, a proposal to approve an adjournment or postponement of the special meeting to a later time, if necessary or appropriate, requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the special meeting and entitled to vote on the matter.

THE COMPANIES

LCA-Vision Inc.

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 62 LasikPlus® vision centers in the U.S., including 52 full-service LasikPlus® fixed-site laser vision correction centers and 10 pre- and post-operative LasikPlus® satellite centers. LCA-Vision has performed more than 1.3 million procedures since FDA approval of photorefractive keratectomy (PRK) in late 1995.

Shares of LCA common stock are listed with, and trade on, NASDAQ under the symbol “LCAV.”

LCA’s principal executive offices are located at 7840 Montgomery Road, Cincinnati, OH 45236; its telephone number is (513) 792-9292; and its Internet website address is www.lasikplus.com. The information provided on or accessible through LCA’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

PhotoMedex, Inc.

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

Shares of PhotoMedex common stock are listed with, and trade on, NASDAQ and the Tel-Aviv Stock Exchange under the symbol “PHMD.”

PhotoMedex’s principal executive offices are located at 100 Lakeside Drive, Suite 100, Horsham, PA 19044; and its telephone number is (215) 619-3600; and its Internet website address is www.photomex.com. The information provided on or accessible through PhotoMedex’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

MergerSub

MergerSub, a wholly owned subsidiary of PhotoMedex, is a Delaware corporation that was recently formed and has no operations. Upon the terms and subject to the conditions of the merger agreement, MergerSub will be merged with and into LCA, with LCA surviving the merger as a wholly owned subsidiary of PhotoMedex.

The principal executive offices of MergerSub are located at 100 Lakeside Drive, Suite 100, Horsham, PA 19044; and its telephone number is (215) 619-3600.

THE MERGER

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.

Effects of the Merger

Pursuant to the terms of the merger agreement, at the effective time of the merger, MergerSub will be merged with and into LCA, with LCA surviving the merger as a wholly owned subsidiary of PhotoMedex.

At the effective time of the merger, each outstanding share of LCA common stock (other than any shares owned by PhotoMedex, MergerSub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries, or any person who properly demands appraisal of their shares pursuant to the DGCL), will be converted into the right to receive $5.37 in cash, without interest and less any applicable withholding taxes (the “merger consideration”).

Immediately prior to the effective time of the merger, each outstanding stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of the excess, if any, of $5.37 over the per share exercise price of the applicable stock option multiplied by the aggregate number of shares of LCA common stock that may be acquired upon exercise of the stock option immediately prior to the effective time of the merger. As of the date of this proxy statement, there are no outstanding options to purchase shares of LCA common stock for which the exercise price is less than $5.37, and according, all outstanding Company options will be cancelled without consideration as of immediately prior to the effective time of the merger.

Immediately prior to the effective time of the merger, each outstanding restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of LCA common stock that may be held, awarded, outstanding, payable or reserved for issuance under the Company’s equity compensation plans or programs, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of $5.37, without interest and less applicable withholding taxes, multiplied by the aggregate number of shares of LCA common stock in respect of the award (based on a deemed achievement of performance conditions at target level, if applicable). As of the date of this proxy statement, there are 486,083 shares of LCA common stock subject to unvested stock awards that are expected to be cancelled and converted, as described above. These unvested awards, if and when vested, will be subject to withholding tax which will reduce the number of shares to be issued by a number equal to the quotient of the aggregate tax withholding amount divided by the then current market price of the common stock.

Background of the Merger

As part of the ongoing oversight and financial management of LCA, on a frequent and regular basis, LCA’s board of directors, all the members of which qualify as “independent directors,” and management evaluate strategic alternatives relating to the Company’s business, including potential opportunities for business combinations, acquisitions, the sale of individual portions of the business, stock repurchases, dividends, reorganizations, restructurings and other possible strategic transactions, each with a view toward maximizing stockholder value.

In connection with its ongoing evaluation of strategic alternatives relating to the Company, at regularly scheduled meetings, the LCA board of directors has received financial updates from the Company’s management and discussed with management the Company’s results of operations, including, in particular, significant items that impacted results of operations of the Company’s business, industry and general economic conditions and management’s outlook for the Company’s business and industry.

On February 14, 2011, the Company retained Cain Brothers as the Company’s exclusive financial advisor with respect to the development of an acquisition program and the consummation of one or more potential acquisitions. Cain Brothers also agreed to assist the Company, if requested, in securing capital necessary to consummate an acquisition transaction, to provide other financial advisory services as mutually agreed, and, if requested, to assist the Company as financial advisor in any sale of the Company.

On July 20, 2011, the Company entered into a letter of intent with a privately owned competitor, providing for the purchase by the Company of the competitor for a price to be paid in a combination of cash, LCA common stock and notes issued by the Company. Although the Company and the competitor entered into a non-disclosure agreement, engaged in extensive due diligence, exchanged several drafts of acquisition documents, and attempted to resolve several important issues that arose during the course of negotiations, in September 2011 negotiations between the parties terminated because they could not resolve major issues relating to the integration of their businesses.

Throughout the balance of 2011, all of 2012 and into early 2013, Cain Brothers assisted the Company in attempting to identify and investigate potential merger and acquisition opportunities. Cain Brothers contacted potential acquisition candidates, Cain Brothers and Company management reported regularly to the LCA board of directors on the results of these efforts, and the LCA board of directors discussed potential acquisition targets. Nonetheless, by early 2013 Cain Brothers and the Company had not identified any opportunity which the LCA board of directors determined to be in the best interests of the Company and its stockholders to pursue.

On January 29, 2013, a representative of an investment banking firm contacted Michael Celebrezze, chief executive officer of the Company, offered to introduce the Company to PhotoMedex, and asked to represent the Company in any discussions with PhotoMedex. Mr. Celebrezze advised the banker that Cain Brothers was the Company’s exclusive financial advisor. The banker arranged a conference call on or about February 6, 2013 between Mr. Celebrezze and senior management of PhotoMedex to discuss whether the companies had interest in discussing some type of business relationship.  At the February 21, 2013 regularly scheduled meeting of the LCA board of directors, Mr. Celebrezze described his telephone conversation with PhotoMedex to the board. To introduce them to the Company’s business, Mr. Celebrezze invited members of PhotoMedex’s senior management to tour four of the Company’s vision centers, which they did on March 27, 2013. Mr. Celebrezze did not provide PhotoMedex any material non-public information concerning the Company at this time. On March 20, 2013, the parties entered into a mutual confidentiality and non-circumvention agreement, and PhotoMedex provided the Company certain non-public information concerning PhotoMedex.

On June 10, 2013, PhotoMedex sent the Company background information on PhotoMedex’s business and financial condition including certain non-public information concerning PhotoMedex.

During this period each of the parties also reviewed public information relating to the other, including each party’s SEC filings.

On July 12, 2013, PhotoMedex and the Company entered into a mutual non-disclosure agreement providing that neither party would disclose any confidential information of the other party provided to it under the mutual non-disclosure agreement. Each party also agreed that it would not, without the other party’s consent, solicit to hire any employee of the other party for a period of one year following the end of any discussions and to contact the other party only through certain designated representatives. Each party further agreed that, for a period six months after the end of any discussions, it would not purchase 5.0% or more of the common stock of the other party, solicit proxies of the other party’s stockholders for any purpose, join in any partnership, limited partnership, syndicate or group with respect to the other party’s common stock, seek to call a special meeting of the other party’s stockholders, or engage in or propose any tender offer, merger, consolidation, or other acquisition with respect to the other party. The mutual non-disclosure agreement also prohibited either party from disclosing publicly the existence of the discussions, except as required by law.

Following the execution of the mutual non-disclosure agreement, PhotoMedex submitted to the Company a list of documents and other material PhotoMedex desired to review as part of its due diligence process. On July 25, 2013, the Company began the process of providing PhotoMedex access to the requested information and other material non-public information.

On August 6, 2013, E. Anthony Woods, Chairman of the LCA board of directors, Dolev Rafaeli, Chief Executive Officer of PhotoMedex, Dennis McGrath, President and Chief Financial Officer of PhotoMedex and representatives of the financial advisors of both parties met in New York City to discuss high level terms of a potential strategic transaction. At that meeting PhotoMedex presented a written non-binding indication of interest to acquire all of the common stock of the Company at a price of $4.25 per share, of which 80% would be paid in cash and 20% would be paid in shares of PhotoMedex’s common stock. PhotoMedex noted that the proposal was based on certain projections and synergy assumptions, which would have to be validated in due diligence and represented a 37.1% premium to the closing stock price one week earlier.

The LCA board of directors met on August 10, 2013 to discuss PhotoMedex’s proposal, a copy of which had been previously sent to each director. Mr. Woods reported to the LCA board of directors on his recent conversations with Dr. Rafaeli and others at PhotoMedex. He said that PhotoMedex was focused primarily on synergies it could achieve by combining the businesses of PhotoMedex and LCA and not on any growth in the Company’s core business. Cain Brothers advised the LCA board of directors that the proposed price would likely be accretive to PhotoMedex’s expected earnings and that it was unlikely that PhotoMedex would agree to a transaction price that would be dilutive to its earnings. The LCA board of directors discussed the proposal and formed a consensus that its terms were unappealing and not reflective of the Company’s full value. After further discussion, the LCA board of directors directed Mr. Woods to advise PhotoMedex that the LCA board of directors was carefully considering the proposal and evaluating the value of the proposal relative to the Company’s current and potential value, and a response would be forthcoming.

The LCA board of directors met as regularly scheduled on August 21-22, 2013 to consider further PhotoMedex’s indication of interest and other matters. A representative of Cain Brothers presented Cain Brothers’ analysis of the terms proposed by PhotoMedex, an assessment of the proposed valuation of the Company relative to market benchmarks and other analyses, a discussion of the viability of the Company pursuing an acquisition strategy as an alternative, and a review of other potential purchasers, alternative strategies, and process and tactical considerations for negotiations with PhotoMedex. The LCA board of directors proceeded to meet in executive session with Cain Brothers and, after extensive discussion, directed Cain Brothers to advise PhotoMedex’s financial advisor that the consideration proposed by PhotoMedex was inadequate.

Following communication of the LCA board of directors’ response, due diligence and discussions regarding potential synergies between PhotoMedex and LCA continued between the two companies through the end of September 2013, but there were no further negotiations with respect to the terms of a potential transaction.

On October 2, 2013, Dr. Rafaeli sent to Mr. Woods a revised non-binding indication of interest. The revised proposal called for PhotoMedex to acquire the Company at a nominal purchase price of $6.31 per share of common stock, consisting of a base price of $4.75 per share (60% to be paid in cash and 40% to be paid in PhotoMedex common stock) plus the issuance of two series of contingent warrants, the value of which would depend upon the Company’s achieving defined revenue milestones in the two years after the closing of the merger.

The LCA board of directors convened a special meeting on October 7, 2013 to consider the revised PhotoMedex proposal. The LCA board of directors was joined by its financial advisor and the Company’s outside counsel. Cain Brothers advised the LCA board of directors that the contingent warrants were difficult to value and inconsistent with customary practice in the acquisition of public companies. After discussion, the LCA board of directors determined that the $4.75 per share base price was inadequate in and of itself, and the proposed contingent warrants were undesirable because they would be illiquid, their value would be highly uncertain (depending upon the future performance of the Company’s business, which would then be under the full control of PhotoMedex), they could result in unfavorable tax treatment to the Company's stockholders, and they would complicate an evaluation of the transaction by the Company’s stockholders. Following further discussion and consideration of PhotoMedex’s revised proposal, the LCA board of directors determined that although the current PhotoMedex proposal was inadequate, it would seriously consider a revised proposal from PhotoMedex that included a substantially greater all-cash purchase price. Accordingly, the LCA board of directors directed Mr. Woods to communicate its response, including its concerns regarding the contingent warrants, to PhotoMedex. It also authorized Cain Brothers to convey the LCA board of directors’ response informally to PhotoMedex’s financial advisor.

On October 10, 2013, after a representative of Cain Brothers had spoken with PhotoMedex’s financial advisor, Mr. McGrath wrote to Mr. Woods asking when PhotoMedex would receive the Company’s formal response to its proposal.

On October 13, 2013, Mr. Woods wrote to Dr. Rafaeli with respect to the PhotoMedex proposal. He said that the LCA board of directors had carefully considered each aspect of the proposal but could not accept PhotoMedex’s valuation of the two series of proposed contingent warrants, and he shared with Dr. Rafaeli the other concerns of the LCA board of directors described above. Mr. Woods said that a revised proposal from PhotoMedex for an all-cash transaction at a substantially greater price would receive serious consideration by the LCA board of directors.

On October 14, 2013, Dr. Rafaeli sent an e-mail to Mr. Woods stating that PhotoMedex did not understand the LCA board of directors’ concern over the valuation of the contingent warrants. He said that PhotoMedex would be willing to proceed with discussion of an all-cash offer, but only at a price of $4.75 per share. He further stated that PhotoMedex’s interest in the proposed transaction would terminate on Friday, October 18, 2013 unless the LCA board of directors indicated it was willing to proceed on the basis proposed by PhotoMedex, and that PhotoMedex would terminate the non-disclosure agreement at that time.

The LCA board of directors met on October 15, 2013 to consider Dr. Rafaeli’s response. It noted that by deleting the contingent warrants and not increasing the cash component of the proposal, PhotoMedex had confirmed the LCA board of directors’ determination that the contingent warrants had little value. Cain Brothers updated the LCA board of directors on its discussions with PhotoMedex’s financial advisor. Cain Brothers reported that PhotoMedex maintained its position that any transaction be accretive to its earnings, but that a transaction at a much higher price could still be accretive, depending on the amount of the synergies realized by PhotoMedex. Cain Brothers further advised the LCA board of directors that a discounted cash flow analysis of the Company indicated that a transaction price in the $4.00 to $5.00 range would be consistent with the present value of the Company’s projected cash flows, but might not fully value the Company’s long-term growth potential. The LCA board of directors also noted that the Company currently held cash of approximately $1.40 per share, which could be used to help finance the transaction or distributed to the Company’s stockholders. The LCA board of directors also considered that PhotoMedex might choose, after the expiration of the standstill period in the non-disclosure agreement, to pursue a hostile acquisition proposal. After further discussion, the LCA board of directors decided to consider the matter further before responding to Dr. Rafaeli.

The LCA board of directors met again on October 18, 2013 to further discuss a response to PhotoMedex. Mr. Celebrezze reported to the LCA board of directors on recent developments in the Company’s business. He said that the Company had made substantial progress in the last five years and that he expected the results for 2013 of its core LASIK business to be approximately breakeven. He noted that the improvement in profitability had resulted from cost reduction and price increases rather than an increase in the volume of procedures performed by the Company. He also discussed management’s objectives and the Company’s prospects for 2014, noting that 5% growth was a realistic goal. Mr. Celebrezze then left the meeting. Cain Brothers reported to the LCA board of directors on its recent discussions with PhotoMedex’s financial advisor. The LCA board of directors discussed the relative merits of an all-cash transaction and a part-cash/part-stock transaction. The LCA board of directors decided to respond to PhotoMedex with a counterproposal of $5.75 per share (consisting of a cash payment of $5.25 per share plus a special cash dividend by the Company to its stockholders of $0.50 per share). This counterproposal was then communicated by Cain Brothers to PhotoMedex’s financial advisor. PhotoMedex promptly rejected this counterproposal and did not make a counteroffer. PhotoMedex notified the LCA board of directors that it was terminating its negotiations and discussions with the Company as of October 18, 2013.

In early November 2013, PhotoMedex’s financial advisor indicated to Cain Brothers that PhotoMedex might be willing to increase the proposed transaction price to $5.25 in cash. Mr. McGrath and Mr. Woods spoke by telephone on November 13, 2013. In that call, Mr. McGrath expressed a willingness to resume discussions if they could be conducted face-to-face rather than through intermediaries and there could be a telephonic discussion between the principals prior to any meeting to obtain reasonable assurance that attaining agreement would be possible. PhotoMedex also expressed a need for further due diligence by meeting some additional Company personnel. On November 14, 2013, Mr. Woods replied to Mr. McGrath that there would be no point to meeting in person unless PhotoMedex was willing to increase its offer. He also expressed the view that, although an all-cash transaction would provide the most straightforward structure, the LCA board of directors’ goal was the highest realizable value for the Company’s stockholders.

The LCA board of directors discussed all of this at its regularly scheduled meeting on November 19, 2013 and directed Mr. Woods as to a response to PhotoMedex.

On November 22, 2013, Mr. Woods sent an e-mail to Mr. McGrath to review the prior positions of the two companies – PhotoMedex’s proposal of $4.75 per share in cash and the LCA board of directors’ proposal of $5.75 per share (consisting of a cash payment of $5.25 per share plus a special dividend to stockholders of $0.50 per share). Mr. Woods stated that the LCA board of directors would consider a price above the midpoint of the two offers but less than $5.75 per share and that an all-cash offer would be preferred, assuming that the other terms and conditions associated with the proposal were reasonable.

On December 20, 2013, in a letter from Dr. Rafaeli to Mr. Woods, PhotoMedex proposed an all cash acquisition of the Company at $5.33 per share, a 60.5% premium to the then market price of $3.32. The letter also proposed that each director and executive officer of the Company would, at the time of the signing of a definitive merger agreement, agree to vote in favor of the transaction. In addition, PhotoMedex would expect to enter into transition agreements with key members of the Company’s management team. The letter stated that PhotoMedex had approximately $49.0 million in cash and cash equivalents, which it would use to fund in part the purchase price and that it intended to fund the balance of the merger consideration under its current or new credit facilities. In exchange for PhotoMedex’s making a commitment to achieving a transaction, it would require that the definitive merger agreement provide for a reasonable and customary termination fee. In addition, the Company would be required to give PhotoMedex exclusive negotiating rights through February 10, 2014.

Over the next several days, the parties and their advisers discussed the terms of the PhotoMedex proposal, including the proposed price. The LCA board of directors, together with representatives of Cain Brothers and LCA’s outside counsel, met on December 24, 2013 to discuss the proposal and authorized Mr. Woods and the Company to proceed with execution of a letter of intent if PhotoMedex would agree to (i) increase the purchase price from $5.33 to $5.37, per share, (ii) clarify among other things that the price included all shares of the Company, including those that would be issued pursuant to restricted stock units that would vest before or at the closing of the merger, and (iii) include a customary “fiduciary out” provision.

After negotiations, the parties signed a non-binding confidential letter of intent, dated as December 30, 2013, providing for the acquisition of the Company by PhotoMedex at a price of $5.37 per share in cash and the other terms proposed by PhotoMedex and described above, modified in accordance with the LCA board of directors’ proposals. The letter of intent also extended the expiration date of the standstill provisions of the non-disclosure agreement between the parties to May 31, 2014.

On January 8, 2014, representatives of PhotoMedex met with the executive officers of the Company at the offices of the Company’s outside counsel in Cincinnati, Ohio. At that meeting senior management of the Company provided a detailed overview of their individual responsibilities. The next morning, the PhotoMedex representatives took a tour of the Cincinnati Vision Center and Call Center and had additional discussions with Mr. Celebrezze.

On January 14, 2014, PhotoMedex’s counsel provided to the Company’s counsel an initial draft of the merger agreement. On January 24, 2014, the Company’s counsel provided to PhotoMedex’s counsel a mark-up of the draft merger agreement. Between then and February 13, 2014, counsel for the parties exchanged several more drafts of the merger agreement and negotiated its final provisions. The material points negotiated during that period were:

•

PhotoMedex’s counsel proposed that, after the signing of the definitive merger agreement, the Company would be prohibited from soliciting any other potential purchaser to seek an alternative and superior transaction, although the Company would be able to consider unsolicited third-party offers subject to the provisions of the merger agreement. The Company’s counsel proposed that, for a period (the “go-shop” period) after the signing of the merger agreement and subject to the provisions of the merger agreement, the Company would be able to solicit alternative and superior offers from third parties. The merger agreement as executed included the “go-shop” provisions sought by the Company. See “The Merger Agreement—Covenants of the Company—The Go-Shop Period.”

•

The draft merger agreement provided that, under certain circumstances, the LCA board of directors could terminate the merger agreement to accept a superior alternative transaction or PhotoMedex could terminate the merger agreement if the LCA board of directors took specified actions adverse to the merger, such as withdrawing its recommendation of the merger. The draft merger agreement further provided that if the merger agreement were so terminated, the Company would be required to pay PhotoMedex a termination fee and to reimburse PhotoMedex for fees and expenses it had incurred in connection with the merger. PhotoMedex’s counsel proposed that the termination fee be 4% of the merger consideration and that the expense reimbursement be unlimited in amount. After negotiation, the parties agreed that the termination fee would be 3% of the merger consideration, and the amount of reimbursable expenses be limited to $1.0 million. See “The Merger Agreement—Effect of Termination; Fees and Expenses.”

During the period between the signing of the letter of intent and the execution of the definitive merger agreement, employees and representatives of PhotoMedex also conducted numerous discussions with the Company and its representatives and reviewed Company files and documents with respect to the Company’s business, financial condition, assets, liabilities, contracts, employee matters, tax matters and other subjects generally referred to as “due diligence.” The Company provided PhotoMedex’s representatives with access to this material and answered questions.

Also during this period, PhotoMedex negotiated employment agreements between PhotoMedex and the four executive officers of the Company, which agreements will become effective upon the closing of the merger, and will supersede the executive officers' respective employment agreements with LCA. See “The Merger—Interests of LCA’s Directors and Executive Officers in the Merger” for a description of the material terms of these employment agreements. The Company’s counsel did not represent the executive officers in the conduct of these negotiations.

During this period, Mr. Woods and the Company’s counsel and financial advisor kept the LCA board of directors informed of the process and substance of all material negotiations with PhotoMedex.

During the first week of February 2014, PhotoMedex held discussions with the Company regarding receiving assurances that the Company would sign a definitive merger agreement by February 13, 2014. On February 6, 2014, the LCA board of directors met telephonically to discuss matters relating to the proposed merger. Mr. Woods noted that on February 18, 2014 the Company was scheduled to announce its financial results for the three months and year ended December 31, 2013, and the LCA board of directors was generally informed of the key financial results that were expected to be announced at that time. Mr. Woods said that some directors had asked whether the Company should delay signing the merger agreement until there was an opportunity for the market price of the LCA common stock to react to the announcement of the financial results. Prior to the meeting, Mr. Woods had distributed to the LCA board of directors a discussion outline prepared by Cain Brothers expressing its views with respect to the pros and cons of delaying the signing, including the risk that PhotoMedex would terminate negotiations.

After discussion, and considering, among other factors, the change in the merger price premium resulting from changes in trading prices for the Company’s common stock, the Company’s 2013 operating results and prospects for 2014, the views of the Company’s chief executive officer, financial advisor and legal counsel, and other changes in circumstances since the LCA board of directors’ approval of the letter of intent, the LCA board of directors determined that it would be desirable to seek an increase in the merger price before announcement of the 2013 results. In making this determination, the LCA board of directors considered the adverse consequences that could result from seeking a price increase, including the risk of PhotoMedex terminating the negotiations. Cain Brothers was directed to provide further information to the LCA board of directors with respect to the change in the merger price premium and an increase in the merger price. After this discussion, the representative from Cain Brothers left the meeting.

In response to prior communications from Mr. Woods, the LCA board of directors then discussed retention of a financial adviser to render an opinion to the LCA board of directors as to the fairness, from a financial point of view, of the proposed merger to the stockholders of the Company. Upon advice of counsel and after discussion, the LCA board of directors determined it would be advisable, in the performance of its fiduciary duties, to obtain a fairness opinion. The LCA board of directors then discussed whether Cain Brothers or another firm should be retained for this purpose. The LCA board of directors decided to retain Cain Brothers based on, among other things, its familiarity with the Company, the amount of its proposed fee and its promise to provide the opinion in a timely manner. In making this decision, the LCA board of directors noted that a substantial portion of Cain Brothers’ fee for acting as adviser to the Company was conditioned upon the consummation of a transaction, but determined, upon advice of counsel, that, assuming appropriate disclosure of the Cain Brothers’ fee in the proxy statement, this did not prevent the LCA board of directors from relying upon Cain Brothers’ opinion.

The LCA board of directors’ meeting reconvened by conference call the evening of February 6, 2014. Mr. Woods reported that after the morning’s meeting he had contacted PhotoMedex to report that the LCA board of directors had met to discuss the timing for execution of the merger agreement, that questions had been raised and that the LCA board of directors had requested additional information, which was being assembled. Mr. Woods also reported that a representative of Cain Brothers had spoken with PhotoMedex’s financial advisor, who had expressed strong opposition to any price increase.

Prior to the meeting, Mr. Woods had distributed to the LCA board of directors a schedule prepared by Cain Brothers showing the effect of changes in the trading price of Company stock on the premium to market in the proposed merger price of $5.37 per share. The schedule showed that, based on a 90-day volume weighted average price ("VWAP"), the merger price to market price premium had declined from 53% on December 24, 2013, the day the LCA board of directors approved the $5.37 price, to 33% on February 5, 2014. To restore the 53% margin as of February 5 would require the merger price to be increased by $0.83 per share, an increase in the total merger price of $16.5 million. To restore 50% of the margin decrease would require the purchase price to be increased by $0.41 per share, an increase in the total merger price of approximately $8.1 million. The board and its financial advisor also discussed and considered the implied premiums relative to premiums paid in comparable transactions.

The LCA board of directors discussed the possible consequences of seeking an increase in the purchase price, including the possibility that PhotoMedex might terminate negotiations and seek to acquire the Company on a hostile basis at some future time. After lengthy discussion, the consensus of the LCA board of directors was to seek a $0.41 per share price increase and in return to express the Company’s willingness to meet PhotoMedex’s objective of signing a merger agreement by February 13, 2014 and to agree to a go-shop period of 30 days and a termination fee of $3.0 million plus reimbursement of expenses as sought by PhotoMedex.

PhotoMedex promptly responded that it could not increase the merger consideration because its financing commitments had been negotiated. Furthermore, it stated that the price it had proposed was its best and final offer and that it would terminate the negotiations if the merger agreement were not signed at the previously agreed price by February 13, 2014.

Cain Brothers reported this response to the LCA board of directors at a telephonic meeting held on February 10, 2014. Mr. Celebrezze then advised the LCA board of directors that procedure volume for the first quarter of 2014 to date was being adversely affected by the unseasonable weather and the timing of promotional pricing offered by the Company. After further discussion with Mr. Celebrezze and Cain Brothers about the Company’s prospects, the relationship of the premium inherent in the $5.37 price against premiums in comparable transactions, and a range of termination fee and expense reimbursement arrangements,  the consensus of the LCA board of directors was to proceed at the $5.37 price and a February 13 signing of the merger agreement if PhotoMedex would agree to cap the Company’s expense reimbursement obligation in the event of a termination of the transaction.

Thereafter counsel for the parties finalized the text of the merger agreement, PhotoMedex finalized negotiation of the terms of the employment agreements with the Company’s executive officers, PhotoMedex finalized negotiation of the terms of the voting agreements, and Company counsel reviewed the terms of the foregoing and of PhotoMedex’s financing commitments.

On February 13, 2014, a meeting of the LCA board of directors was convened at the offices of the Company to consider and vote upon the proposed merger. Also present at the meeting were Mr. Celebrezze and representatives of Cain Brothers (by conference telephone) and Company counsel. At the meeting, Company counsel reviewed with the LCA board of directors the terms and conditions of the proposed merger agreement and related documents, including the financing commitments and the conditions to closing, restrictions on soliciting other offers, termination fee and expense reimbursement provisions. Company counsel also reviewed with the LCA board the directors’ fiduciary duties in the context of the proposed transaction. Cain Brothers reviewed with the LCA board of directors its financial analysis of the proposed price of $5.37 per share in cash. A copy of the analysis was provided to the LCA board of directors. Cain Brothers then rendered to the LCA board of directors its written opinion, that based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Cain Brothers as described in its opinion, the proposed purchase price of $5.37 per share in cash to be received by the Company’s stockholders pursuant to the merger agreement was fair from a financial point of view to such stockholders (other than shares held in treasury and shares owned by PhotoMedex, its affiliates, and their investors). See “The Merger—Opinion of Independent Financial Advisor” beginning on page 26. The LCA board of directors considered, among other factors, the Company’s financial condition and long-term financial forecast, results of operations, competitive position, financial and strategic plan, strategic options and prospects as well as the execution risk involved in achieving these prospects, the nature of the Company’s business and the industries in which it competes, and industry, economic and market conditions, both on a historical and on a prospective basis. The LCA board of directors also considered that, although neither the Company nor Cain Brothers had solicited alternative transactions, the merger agreement permitted the Company to do so during the go-shop period and to respond to unsolicited third-party offers thereafter, subject to the provisions of the merger agreement. After a detailed discussion of the terms of the draft merger agreement and related documents, consideration of the other relevant issues and a variety of business, financial and market factors, including those set forth below under “The Merger—Recommendation of the Board of Directors” beginning on page 23, the LCA board of directors, which consists entirely of independent directors, unanimously determined that it was advisable and in the best interest of the Company and its stockholders to adopt and approve the merger agreement and to recommend to the Company’s stockholders that they vote in favor of the approval of the merger agreement.

Following the meeting, the Company and PhotoMedex executed the merger agreement.

On February 13, 2014, after the close of trading on NASDAQ, the Company and PhotoMedex issued a joint press release announcing that they had entered into a definitive merger agreement whereby PhotoMedex would acquire all of the outstanding shares of LCA common stock at a price of $5.37 per share in cash upon the terms and conditions in the merger agreement. The Company also filed a Current Report on Form 8-K with the SEC with the text of the press release and the merger agreement as exhibits.

On February 18, 2014, the Company issued a press release and filed another Form 8-K with respect to its financial results for the year and three months ended December 31, 2013.

During the go-shop period, Cain Brothers contacted 48 potential strategic buyers. Two of these companies entered into a confidentiality agreement with LCA and conducted due diligence. Both of them thereafter declined to make an alternative acquisition proposal.

Recommendation of the Board of Directors

After careful consideration, the LCA board of directors, on February 13, 2014, unanimously (i) approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declared that it is in the best interest of the stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommended to the stockholders of the Company that they vote “FOR” the adoption of the merger agreement.

In reaching its determination, the members of the LCA board of directors consulted with the Company’s management, as well as the Company’s outside financial and legal advisors, considered the short-term and long-term interests and prospects of the Company and its stockholders, and considered a number of factors, including, among others, the following:

•	the historical and projected financial condition, results of operation and cash flows of the Company;

•

the LCA board of directors’ knowledge of the Company’s businesses, assets, financial condition, results of operations and prospects (as well as the risks involved in achieving those prospects), the nature of the Company’s business and the industries in which the Company competes and the market for LCA’s common stock;

•

the Company’s financial and strategic plan and the initiatives and the potential execution risks associated with such plan, and the effects of the economy on the Company specifically, and on the laser vision correction business generally, and in connection with these considerations, the attendant risk that, if the Company did not enter into the merger agreement, the price that might be received by the Company’s stockholders selling stock of the Company in the open market, both from a short-term and long-term perspective, could be less than the $5.37 in cash per share merger consideration;

•

the current condition of the financial markets, including the availability of committed financing (subject to limited restrictions) for the merger, and the risk, in the future, of deterioration in such conditions;

•

the historical market prices of LCA common stock and recent trading activity, including the fact that the $5.37 in cash per share merger consideration represents a premium of 34.6% over the closing price of the LCA common stock on February 12, 2014, the last full trading day prior to the LCA board of directors’ meeting, a premium of 28.2% over the VWAP for LCA’s common stock for the 30-day period ended February 12, 2014, and a premium of 32.3% over the VWAP for LCA’s common stock for the 90-day period ended February 12, 2014;

•

the LCA board of directors’ belief, based on the factors described above, that the $5.37 in cash per share merger consideration would result in greater value to the Company’s stockholders than the available alternatives;

•

the fact that the consideration to be paid pursuant to the merger agreement would be all cash, which would provide certainty and immediate value to the Company’s stockholders, including because stockholders will not be exposed to the risks and uncertainties relating to the Company’s prospects;

•

the fact that PhotoMedex had done extensive diligence including retaining a number of outside consultants and advisors, demonstrating to the LCA board of directors that PhotoMedex understood the Company and its business and was committed to consummating the transaction;

•

the written opinion of Cain Brothers, the Company’s financial advisors, rendered February 13, 2014 to the LCA board of directors to the effect that, as of that date and based upon and subject to the considerations, limitations, qualifications and assumptions and other matters stated in its written opinion, the per share cash merger consideration of $5.37 to be paid to the common stockholders of the Company in the merger was fair, from a financial point of view, to such stockholders. The full text of the written opinion of Cain Brothers, which sets forth, among other things, the assumptions made, the procedures followed, the matters considered, and the qualifications and limitations upon the scope of the review undertaken by Cain Brothers in rendering its opinion, is attached as Annex B to this proxy statement. See “The Merger—Opinion of Independent Financial Advisor” beginning on page 26;

•

the terms of the merger agreement, which contains provisions that are designed to ensure that the $5.37 in cash per share price to be paid pursuant to the merger agreement is the best offer reasonably available to the Company’s stockholders, including the right, subject to certain conditions, to solicit offers with respect to alternative acquisition proposals during the go-shop period, to respond to unsolicited acquisition proposals and to terminate the merger agreement and accept a “superior proposal” prior to stockholder adoption of the merger agreement, subject to payment of the termination fee of 3% of the merger consideration plus PhotoMedex’s expenses related to the transaction up to $1.0 million;

•

the view of the LCA board of directors that, given the due diligence that PhotoMedex had completed, PhotoMedex’s published financial information and the commitments PhotoMedex had from its financing sources, PhotoMedex could successfully consummate an acquisition of the Company in a timely manner;

•

the view of the LCA board of directors that no other alternative to the sale of the Company reasonably available to the Company and its stockholders would provide greater value to stockholders within a time frame comparable to that in which the merger could be completed or within a reasonable time thereafter;

•

the limited number and nature of the conditions to funding set forth in the commitment letter and the obligation of PhotoMedex to use its reasonable best efforts to obtain at the completion of the merger the financing on the terms and conditions described in the commitment letter or alternative financing from the same or other sources of financing on terms and conditions not less favorable to PhotoMedex than those contained in the commitment letter and in an amount sufficient to timely consummate the transactions contemplated by the merger agreement on the terms and conditions set forth therein;

•	the likelihood that the merger will be completed, based on, among other things:

•

the fact that conditions to closing the merger are limited to LCA stockholder approval, receipt of regulatory approvals, the Company’s not having suffered a material adverse effect, and other customary closing conditions, and the likelihood that the regulatory and stockholder approvals necessary to complete the merger will be obtained;

•	the commitment letter received by PhotoMedex and PhotoMedex’s representations, warranties and covenants regarding the availability of financing;

•	the fact that PhotoMedex’s obligation to consummate the merger is not subject to the receipt of the financing but is backed by the full credit of PhotoMedex; and

•

the Company’s ability, under certain circumstances as set forth in the merger agreement, to seek specific performance to prevent breaches of the merger agreement by PhotoMedex and to enforce specifically the terms of the merger agreement, subject to certain limitations;

•	the impact of the ongoing and significant administrative and compliance costs associated with being a publicly reporting company under the federal securities laws;

•

the fact that the trading market for LCA common stock is relatively illiquid (notwithstanding the listing of the common stock on NASDAQ), which reduces the attractiveness of LCA common stock as a currency for potential acquisitions;

•	the impact of trends, risks and uncertainties in Company’s principal business, the laser vision correction business, including:

•	the cyclical nature of the business, which depends largely on consumer discretionary spending and therefore is correlated to changes in consumer confidence, and the labor participation index;

•	the Company’s history of net losses:

•

the continuing decline in the total number of refractive procedures performed in the United States from 1,370,200 in 2007 to 592,396 in 2013, according to industry sources, and the absence of any indication that this trend will not continue in the near future;

•	the Company’s difficulties in growing its market share in an industry in which a majority of the procedures are performed by individual ophthalmologists; and

•	potential adverse changes in healthcare regulation.

•

the fact that the Company’s efforts to expand its operations into performing cataract surgery have required and will continue to require significant capital investment, have not been profitable and may not be profitable for an extended period, if at all, subject the Company to an increased level of governmental regulations and related costs, and are subject to some of the same competitive issues that negatively affect the Company’s laser vision correction business;

•	the Company’s inability to effect a meaningful acquisition despite the efforts described above; and

•	the fact that the Company’s stockholders have the right to demand appraisal of their stock in accordance with the procedures of Section 262 of the DGCL.

The LCA board of directors also considered the following adverse factors associated with the merger, among others:

•

the fact that an all-cash merger consideration does not allow our stockholders to participate in any future earnings or growth of our business or benefit from any appreciation in the Company’s value or benefit from cost savings program;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, including the inability of the Company to pursue certain acquisitions without the prior consent of PhotoMedex, which could delay or prevent the Company from undertaking business opportunities that may arise or certain other actions the Company might otherwise take with respect to the operations of the Company pending completion of the merger;

•	the fact that the Company may be required to pay PhotoMedex a termination fee and reimburse certain of its expenses as described above in order to pursue a superior transaction;

•

the risk that the termination fee and expense reimbursement payable by the Company to PhotoMedex may discourage other bidding and, if the merger agreement is terminated, affect its ability to engage in another transaction for up to 12 months following the termination date;

•

the fact that, although the merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, and, as a result, it is possible that the merger might not be completed even if it is approved by the Company’s stockholders;

•

the risk that the debt financing contemplated by the commitment letter or the equity financing contemplated by the equity commitment letters for the consummation of the merger might not be obtained, and PhotoMedex may then be unable to arrange sufficient financing to complete the merger;

•

the risks, costs and disruptions to the Company’s operations if the merger is delayed or not completed, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business and its relationships and the likely negative effect on the trading price of LCA common stock;

•

that certain directors and executive officers of the Company have interests in the merger that are different from, or in addition to, the Company’s stockholders. See “The Merger—Interests of LCA’s Directors and Executive Officers in the Merger” beginning on page 35 and “Proposal 2: Approval of Advisory Say-on-Merger-Pay Proposal” beginning on page 14;

•

the fact that the Company did not seek an alternative purchaser prior to signing the merger agreement and, although it has the right to do so during the go-shop period and to respond to certain unsolicited proposals thereafter, the provisions and restrictions in the merger agreement may limit the likelihood or price of an alternative offer;

•

the fact that, although the Company has continued to incur losses through December 31, 2013, its net loss for 2013 was the lowest since 2007, its core laser correction business was profitable in 2013, and over the last six years it has steadily reduced its costs and the number of laser correction procedures it needs to perform on an annual basis to reach profitability;

•	the fact that there remains a substantial patient pool for the Company’s services and the Company is recognized as a leader in its industry;

•	the fact that the Company’s balance sheet at December 31, 2013 reflects $28.7 million in cash and investments and only $1.9 million in indebtedness;

•

the fact that the merger consideration will be taxable for U.S. federal income tax purposes to stockholders (other than to certain non-U.S. stockholders) who have a basis in the stock less than the merger consideration; and

•

the risk that the Company’s prospects could change materially during the pendency of the proposed transaction, including in ways beneficial to the Company, but in ways that may not entitle the LCA board of directors to change its recommendation to stockholders, and the price per share under the merger agreement is fixed at $5.37 per share, regardless of such change.

After reviewing the considerations described above, the LCA board of directors unanimously adopted resolutions:

•	approving and declaring advisable the merger agreement, the merger and the transactions contemplated by the merger agreement;

•

declaring that it is in the best interest of the stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•	directing that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company; and

•	recommending to the stockholders of the Company that they vote “FOR” the adoption of the merger agreement.

The foregoing discussion of the information and factors considered by the LCA board of directors is not intended to be exhaustive but, the Company believes it includes all material factors considered by the LCA board of directors. In view of the wide variety of factors considered and the complexity of these matters, the LCA board of directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to each of the specific factors considered in reaching its determination. Rather, the LCA board of directors based its judgment on the total mix of information available to it regarding the overall effect of the merger on the Company’s stockholders compared to the overall effect of any alternative transaction. Accordingly, the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

The LCA board of directors has unanimously approved and declared advisable the merger agreement, and recommends that you vote “FOR” adoption of the merger agreement.

Purpose and Reasons for the Merger

The Company’s purpose for engaging in the merger is to enable its stockholders to receive $5.37 per share in cash, without interest and less any applicable withholding taxes, which represents a premium over the price for LCA common stock as described above in “The Merger—Recommendation of the Board of Directors” beginning on page 23. The Company has determined to undertake the merger at this time based on the conclusions, determinations and reasons of the LCA board of directors described in detail above under “The Merger—Background of the Merger” beginning on page 17 and “The Merger—Recommendation of the Board of Directors” beginning on page 23.

Opinion of Independent Financial Advisor

Pursuant to an engagement letter dated February 14, 2011, the Company retained Cain Brothers as the exclusive financial advisor to the LCA board of directors in connection with potential strategic transactions. Cain Brothers was selected by the LCA board of directors because of Cain Brothers’ qualifications, reputation and expertise as an investment banking firm and its knowledge of the business and affairs of the Company and the industry in which it operates. As part of its investment banking business, Cain Brothers is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and related transactions, and valuations for corporate and other purposes in the healthcare services and medical technology markets.

At the meeting of the LCA board of directors held on February 13, 2014, Cain Brothers rendered its oral opinion, subsequently confirmed in writing on the same day, to the LCA board of directors that, as of such date and based upon and subject to the considerations, limitations, qualifications, assumptions and other matters set forth in its opinion, the $5.37 per share cash consideration to be received by the holders of LCA common stock (including the holders of outstanding options to purchase shares of LCA common stock) pursuant to the merger agreement (the “merger consideration”) was fair, from a financial point of view, to such holders. The issuance of Cain Brothers’ opinion was approved by Cain Brothers’ Valuation Committee. Except as described in this summary, no limitations were imposed by the LCA board of directors upon Cain Brothers with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of Cain Brothers’ opinion, dated February 13, 2014, which sets forth, among other things, the assumptions made, the procedures followed, the matters considered and the qualifications and limitations on the scope of the review undertaken by Cain Brothers in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. You are urged to, and you should, read the Cain Brothers opinion carefully and in its entirety. The summary of the Cain Brothers opinion in this proxy statement is qualified in its entirety by reference to the full text of the Cain Brothers opinion.

The Cain Brothers opinion was provided to the LCA board of directors for the benefit and use by the LCA board of directors in connection with its consideration of the merger. The Cain Brothers opinion addresses only the fairness, from a financial point of view, of the merger consideration. Cain Brothers expressed no view or opinion as to any other terms, conditions or other aspects or implications of the merger, including, without limitation, the form or structure of the merger, the relative merits of the merger and any other transactions or business strategies discussed by the LCA board of directors as alternatives to the merger or the decision of the LCA board of directors to proceed with the merger, the timing thereof or the process by which it was reached. In addition, no opinion or view was expressed with respect to the fairness or the allocation of any consideration paid to the holders of any particular class of securities, creditors or any other constituency of LCA or to the fairness or the amount or nature of any compensation to be paid to any officer, director or employee of any party to the merger, or any class of such persons. In addition, no opinion or view was expressed with respect to the terms of any employment or non-competition agreement with LCA management or any break-up or termination fee. The Cain Brothers opinion does not constitute a recommendation to any director or stockholder as to how any such director or stockholder should vote on or otherwise act with respect to the merger. Cain Brothers assumed that in conducting the process leading up to the merger agreement, the LCA board of directors complied with its fiduciary duties and that the decision of the LCA board of directors to enter into negotiations and execute the merger agreement was based on the exercise of appropriate business judgment.

Cain Brothers was not authorized to solicit, and did not solicit, indications of interest or proposals from third parties with respect to any strategic transaction involving the acquisition of LCA or any of its assets, and therefore Cain Brothers had no basis to evaluate market interest that could have influenced the view expressed in its opinion. However, the merger agreement permits LCA and its representatives, for a period of 30 days following the date of the merger agreement, to undertake a solicitation process and to enter into negotiations with respect to other takeover proposals.

In arriving at its opinion, Cain Brothers, among other things:

●	reviewed a draft of the merger agreement dated as of February 12, 2014 (including the draft disclosure schedules related thereto) and participated in certain negotiations with PhotoMedex;

●

reviewed certain financial, business and other information about LCA that was publicly available or provided to it by LCA, including LCA’s periodic reports filed with the Securities and Exchange Commission for the periods ended on or after December 31, 2012;

●

reviewed certain internal financial and operating information, including financial forecasts and projections for LCA that were provided to it by LCA, taking into account (i) LCA’s historical and current fiscal year financial performance and (ii) LCA’s three-year forecasts based on potential future operation of LCA as an independent entity;

●

held discussions with LCA’s management regarding its future prospects and financial outlook and the operating plans of LCA, including, without limitation, the risks and uncertainties of LCA continuing to pursue an independent strategy;

●	reviewed the historical market prices and trading activity for shares of LCA common stock;

●	reviewed publicly available financial data, stock market performance data and trading multiples of companies that it deemed to be relevant;

●	reviewed the proposed financial terms of the transaction with the financial terms of certain other mergers and acquisitions that it deemed to be relevant;

●	reviewed the premiums paid by acquirors in certain other mergers and acquisitions that it deemed to be relevant;

●	performed discounted cash flow analyses; and

●	reviewed such other financial studies, performed such other analyses and investigations and took into account such other matters as it deemed appropriate.

In preparing its opinion, Cain Brothers assumed and relied, with LCA’s consent, on the accuracy and completeness of all information reviewed by it, and Cain Brothers relied upon the assurances of members of LCA’s management that they were not aware of any facts that would make such information inaccurate or misleading. Cain Brothers has not assumed any responsibility for verifying and has not independently verified such information or undertaken an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of LCA, nor has Cain Brothers been furnished with any such valuation or appraisal. Cain Brothers expressed no opinion as to the liquidation value of LCA or as to the tax or other consequences of the merger. Cain Brothers relied on the advice of LCA, its legal counsel and its independent accountants as to all legal, tax and accounting matters with respect to LCA and the merger and did not make any independent assessment of such matters.

Cain Brothers did not review the books and records of LCA or conduct a physical inspection of the properties or facilities of LCA, nor did it assume any responsibility for any such review or inspection. Cain Brothers assumed, with LCA’s consent, that the executed version of the merger agreement would not differ in any material respect from the last draft it reviewed and that the merger will be consummated on the terms set forth therein, without waiver or modification of any material terms. Cain Brothers assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement.

With respect to the financial projections supplied by LCA to Cain Brothers, Cain Brothers was advised by LCA, and assumed, that such projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of LCA’s senior management as to the future competitive, operating and regulatory environments and related financial performance of LCA, and that such projections will be realized in the amounts and in the time periods currently estimated and that additional capital contemplated by the projections will be available. Cain Brothers discussed such projections and estimates, and the assumptions on which they were based, with LCA’s senior management, but Cain Brothers assumed no responsibility for and expressed no view as to such projections or estimates or the assumptions on which they were based. In addition, Cain Brothers assumed that the historical financial statements of LCA were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

In accordance with customary investment banking practice, Cain Brothers employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by Cain Brothers in connection with providing its opinion dated February 13, 2014. References to revenue of LCA refer to such items derived from the historical and projected financial results of LCA which we refer to above and which were provided to Cain Brothers by LCA’s management. The financial analyses summarized below include information presented in tabular format. In order to fully understand Cain Brothers’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Premiums Paid Analysis

Using publicly available information, Cain Brothers reviewed 51 completed merger transactions announced since 2011, involving U.S. based targets with enterprise values between $50 million and $250 million, in order to analyze the premiums paid for acquired public companies as compared to the target’s stock prices prior to the announcement of the transaction. Cain Brothers selected transactions in which the acquiror purchased 100% of the outstanding equity of the target, the target pre-offer per share price was at least $1.00 and the target 30-day daily average trading volume was at least 20,000 shares. This sample set excluded transactions with target companies in the financial institution industry, which, based on the professional judgment and experience of Cain Brothers, were not comparable to the merger. Using these criteria, Cain Brothers selected the following transactions for its analysis:

Target	Acquiror	Announcement Date
Supertex Inc.	Microchip Technology Inc.	February 2014
Material Sciences Corporation	Zink Acquisition Holdings Inc.	January 2014
Patient Safety Technologies, Inc.	Stryker Corporation	December 2013
Dynamics Research Corporation	Engility Holdings, Inc.	December 2013
Harris Interactive Inc.	Nielsen Holdings N.V.	November 2013
Innotrac Corp.	Sterling Partners	November 2013
Symmetricom Inc.	Microsemi Corporation	October 2013
Flow International Corporation	American Industrial Partners	September 2013
Official Payments Holdings, Inc.	ACI Worldwide, Inc.	September 2013
Verenium Corporation	BASF Corporation	September 2013
Rochester Medical Corporation	CR Bard Inc.	September 2013
STEC, Inc.	HGST, Inc.	June 2013
Multiband Corporation	Goodman Networks, Inc.	May 2013
Met-Pro Corporation	CECO Environmental Corp.	April 2013
Palomar Medical Technologies Inc.	Cynosure, Inc.	March 2013
Edac Technologies Corp.	Greenbriar Equity Group LLC	March 2013
Outdoor Channel Holdings, Inc.	Kroenke Sports & Entertainment	February 2013
Online Resources Corp.	ACI Worldwide, Inc.	January 2013
K-Swiss Inc.	E. Land World Company, Ltd.	January 2013
Epocrates, Inc.	Athenahealth, Inc.	January 2013
DUSA Pharmaceuticals Inc.	Caraco Pharmaceutical Laboratories, Ltd.	November 2012
Union Drilling, Inc.	Sidewinder Drilling Inc.	September 2012
Complete Genomics, Inc.	BGI	September 2012
Physicians Formula Holdings Inc.	Markwins International Corporation	September 2012
Pervasive Software Inc.	Actian Corporation	August 2012
US Home Systems Inc.	THD At-Home Services, Inc.	August 2012
J. Alexander’s Corp.	American Blue Ribbon Holdings, LLC	June 2012
MEDTOX Scientific Inc.	Laboratory Corp. of America Holdings	June 2012
Imperial Sugar Co.	Louis Dreyfus Commodities LLC	May 2012
SRS Labs, Inc.	DTS Inc.	April 2012
Dreams Inc.	Fanatics, Inc.	April 2012
Allos Therapeutics, Inc.	Spectrum Pharmaceuticals, Inc.	April 2012
Opnext, Inc.	Oclaro, Inc.	March 2012
Comverge, Inc.	Bayside Capital, Inc.	March 2012
Adams Golf Inc.	Taylor Made Golf Company, Inc.	March 2012
FSI International, Inc.	Tokyo Electron U.S. Holdings, Inc.	February 2012
China TransInfo Technology Corp.	SAIF Partners	February 2012
Force Protection Inc.	General Dynamics Land Systems Inc.	November 2011
McCormick & Schmick’s Seafood Restaurants	Landry’s, Inc.	November 2011
AC Moore Arts & Crafts Inc.	SBAR’S, Inc.	October 2011
Global Traffic Network Inc.	GTCR, LLC	August 2011
Allied Healthcare International Inc.	Saga Group Ltd.	July 2011
Advanced Analogic Technologies Incorporated	Skyworks Solutions Inc.	May 2011
Vital Images, Inc.	Toshiba Medical Systems Corporation	April 2011
Tasty Baking Company	Flowers Bakeries, LLC	April 2011
Animal Health International, Inc.	Lextron, Inc.	March 2011
TomoTherapy Incorporated	Accuray Incorporated	March 2011
America Service Group Inc.	Valitas Health Services, Inc.	March 2011
Tollgrade Communications, Inc.	Golden Gate Capital	February 2011
Zoran Corporation	CSR plc	February 2011
RAE Systems Inc.	Vector Capital	January 2011

For all 51 transactions, Cain Brothers analyzed the acquisition price per share as a premium to the closing share price one trading day, 30 trading days, 60 trading days, 90 trading days, 180 trading days and 365 trading days prior to the announcement of the transaction. Cain Brothers compared the range of resulting per-share stock-price premiums for the reviewed transactions to the premiums implied by the merger based on LCA’s common stock price one trading day, 30 trading days, 60 trading days, 90 trading days, 180 trading days and 365 trading days prior to an assumed announcement date of the merger of February 13, 2014. Information regarding the premiums from Cain Brothers’ analysis of these selected transactions is set forth in the following table:

Premium Period before Announcement

	One Day	30 Days	60 Days	90 Days	180 Days	365 Days

Mean	35.1%	36.7%	41.0%	46.9%	51.5%	42.7%
Median	35.4%	33.6%	37.5%	44.1%	46.8%	43.3%
Implied Mean LCA Share Price	$5.48	$6.00	$4.76	$4.89	$5.99	$4.75
Implied Median LCA Share Price	$5.50	$5.87	$4.65	$4.80	$5.80	$4.77

This analysis indicated the following approximate implied per share equity value reference range for LCA, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$4.65 – $6.00	$5.37

The purpose of this analysis was to provide an overview of the premiums paid by acquirors (the amount by which the per-share consideration exceeded the target’s pre-announcement share price) in other recent comparable transactions. Using its professional judgment and experience and pursuant to industry standards, Cain Brothers chose this measurement for analysis to compare the premium represented by the merger consideration relative to a premiums paid in change of control transactions generally. None of these transactions or associated companies is identical to the merger. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of LCA in the merger versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis

Cain Brothers performed a discounted cash flow analysis based on financial projections provided by LCA’s senior management for the fiscal years ended December 31, 2014 through December 31, 2017. Cain Brothers estimated a range of equity values for LCA common stock based upon (i) the net present value of the projected stand-alone unlevered after-tax free cash flows of LCA for the fiscal years ended December 31, 2014 through December 31, 2017, (ii) an estimated terminal value of LCA as of December 31, 2017, based upon multiples of EBITDA ranging from 6.0x to 8.0x, (iii) $28.7 million in cash, $6.6 million in insurance reserves and $1.9 million in third-party debt at December 31, 2013 and (iv) LCA’s federal net operating loss carry-forwards (“NOLs”). The unlevered free cash flow for each year was calculated from financial projections prepared by LCA’s management by taking operating income, less taxes, plus depreciation and amortization, less capital expenditures, plus/less changes in net working capital. The after-tax free cash flows, terminal values and federal NOLs were then discounted to present value (at December 31, 2013) using discount rates ranging from 17% to 21%, which were derived from an analysis of LCA’s weighted average cost of capital (“WACC”), after adjusting upward to account for micro-cap company premiums as provided by the 2013 Ibbotson Risk Premia Over Time Report and inherent business risk relative to LCA. For purposes of this analysis, Cain Brothers assumed the use of LCA’s existing federal NOLs balance of $46.8 million as of December 31, 2013, to offset LCA’s annual estimated tax liability in calendar years 2014-2017 and included the present value of the federal NOLs available after 2017, in the calculation of total enterprise value.

The discounted cash flow analysis indicated an approximate implied per share equity value reference range for LCA of $3.48 to $4.50 per share, as compared to the merger consideration of $5.37 per share.

The discounted cash flow analysis does not necessarily indicate actual values or actual future results. The range of discount rates applied was based upon several factors, including Cain Brothers’ knowledge of LCA and the industry in which LCA operates, the business risks associated with LCA and the overall interest rate environment as of February 10, 2014. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the numerous assumptions that must be made, including earnings growth rates, terminal values and discount rates.

Precedent Transactions Analysis

Using publicly available information for transactions completed over the last three years, Cain Brothers’ analysis included a review of the following eight merger and acquisition transactions involving companies comparable to LCA:

Target	Acquiror	Announcement Date
United Surgical Partners International (USPI)	American Institute of Gastric Banding (AIGB)	November 2012
Sagard Capital Partners	IntegraMed America, Inc.	June 2012
Graymark Healthcare, Inc.	Foundations Surgery Affiliates LLC	May 2012
JLL Partners	American Dental Partners, Inc.	November 2011
United Surgical Partners International (USPI)	Titan Health Corp.	September 2011
AmSurg Corp.	National Surgical Care, Inc.	August 2011
Surgery Center Holdings	NovaMed, Inc.	January 2011
Irving Place Capital	National Surgical Hospitals	January 2011

As part of this analysis, Cain Brothers reviewed, among other things, the transaction values of the selected transactions, calculated as the purchase price paid for the target company, plus debt, less cash and other adjustments, as a multiple, to the extent publicly available, of the target company’s revenue for the last twelve months (“LTM”). Given LCA’s operating losses, Cain Brothers utilized only multiples of revenue for comparative purposes in this analysis and did not utilize multiples of EBITDA and/or net income. Financial data for the selected transactions was based on publicly available information as well as non-public information known to Cain Brothers, which it obtained while serving as a financial advisor in three of the selected transactions. Financial data of LCA was based on internal estimates prepared by LCA’s management.

The LTM revenue multiples observed for the selected transactions ranged from 0.68x to 1.42x, with a median of 1.00x. Cain Brothers used these LTM revenue multiples to calculate the implied per share equity value reference range for LCA’s LTM revenue as of December 31, 2013. Because LCA was smaller and less profitable than many of the targets, Cain Brothers focused on multiples between the low and median data point. This analysis indicated the following approximate implied per-share equity value reference range for LCA, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$4.17 – $5.66	$5.37

Although Cain Brothers used these companies for comparative purposes, no company, business or transaction used in this analysis is identical to LCA or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which LCA and the merger were compared.

Selected Public Company Trading Analysis

Cain Brothers compared selected financial information and public market multiples for LCA with publicly available information and public market multiples for certain selected public companies.  The companies used in this comparison were selected because they have comparable (a) operational business models, (b) financial profiles, and/or (c) industry fundamentals. The selected companies include alternate site providers whose business model revolves around performing clinical procedures, including surgery in outpatient settings, discretionary/consumer cyclical companies with a product and/or service offering with a demand that is largely discretionary and therefore highly correlated with consumer confidence and unprofitable health care service companies that have displayed negative earnings over the past three years due to challenged industries and/or business models. Based on these criteria, the eight companies listed below were selected for this analysis, referred to as the selected healthcare companies. Each of the selected healthcare companies has a market capitalization (as of February 10, 2014) of between $30 million and $700 million.

Selected Healthcare Companies

• Birner Dental Management Services, Inc.	• PhotoMedex, Inc.

• Cross Country Healthcare, Inc.	• Steiner Leisure, Ltd.

• Digirad, Corporation	• Town Sports International Holdings, Inc.

• PDI, Inc.	• Vision Eye Institute Limited

Using financial data of the selected healthcare companies obtained from publicly available research analysts’ estimates, public filings and other publicly available information, Cain Brothers reviewed, among other things, the enterprise value of each the selected healthcare companies, calculated as equity value based on the closing stock prices on February 10, 2014, plus debt, less cash and other adjustments, as a multiple of estimated revenue for calendar year 2013. While Cain Brothers would typically assess multiples of EBITDA and/or net income, given LCA’s operating losses, Cain Brothers utilized only multiples of revenue for comparative purposes in this analysis. The overall mean and median for the last twelve month period revenue multiples observed for the selected healthcare companies were 0.84x and 0.89x, respectively, which were used in calculating the implied per-share equity value reference range for LCA.

The selected public company analysis indicated the following approximate implied per-share equity value reference range for LCA, as compared to the merger consideration:

2013 Revenue	Merger Consideration
$4.92 – $5.15	$5.37

Although Cain Brothers used these companies for comparative purposes, no company used in this analysis is identical to LCA. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which LCA was compared.

Future Value Analysis

Cain Brothers performed an analysis of the present value of the projected future per-share stock price of LCA as of December 31, 2016, using a one-year forward price-to-earnings multiple on projected earnings for calendar year 2017 of $0.52 per share, based on financial projections prepared by LCA’s management. As part of this analysis, Cain Brothers assumed (i) a range of price-to-earnings multiples from 13.0x to 17.0x, which is consistent with the overall healthcare services sector and (ii) fully diluted shares outstanding of 19.2 million, based on the financial projections prepared by LCA’s management. LCA’s projected share price as of December 31, 2016, as calculated based on these assumptions, was then discounted to present value as of February 10, 2014, using discount rates ranging from 17% to 21%, which were derived from an analysis of LCA’s WACC, after adjusting upward to account for micro-cap company premiums as provided by the 2013 Ibbotson Risk Premia Over Time Report and inherent business risk relative to LCA.

The analysis resulted in an implied per share equity value reference range for LCA of $3.92 to $5.64 per share, as compared to the merger consideration of $5.37 per share.

Historical Trading Range

For reference purposes only and not as a component of its fairness analysis, Cain Brothers presented to the LCA board of directors the 52-week trading range of LCA’s common stock ending February 10, 2014, which ranged from $2.78 to $4.93 per share.

Summary of Analyses

Based on the analyses described above, Cain Brothers determined that the merger consideration to be received by the holders of LCA common stock was fair, from a financial point of view, to such holders. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Cain Brothers and is qualified in its entirety by reference to the opinion of Cain Brothers attached as Annex B to this proxy statement. In preparing its opinion to the LCA board of directors, Cain Brothers performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Accordingly, Cain Brothers believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create a misleading or incomplete view of the processes underlying the analyses and its opinion.

In addition, each method of analysis has inherent strengths and weaknesses, and the nature of the available information may further affect the analytic value of particular methods. In arriving at its opinion, Cain Brothers did not attribute any particular weight to any analysis or factor, but instead made qualitative judgments as to the significance and relevance of each analysis and factor, and may have deemed various assumptions more or less probable than other assumptions. Moreover, analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. In performing its analyses, Cain Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond LCA’s control. Any estimates contained in analyses performed by Cain Brothers are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than that suggested by such analyses. Accordingly, the range of valuation resulting from any particular analysis described above should not be taken to be Cain Brothers’ view of the actual value of LCA. Cain Brothers’ analyses are not and do not purport to be appraisals or otherwise reflective of the price at which LCA common stock might actually trade. The analyses performed were prepared solely as part of Cain Brothers’ analysis of the fairness as of the date of the opinion, from a financial point of view, of the merger consideration and were provided for the use of the LCA board of directors in connection with the delivery of Cain Brothers’ opinion.

Cain Brothers’ opinion spoke only as of the date it was rendered and was necessarily based on economic, market and other conditions and circumstances as they existed and could be evaluated on, and the information made available to Cain Brothers as of, February 13, 2014. Events occurring after such date may affect Cain Brothers’ opinion and the assumptions used in preparing it, and Cain Brothers does not assume any obligation to update, revise, reaffirm or withdraw such opinion or to otherwise comment upon events occurring after February 13, 2014. Changes in the operating condition and/or share price of LCA subsequent to such date could result in a material change in Cain Brothers’ judgment of the fairness of the merger consideration. In addition, changes in the eye-care environment, and the valuations accorded to eye-care companies by the public markets, each could result in a material change in Cain Brothers’ judgment of the fairness of the merger consideration.

The merger consideration to be paid to the holders of shares of LCA common stock was determined in negotiations between LCA and PhotoMedex, and the decision to approve and recommend the transaction contemplated by the merger agreement was made independently by the LCA board of directors. Cain Brothers provided advice to LCA during these negotiations. Cain Brothers did not, however, recommend any specific consideration to LCA or that any specific consideration constituted the only appropriate consideration for the merger. Cain Brothers’ opinion and financial analyses were among the many factors considered by the LCA board of directors in making its determination to approve the merger and adopt the merger agreement, and to recommend that the stockholders approve the merger and adopt the merger agreement, and should not be viewed as determinative of the views of the LCA board of directors or management with respect to the value of LCA, the merger consideration or the transaction contemplated by the merger agreement. In rendering its opinion, Cain Brothers was not engaged to act as an agent or fiduciary of LCA, the stockholders or creditors of LCA or any other third party.

Retention of Cain Brothers to Render a Fairness Opinion

Cain Brothers has acted as financial advisor to LCA in connection with the merger and in accordance with the terms of its engagement letter will receive for its services an aggregate fee currently estimated to be approximately 1.25% of the aggregate transaction value or $1.3 million (the “transaction fee”). The transaction fee is payable only upon consummation of the merger. In addition, following the execution of the engagement letter, Cain Brothers received retainer fees totaling $50,000 (the “retainer fee”). The retainer fee is to be credited against the transaction fee. LCA also paid a cash fee of $150,000 to Cain Brothers upon the rendering of its opinion. The LCA board of directors was aware of this fee structure and took it into account in considering the Cain Brothers opinion and in approving the merger.

In addition to any fees for professional services, LCA also has agreed to reimburse Cain Brothers for reasonable expenses incurred by Cain Brothers in performing its services (including fees and disbursements of counsel and of other consultants and advisors retained by Cain Brothers). LCA has also agreed to indemnify Cain Brothers against claims related to any of the services rendered pursuant to the engagement letter or matters that are the subject of, or arise out of, the engagement of Cain Brothers contemplated by the engagement letter, including liabilities under the federal securities laws.

Cain Brothers provides investment banking and other services to a wide range of corporations and individuals from which conflicting interests or duties may arise. During the two-year period prior to the date of Cain Brothers’ opinion, no material relationship existed between Cain Brothers or any of its affiliates and LCA or PhotoMedex or any of their respective affiliates pursuant to which compensation was received by Cain Brothers or its affiliates other than pursuant to its engagement letter as described above. However, Cain Brothers or its affiliates may in the future provide investment banking and other financial services to LCA and PhotoMedex or any of their respective affiliates for which it would expect to receive compensation. Neither Cain Brothers nor any of its employees has a direct financial interest in LCA or PhotoMedex.

Certain Company Forecasts

LCA does not as a matter of course make public projections as to future performance, earnings or other results. However, certain nonpublic financial information was provided to Cain Brothers in its capacity as LCA’s financial advisor, including projections by management of LCA’s stand-alone financial performance for fiscal years 2014 through 2017. These financial projections included forecasts of revenue, operating income or EBIT, EBITDA, net income, capital expenditures and cash flow.

A summary of these financial projections is set forth below. This summary is not being included in this proxy statement to influence your decision whether to vote “FOR” or “AGAINST” the proposal to adopt and approve the merger agreement, but because these financial projections were used by Cain Brothers in performing the discounted cash flow analysis described in the section titled “The Merger—Opinion of Independent Financial Advisor” beginning on page 26. These financial projections were also provided to PhotoMedex and its financing sources in connection with PhotoMedex’s due diligence of LCA.

The inclusion of this information should not be regarded as an indication that the LCA board of directors or financial advisors, or any other person, considered, or now considers, the financial forecasts to be material or to be necessarily predictive of actual future results, and you should not view them as such. Company management’s financial forecasts, upon which the summary financial forecasts included below were based, are inherently subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly more positive or negative than forecasted.

The financial projections included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management. The financial projections summarized in this section were prepared solely for internal use by LCA and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the Securities and Exchange Commission regarding forward-looking statements, or accounting principles generally accepted in the U.S. The financial projections are forward-looking statements.

LCA’s management believes the forecasts were prepared in good faith and on a reasonable basis based on the best information available to the management at the time of their preparation. The financial projections, however, are not actual results and should not be relied upon as being indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Neither LCA’s independent registered public accounting firm, nor any other independent accountants, have examined, compiled or performed any procedures with respect to these financial projections, nor have they expressed any opinion or any other form of assurance with respect to this information or its achievability.

Because these financial projections were developed for LCA on a stand-alone basis without giving effect to the merger, the financial projections do not give effect to the merger or any changes to LCA’s operations or strategy that may be implemented after the consummation of the merger, including any potential cost synergies realized as a result of the merger, or to any costs related to or that may arise in connection with the merger.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that LCA or any of its affiliates, advisors, representatives or PhotoMedex or any other recipient of this information considered or considers the financial projections to be predictive of actual future events, and the financial projections should not be relied upon as such. Neither LCA nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these financial projections. Although the financial projections were prepared in good faith and LCA’s management believes the assumptions on which the financial forecasts were based were reasonable when made, no assurance can be made regarding future events. Because the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. While presented with numeric specificity, the assumptions upon which the financial projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions, which are difficult to predict accurately and many of which are beyond our control. Important factors that may affect actual results include, but are not limited to, the items described in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Neither LCA nor any of its affiliates, advisors, officers, directors or representatives undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error. LCA does not intend to make publicly available any update or other revision to the financial projections, except as required by law. Neither LCA nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of LCA as compared to the information contained in the financial projections or that forecasted results will be achieved. LCA made no representation to PhotoMedex, in the merger agreement or otherwise, concerning the financial projections.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that LCA, PhotoMedex, Cain Brothers or anyone who received the financial projections then considered, or now considers, the financial projections to be material information of LCA or a reliable prediction of future events, and the financial projections should not be relied upon as such. LCA views the financial projections as nonmaterial because of the inherent risks and uncertainties associated with such long-range financial forecasts. LCA stockholders are cautioned not to place undue reliance on the financial projections included in this proxy statement.

The following table sets forth projected financial information for LCA for 2014 through 2017:

($ in millions, except diluted earnings per share)	2014B	2015P	2016P	2017P

Revenue	$97.1	$109.8	$128.2	$149.3
Operating Income (EBIT)	(1.1)	1.6	4.9	9.3
EBITDA	0.9	3.7	7.6	12.8
Net Income	0.0	2.3	5.6	10.1
Diluted Earnings per Share	$0.00	$0.12	$0.29	$0.52
Capital Expenditures	(1.0)	(3.5)	(5.2)	(5.2)

For purposes of its discounted cash flow analysis, described in the section titled “The Merger—Opinion of Independent Financial Advisor—Discounted Cash Flow Analysis,” Cain Brothers used the following unlevered, after-tax free cash flow projections for LCA, which were derived from projections prepared by LCA’s management regarding revenue, net income and selected balance sheet items for 2014 through calendar year 2017:

	2014B	2015P	2016P	2017P

Unlevered, after-tax free cash flow (in thousands)	$(203)	$174	$2,135	$8,317

LCA DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE NO LONGER APPROPRIATE.

Interests of LCA’s Directors and Executive Officers in the Merger

In considering the recommendation of the LCA board of directors to adopt the merger agreement, you should be aware that LCA’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of LCA stockholders generally. The LCA board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to LCA stockholders that the merger agreement be adopted. These interests include those described below.

Acceleration of Vesting of Equity Awards

Pursuant to the terms of the equity awards held by LCA’s executive officers and directors, upon the consummation of a change of control of LCA, all restricted stock units held by the executive officers and directors will become fully vested at the target performance level, if applicable. Pursuant to the terms of the merger agreement, immediately prior to the effective time of the merger:

•

each outstanding restricted stock unit award will be cancelled and converted into the right to receive an amount in cash equal to the product of $5.37, without interest and less applicable withholding taxes, multiplied by the aggregate number of shares of LCA common stock in respect of the award (based on a deemed achievement of performance conditions at target level, if applicable); and

•

each outstanding stock option issued under the Company’s equity compensation plans or programs, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of the excess, if any, of $5.37 over the per share exercise price of the applicable stock option, multiplied by the aggregate number of shares of LCA common stock subject to the option (based on a deemed achievement of performance conditions at target level, if applicable).

Accordingly, immediately prior to the effective time of the merger, each restricted stock unit held by the executive officers and directors will become vested (based on a deemed achievement of performance conditions at target level, if applicable) pursuant to its terms and will be cancelled and converted into the right to receive an amount in cash equal to $5.37. The payments for restricted stock units will be made without interest and less any applicable withholding taxes. However, as of the date of this proxy statement, all outstanding stock options have exercise prices above $5.37 and will therefore be cancelled at closing with no payment due.

The following tables set forth the number of shares underlying restricted stock units held by the executive officers and directors of LCA as of March 14, 2014, assuming achievement of performance conditions at the maximum level, if applicable, and including the restricted stock units granted on March 2, 2014, as described below.

Executive Officers

Name	Restricted Stock Units as of March 14, 2014*
Michael J. Celebrezze	51,000
Amy F. Kappen	28,445
Rhonda S. Sebastian	30,001
Bharat Kakar	33,111

*At maximum

Non-Executive Directors

Name	Restricted Stock Units as of March 14, 2014
E. Anthony Woods	19,644
William F. Bahl	19,644
John C. Hassan	19,644
Edgar F. Heizer III	19,644
James C. Wachtman	20,144

The Company will continue to pay the directors for their services at the current rate on a prorated basis through the closing of the merger.

The following table sets forth the number of shares underlying restricted stock units that were granted to the executive officers of LCA on March 2, 2014, in accordance with LCA’s regular compensation practices of issuing restricted stock units. A portion of these restricted stock units will become vested upon the merger based on a deemed achievement of performance at the target level, if applicable, as set forth in the table below. The Company has agreed that no such award would cause or trigger alone or together with any other payments or benefits, any amount to be not deductible by reason of Section 280G of the Code or to be subject to an excise tax under Section 4999 of the Code, in each case as a result of the consummation of the merger.

Name	Time-Based Restricted Stock Units granted on March 2, 2014	Performance-Based Restricted Stock Units granted on March 2, 2014 *	Performance-Based Restricted Stock Units granted on March 2, 2014 to vest **	Total Vesting
Michael J. Celebrezze	11,333	22,667	10,200	21,533
Amy F. Kappen	6,667	13,333	6,000	12,667
Rhonda S. Sebastian	6,667	13,333	6,000	12,667
Bharat Kakar	6,667	13,333	6,000	12,667

Total				59,534

*At maximum

**45% of performance awards vest as 45% is the "target" level.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

LCA’s “named executive officers” for purposes of the disclosure in this proxy statement are Michael J. Celebrezze, Amy F. Kappen, Bharat Kakar and Rhonda S. Sebastian. In accordance with Item 402(t) of Regulation S-K promulgated under the Exchange Act, the table below sets forth the compensation that is based on or otherwise relates to the merger or that may become payable to each of the named executive officers if the employment of each such officer were terminated by the surviving corporation without “cause” or by the officer for “good reason” on or after the merger is consummated.

The amounts indicated below are estimates of amounts that would be payable assuming that the merger were consummated on March 14, 2014 and that the employment of the executives were terminated immediately thereafter on a basis entitling them to severance payments under their existing employment agreements described below. These estimates are based on multiple assumptions that may or may not actually occur, including the assumption that the employment of each of the executive officers will be terminated on a basis entitling them to severance payments and that the executive officer will not become otherwise employed during that period, which could reduce the amount of certain severance payments that the executive officer is entitled to receive under the terms of their LCA employment agreements. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash (1)	Equity(2)	Health Benefits(1)	Total
Michael J. Celebrezze	$546,300	$206,922	$25,375	$778,597
Amy F. Kappen	86,700	113,371	6,289	206,360
Rhonda S. Sebastian	199,614	121,727	12,048	333,389
Bharat Kakar	222,245	138,428	826	361,499

(1)

The cash and health benefits amounts would result from change in control provisions in the named executive officers’ employment agreements with “double-triggers” and are applicable only if the named executive officer’s employment is terminated by LCA for any reason other than for cause or by the named executive officer for good reason.

(2)	In accordance with the merger agreement and the terms of the equity awards granted to the named executive officers under the LCA 2011 Long-Term Incentive Plan, the outstanding equity awards held by named executive officers will be cancelled and cashed out upon completion of the merger. Amounts in the table reflect only the value of unvested awards outstanding as of March 14, 2014, the vesting of which will be accelerated upon the consummation of the merger based upon an assumed price per share of $5.37 and deemed achievement of performance at the target level, if applicable. The acceleration of the outstanding equity awards is deemed to be “single-trigger” because it will occur at the effective time of the merger, regardless of whether the named executive officer’s employment is terminated. Amounts in the table represent the amounts payable in cash for each share of common stock underlying each unvested restricted stock unit held by the named executive officers outstanding as of March 14, 2014 based on deemed achievement of performance at the target level. See “The Merger—Interests of LCA’s Directors and Executive Officers in the Merger” beginning on page 35 for further information about accelerated vesting of equity awards.

The number and value of shares underlying unvested restricted stock units held by the named executive officers as of March 14, 2014 that would be entitled to accelerated vesting in the merger are set forth below. These amounts reflect the grant by LCA on March 2, 2014 of approximately 60,000 restricted stock units to executive officers that will be subject to immediate vesting upon the consummation of the merger based on deemed performance at the target level, if applicable. The value of each share underlying restricted stock units is assumed to be $5.37. In no event will any such award cause or trigger alone or together with any other payments or benefits, any amount to be not deductible by reason of Section 280G of the Code or to be subject to an excise tax under Section 4999 of the Code, in each case as a result of the consummation of the merger.

Name	Number of Shares Underlying Unvested Restricted Stock Units	Value of Shares Underlying Unvested Restricted Stock Units
Michael J. Celebrezze	38,533	$206,922
Amy F. Kappen	21,112	113,371
Rhonda S. Sebastian	22,668	121,727
Bharat Kakar	25,778	138,428

The compensation shown in the table above and the related narrative disclosure is subject to the advisory say-on-merger pay proposal, as described in this proxy statement under “Proposal 2: Approval of Advisory Say-On-Merger-Pay Proposal.”

Employment Agreements

Current Employment Agreements

The Company has at-will employment agreements with Mr. Celebrezze (as amended and restated in January 2013), Ms. Sebastian (entered into in September 2009) and Ms. Kappen and Mr. Kakar (each entered into in January 2013) that generally provide for payment of a base salary (subject to annual review), eligibility for group benefit plans, and eligibility for cash or equity awards in the discretion of the Compensation Committee. Each executive’s employment is for a one-year term (six months for Ms. Kappen) that will be automatically renewed for successive one-year periods (six-month periods for Ms. Kappen), unless the Company or the executive provides written notice to the other party not to so renew at least 90 days prior to the end of each term. In the event of termination for Good Reason (defined below), for a reason other than Cause (defined below), in the event of death or disability, or if the employment agreement is not renewed by the Company, the executives are entitled to benefits as follows:

●

Continuation of base salary and health benefits (at employee cost) for 24 months for Mr. Celebrezze (18 months if non-renewal is not within 45 days before or nine months after a “change in control” as defined in the Company’s 2011 Stock Incentive Plan); 12 months for Ms. Sebastian and Mr. Kakar; and six months for Ms. Kappen;

●	Prorated cash bonus, if termination is after six months of the performance period;

●	Options and time-based restricted stock units vest in full;

●	Vesting of a prorated portion of any performance-based equity awards, if the performance conditions are achieved; and

●	Payment of any unpaid obligations due to the employee.

For these agreements, Good Reason is defined as (A) the Company breached any material provision of the agreement; (B) there is a material diminution in the executive’s authority, duties or responsibilities; (C) there is a change of more than 35 miles in the Company’s headquarters in Cincinnati, Ohio; or (D) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business and/or assets fails to assume all of its obligations under the agreement; in each case after notice and failure to cure. Cause is defined as (i) the executive breached any material provision and within 30 days after notice thereof, the executive fails to cure such breach; or (ii) the executive at any time refuses or fails to perform, or misperforms, any of his or her obligations under or in connection with the agreement in a manner of material importance to the Company and within 30 days after notice the executive fails to cure such action or inaction; or (iii) for Mr. Kakar and Ms. Kappen, the executive commits a fraud or criminal act in connection with his or her employment, and for Mr. Celebrezze and Ms. Sebastian, a court makes a determination that the executive has committed such an act (which, for Ms. Sebastian, must also materially affect the Company).

New Employment Agreements

Concurrently with the execution of the merger agreement, PhotoMedex entered into new employment agreements with each of the named executive officers. These agreements become effective upon the closing of the merger. The terms of the employment agreements were reviewed by the LCA board of directors prior to its approval of the execution of the merger agreements.

The new employment agreements with PhotoMedex specifically supersede each executive officer's existing employment agreement with LCA described above subject to and effective upon the closing, and no payments will be made under the agreements with LCA described above after the closing of the merger.

The new employment agreements provide for the executive officers to continue on an “at-will” basis in their current positions following the merger for a term of one year following the closing, or in the case of Mr. Celebrezze, for a term of two years following the closing and waiver of rights under the LCA employment agreements. Each executive officer, while employed under the new agreement, will receive a base salary approximately equal to his or her current base salary, will be eligible to receive an annual cash bonus at the same target percentage as provided under his or her current employment agreement, and will be eligible to participate in the equity incentive plan of PhotoMedex.

Under the new employment agreements, each of the executive officers will receive, at the closing of the merger, a grant of options to purchase shares of PhotoMedex common stock and a grant of restricted shares of PhotoMedex common stock. These grants serve to retain and motivate the executives to continue their employment with PhotoMedex following the closing and to align such executives' interests with those of PhotoMedex's shareholders generally. All of these grants will be subject to time-vesting requirements. Specifically, one-fourth of the options will vest on each of the first four anniversaries, and one-third of the restricted shares on the first three anniversaries, of the closing of the merger, generally subject to continued employment through the vesting date.

The new agreements provide that the officer may not compete with PhotoMedex for the longer of one year after the termination of his or her employment with PhotoMedex or the term during which the officer is entitled to receive severance benefits. The agreements also provide that if the officer is terminated by PhotoMedex without Cause (as defined in the new agreements) or by the officer for Good Reason (as defined in the new agreements), and provided the officer executes and does not revoke a general release of claims in favor of the Company, the officer will receive continued payment of base salary and reimbursement of COBRA premiums for the remainder of the employment term, a pro-rated bonus for the year of termination (based on actual performance) and full vesting of all outstanding grants of stock options and restricted shares.

The following table sets forth the annual base salary, target annual bonus percentage, initial stock option grant, and initial restricted share grant to which each named executive officer will be entitled under his or her respective employment agreement with PhotoMedex.

Compensation under New Employment Agreements

Name	Annual Base Salary	Target Bonus Percentage(1)	Stock Options(2)	Restricted Shares(3)
Michael J. Celebrezze	$273,150	60%	65,000	$1,092,600
Amy F. Kappen	173,400	40%	10,000	173,400
Rhonda S. Sebastian	199,614	40%	22,000	399,228
Bharat Kakar	222,245	40%	22,000	444,490

(1)

The new employment agreements provide that, if the named executive officer attains certain individual and corporate goals and targets for the fiscal year as established by PhotoMedex, he or she will have an opportunity to receive an annual cash incentive no less than the percentage of base salary set forth in the table.

(2)

The new employment agreements provide that, effective as of the closing of the merger, PhotoMedex shall make an initial grant to the named executive officers of options to purchase the number of shares of PhotoMedex common stock set forth in the table, at a per share purchase price equal to the fair market value of a share of PhotoMedex common stock on the date of the closing of the merger. The stock options will vest in equal annual installments on each of the first four anniversaries of the closing of the merger.

(3)	The new employment agreements provide that PhotoMedex will grant each named executive officer a number of restricted shares of PhotoMedex common stock with an aggregate fair market value (as of the date of the closing of the merger) equal to the dollar amount set forth in the table. The restricted shares will vest in equal annual installments on each of the first three anniversaries of the closing of the merger.

(4)	The new employment agreements are not subject to the vote in Proposal 2: Advisory Say-on-Merger-Pay Proposal.

Voting Agreements

As a condition to execution of, the merger agreement, PhotoMedex required that each of the LCA directors and executive officers, who collectively own approximately 3% of the issued and outstanding shares of LCA common stock, enter into a voting agreement with PhotoMedex (the “voting agreements”).

Pursuant to the voting agreements, each of the directors and executive officers agreed, until the termination of his or her voting agreement, to vote all of his or her shares of LCA common stock in favor of the proposal to approve and adopt the merger agreement, and the consummation of the merger and the other transactions contemplated thereby.

Until the termination of his or her voting agreement, each of the directors and executive officers agreed to vote all of his or her shares of common stock against (i) any alternative proposal, (ii) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of LCA under the merger agreement, and (iii) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the merger or the fulfillment of PhotoMedex’s, LCA’s or MergerSub’s conditions under the merger agreement or change in any manner the voting rights of any class of shares of LCA. In furtherance thereof, each of the directors and executive officers of LCA granted PhotoMedex an irrevocable proxy to vote his or her shares as described above.

The voting agreements will terminate upon the earliest of (i) the effective time of the merger; (ii) the termination of the merger agreement in accordance with its terms; and (iii) the date the merger agreement is amended and such amendment decreases the merger consideration.

Pursuant to the voting agreements, the directors and executive officers also agreed that they will not, and will not authorize or permit any investment banker, attorney or other advisor or representative to:

•	knowingly solicit, initiate, encourage any inquiry or proposal that constitutes or could reasonably be expected to lead to a proposal for an alternative transaction;

•	knowingly provide any non-public information or data to any person relating to an alternative proposal; or

•	engage in any discussions or negotiations or knowingly facilitate any effort or attempt to make or implement an alternative proposal or agree to, recommend or accept an alternative proposal.

The foregoing does not restrict the directors or executive officers from taking any such actions on behalf of or as a representative of LCA to the extent authorized by LCA to take such actions pursuant to the merger agreement.

Each of the directors and executive officers also agreed not to dispose of any shares of LCA common stock prior to the closing of the merger and not to demand appraisal of any of his or her shares of LCA common stock.

Regulatory Waiting Periods

The merger is subject to the requirements of the HSR Act, which prevents PhotoMedex and LCA from completing the merger until required information and materials are furnished to the DOJ and the FTC and the HSR Act waiting period is terminated or expires. On February 28, 2014, PhotoMedex and LCA filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The required waiting period was terminated by the government on March 14, 2014.

Litigation Relating to the Merger

Six putative class action lawsuits challenging the proposed transaction have been filed by purported LCA stockholders on behalf of all LCA stockholders. In order of filing, they are:

•	Wallis v. LCA-Vision Inc. et al., filed in the Court of Chancery of the State of Delaware on February 19, 2014 (Case No. 9369).

•	Smith v. LCA-Vision Inc. et al., filed in the Court of Chancery of the State of Delaware on February 28, 2014 (Case No. 9406).

•	Blank v. LCA-Vision Inc. et al., filed in the Court of Common Pleas of Hamilton County, Ohio on February 28, 2014 (Case No. A 1401239), as amended on March 11, 2014.

•	Lavella v. Woods et al., filed in the Court of Common Pleas of Hamilton County, Ohio on March 3, 2014 (Case No. A 14012502).

•	Beroff v. LCA-Vision Inc. et al., filed in the Court of Common Pleas of Hamilton County, Ohio on March 12, 2014 (Case No. A 1401509).

•	Eccles v. LCA-Vision Inc. et al., filed in the Court of Common Pleas of Hamilton County, Ohio on March 20, 2014 (Case No. A 1401673).

All of the lawsuits name LCA and all of its directors as defendants. The Wallis, Smith, Blank, Lavella, and Eccles lawsuits add PhotoMedex and its subsidiary as defendants. The Wallis, Smith, Blank, Beroff, and Eccles lawsuits add Mr. Celebrezze as a defendant. All of the lawsuits allege that the directors of LCA breached their fiduciary duties to LCA stockholders by engaging in a flawed process for selling LCA, by approving the sale for inadequate consideration, and by agreeing to a merger agreement that contains improper deal protection terms. The Blank and Eccles lawsuits also allege that the disclosures in this proxy statement are inadequate. In addition, all of the lawsuits but Beroff allege that LCA and PhotoMedex aided and abetted the directors’ breaches of fiduciary duty. The lawsuits seek, among other things, an injunction barring the merger. The defendants believe the lawsuits are without merit.

On March 12, 2014, the LCA Board of Directors received a letter from counsel to EuroEyes Holding AG, a Danish-based vision correction business, and its chief executive officer and principal shareholder Dr. Joern Joergensen, who collectively own approximately 7.2% of LCA’s common stock, objecting to the merger on grounds similar to those alleged in the lawsuits. EuroEyes was among the firms contacted by Cain Brothers during the go-shop period, but it declined to participate in the go-shop process. Prior to its letter, EuroEyes had never expressed any interest in acquiring LCA and, as of the date of this proxy statement, has not offered to make or discuss any alternative proposal.

Delisting and Deregistration of LCA Common Stock

Upon completion of the merger, the LCA common stock currently listed on NASDAQ will cease to be listed on NASDAQ and will subsequently be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of the proxy statement summarizes the material provisions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement. The Company urges you to read the merger agreement carefully and in its entirety.

The summary of the merger agreement in this proxy statement is included to provide you with information regarding its material provisions. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement including information in a disclosure letter that the Company has provided to PhotoMedex and MergerSub. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. The representations and warranties in the merger agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the SEC.

General; the Merger

The merger agreement provides for the merger of MergerSub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement and in accordance with the DGCL. After the completion of the merger, the Company will continue its corporate existence under the DGCL as the surviving corporation and, immediately following the merger, will become a wholly owned subsidiary of PhotoMedex. If the merger is completed, LCA common stock will be delisted from NASDAQ, will be deregistered under the Exchange Act, and will no longer be publicly traded, and the Company will no longer be required to file periodic reports with the SEC, in each case, in accordance with applicable law, rule or regulation. The Company will be a privately held corporation and the Company’s current stockholders will cease to have any ownership interest in the Company or rights as the Company’s stockholders. Therefore, following the completion of the merger, the Company’s current stockholders will not participate in any of the Company’s future earnings or growth and will not benefit from any appreciation in the Company’s value, if any.

Closing and Effective Time of the Merger

The closing of the merger will take place as soon as practicable (and, in any event, within three business days) after the satisfaction or waiver of the conditions to closing (other than those conditions that by their terms are to be satisfied by action taken at the closing, but subject to the satisfaction or waiver of those conditions at the closing). Additionally, if the merger is not consummated by May 14, 2014 (or a later date to which the PhotoMedex financing commitment end date (the “commitment end date”) may be extended, the “end date”), either PhotoMedex or the Company may terminate the merger agreement, except the right to terminate the merger agreement will not be available to PhotoMedex or the Company if its failure to fulfill any of its obligations under the merger agreement has been the cause of, or resulted in, the failure to consummate the merger by the end date. The Company and PhotoMedex currently expect to complete the merger as promptly as practicable following the special meeting.

The effective time of the merger will occur at the time as the certificate of merger is filed with the Delaware Secretary of State or at a later date or time as may be agreed by the Company and PhotoMedex and specified in the certificate of merger.

Certificate of Incorporation; Bylaws; Directors and Officers

At the effective time of the merger, the certificate of incorporation of the surviving corporation will be amended and restated to read in its entirety as set forth in Exhibit B to the merger agreement, and the bylaws of the surviving corporation will be amended and restated in their entirety to be in the form of the bylaws of MergerSub as in effect immediately prior to the effective time of the merger.

From and after the effective time of the merger, the then directors and officers of MergerSub will be the directors and officers, respectively, of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation or bylaws of the surviving corporation.

Conversion of Securities

Common Stock.   Except for shares of LCA common stock owned immediately prior to the effective time of the merger by PhotoMedex, MergerSub or the Company (as treasury stock of otherwise) or any of their respective direct or indirect wholly owned subsidiaries, which in each case will be cancelled automatically without the payment of any consideration and will cease to exist, and shares held by stockholders properly demanding and perfecting appraisal rights pursuant to Section 262 of the DGCL (referred to in this section of the proxy statement as “dissenting shares”), each share of LCA common stock issued and outstanding immediately prior to the effective time of the merger will be converted, without any action on the part of the holder thereof, into the right to receive $5.37 in cash, without interest and less applicable withholding taxes. At the effective time of the merger, each share of LCA common stock theretofore issued and outstanding will be cancelled automatically and cease to exist.

Treatment of Outstanding Options and Restricted Stock.   Immediately prior to the effective time of the merger, each outstanding stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of the excess, if any, of $5.37 over the per share exercise price of the applicable stock option multiplied by the aggregate number of shares of LCA common stock that may be acquired upon exercise of the stock option immediately prior to the effective time of the merger. As of the date of this proxy statement, all outstanding stock options have exercise prices above $5.37 and will therefore be cancelled at closing with no payment due.

Immediately prior to the effective time of the merger, each outstanding restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of LCA common stock that may be held, awarded, outstanding, payable or reserved for issuance under the Company’s equity compensation plans or programs, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of $5.37, without interest and less applicable withholding taxes, multiplied by the aggregate number of shares of LCA common stock in respect of the award (based on a deemed achievement of performance conditions at target level, if applicable). As of the date of this proxy statement, there are 486,083 shares of LCA common stock subject to unvested restricted stock unit awards that are expected to be cancelled and converted, as described above. These unvested awards, if and when vested, will be subject to withholding tax which will reduce the number of shares to be issued by a number equal to the quotient of the aggregate tax withholding amount divided by the current market price of the common stock. All unvested restricted stock units will vest, immediately upon consummation of the merger based on deemed performance at the target level, if applicable.

Payment Procedures

Prior to the effective time of the merger, PhotoMedex will appoint an exchange agent reasonably acceptable to the Company to act as the agent for the purpose of exchanging the merger consideration for all outstanding shares of LCA common stock that are entitled to payment. The surviving corporation will be responsible for all fees and expenses of the exchange agent. At or prior to the effective time of the merger, PhotoMedex will deposit or cause to be deposited with the exchange agent sufficient funds to pay the merger consideration for each holder of shares of LCA common stock entitled to payment. Promptly after the effective time of the merger, PhotoMedex will cause the exchange agent to mail a letter of transmittal and instructions to each holder of record of LCA common stock for use in connection with surrendering stock certificates and determining the amount of merger consideration to which a stockholder is entitled as a result of the merger.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (if your shares are certificated) to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents reasonably required by the exchange agent. If you hold your shares of LCA common stock as book-entry shares, you will not be entitled to receive the merger consideration until you surrender your shares in accordance with the book-entry transfer procedures, including the receipt of an “agent’s message” by the exchange agent (or such other evidence of transfer as the exchange agent may reasonably request). The merger consideration may be paid to a person other than the person in whose name the corresponding stock certificate is registered if the surrendered stock certificate is properly endorsed or is otherwise in proper form for transfer or the book-entry share is properly transferred, and the person requesting payment pays any applicable transfer or other taxes required by reason of payment to a person other than the registered holder or establishes to the satisfaction of the exchange agent that the tax has been paid or is not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the stock certificates. The surviving corporation and the exchange agent will be entitled to deduct and withhold from any consideration otherwise payable under the merger agreement as may be required to deduct and withhold with respect to the payment of the consideration under applicable tax laws. To the extent that any amounts are so deducted and withheld and paid to the appropriate taxing authorities, those amounts will be treated as having been paid to the person in respect of whom the deduction or withholding was made for all purposes under the merger agreement.

The exchange agent will invest the payment fund as directed by PhotoMedex.

Any portion of the payment fund which remains unclaimed by stockholders six months after the effective time of the merger will be delivered by the exchange agent to PhotoMedex upon demand, and any former stockholders who have not surrendered their shares in exchange for merger consideration may thereafter look only to PhotoMedex for payment of the merger consideration. Any amounts remaining unclaimed by holders of shares of LCA common stock two years after the effective date of the merger (or an earlier date, immediately prior to the time when the amounts would otherwise escheat to or become the property of any governmental entity) shall become, to the extent permitted by applicable law, the property of PhotoMedex free and clear of any claims or interest of any person previously entitled thereto. None of the Company, PhotoMedex, the surviving corporation, the exchange agent or any other person will be liable to any former holder of LCA common stock for any cash delivered to a public official under any applicable abandoned property, escheat or similar law.

Representations and Warranties

The representations and warranties of each of the parties to the merger agreement are the product of negotiations among the parties thereto and are for the benefit of the other parties thereto. Any inaccuracies in the representations and warranties are subject to waiver by the parties to the merger agreement and are qualified by a confidential disclosure letter containing non-public information and made for the purposes of allocating contractual risk between the parties.

The Company’s representations and warranties in the merger agreement relate to, among other things:

•	its corporate organization, good standing, corporate power, foreign qualification to do business, charter documents, minutes and subsidiaries;
•	its capital structure;
•	its authority to enter into and consummate the transactions contemplated by the merger agreement;

•	the vote of the Company’s stockholders required to approve the merger

•	the enforceability of the merger agreement against the Company;

•	the approval of the merger by the LCA board of directors;

•

the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	consents and approvals necessary in connection with the execution, delivery and performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	the accuracy of the Company’s SEC filings made since January 1, 2011;

•	the accuracy of the Company’s financial statements included in its SEC filings made since January 1, 2011;

•	its disclosure controls and procedures and internal controls over financial reporting;

•	the absence of material undisclosed liabilities of the Company;

•	its compliance with the Sarbanes-Oxley Act and the listing and corporate governance rules of NASDAQ;

•	the absence of a material adverse effect on the Company and the absence of certain other changes since December31, 2012;

•	its tax matters;

•	its intellectual property;

•	its permits and compliance with applicable laws and regulations;

•	the absence of any pending or threatened litigation against the Company;

•	the absence of brokers and brokers’ fees, except those fees payable to the Company’s financial advisor;

•	its transactions with related parties;

•	its labor relations, compliance with applicable employment laws and other employee matters, including benefit plans;

•	its owned and leased real property and personal property;

•	environmental matters affecting the Company;

•	its material contracts;

•	its insurance policies;

•	the accuracy of this proxy statement;

•	the opinion of the Company’s financial advisor; and

•	the absence of any express or implied representations or warranties other than those made by the Company in the merger agreement.

Many of the Company’s representations and warranties are qualified by the absence of a “Company material adverse effect” which means, for purposes of the merger agreement, any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiaries, taken as a whole, or the ability of the Company to consummate the transactions contemplated by the merger agreement on a timely basis prior to any termination; provided, however, that, for the purposes of determining whether there has been a Company material adverse effect (other than with respect to the ability of the Company to consummate the transaction contemplated by the merger agreement), a Company material adverse effect will not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from:

•	changes generally affecting the economy, credit, financial or securities markets;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters and force majeure events in the United States or any other country or region in the world;

•	the announcement of the transactions contemplated by the merger agreement;

•	any outbreak or escalation of war or any act of terrorism;

•	general conditions in the industry in which the Company and its subsidiaries operate;

•	changes, after the date of the merger agreement, in laws of general applicability or interpretations thereof by courts or other governmental entities;

•	changes, after the date of the merger agreement, in GAAP or the rules or policies of the Public Company Accounting Oversight Board;

•	any act or omission by the Company or any of its subsidiaries taken as required by the merger agreement or with the prior written consent of PhotoMedex in contemplation of the merger;

•	costs or expenses reasonably incurred or accrued in connection with the merger (and not otherwise in breach of the merger agreement);

•

any failure by the Company to meet any internal or published estimates, projections, forecasts or predictions relating to revenues, earnings or losses for any period ending on or after the date of the merger agreement and prior to the closing (provided, that the underlying causes of the failure or changes shall not be excluded, unless excluded by another clause of this proviso); and

•

changes in the stock price or trading volume of the Company common stock on NASDAQ (provided, that the underlying causes of the decline shall not be excluded, unless excluded by another clause of this proviso).

However, any event, change and effect referred to in the first, second, fourth fifth, sixth or seventh item above will be taken into account in determining whether a Company material adverse effect has occurred or would reasonably be expected to occur to the extent that the event, change or effect has a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses.

The merger agreement also contains various representations and warranties made by PhotoMedex and MergerSub to the Company that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	the corporate organization, good standing and corporate power of PhotoMedex and MergerSub;

•	the authority of PhotoMedex and MergerSub to enter into and consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against PhotoMedex and MergerSub;

•

governmental authorizations and the absence of violations of, or conflicts with, the governing documents of PhotoMedex and MergerSub, applicable law and certain agreements and authorizations, as a result of PhotoMedex and MergerSub entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the accuracy of information to be provided by PhotoMedex and MergerSub for inclusion in this proxy statement;

•	the financing of the merger arranged by PhotoMedex (the “financing”); and

•	the absence of litigation against PhotoMedex or any of its subsidiaries that would reasonably be expected to have a material adverse effect on its ability to consummate the merger.

The representations and warranties in the merger agreement of each of the Company, PhotoMedex and MergerSub will terminate upon the consummation of the merger or the termination of the merger agreement.

Covenants of the Company

The Company has various obligations and responsibilities under the merger agreement from the date of the merger agreement until the effective time of the merger, including, but not limited to, the following:

Conduct of Business Pending the Merger

The Company has agreed, and agreed to cause each of its subsidiaries, during the period from the date of the merger agreement until the effective time, except as expressly contemplated by the merger agreement or as required by applicable law or with the prior written consent of PhotoMedex, to conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company has agreed to, and to cause each of its subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its subsidiaries’ business organization, to keep available the services of its and its subsidiaries’ current officers and employees, to preserve its and its subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other persons having business relationships with it. Without limiting the generality of the foregoing, between the date of the merger agreement and the effective time, except as otherwise expressly contemplated by the merger agreement or as set forth in the Company disclosure letter or as required by applicable law, the Company has agreed not to, and not to permit any of its subsidiaries to, without the prior written consent of PhotoMedex (which consent may not be unreasonably withheld or delayed):

●	amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

●

split, combine or reclassify any Company securities or Company subsidiary securities, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company securities or Company subsidiary securities, declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned subsidiary);

●

issue, sell, pledge, dispose of, transfer, modify or encumber any Company securities or Company subsidiary securities, other than the issuance of shares of Company common stock upon the exercise or settlement of any Company equity award outstanding under Company stock plans as of the date of the merger agreement in accordance with its terms;

●

except as required by applicable law or by any Company employee plan or written contract in effect as of the date of the merger agreement that has been disclosed or made available to PhotoMedex, take or permit to be taken any action or commitment to increase the compensation payable or that could become payable by the Company or any of its subsidiaries to directors, officers or employees, other than increases in compensation to employees who are not directors or officers made in the ordinary course of business consistent with past practice, or grant, award, pay or accelerate any bonus or severance or termination pay to any directors, officers or employees of the Company or any of its subsidiaries; enter into or amend or terminate any employment, severance, retention or change in control agreement with any of its past or present directors, officers or employees, or establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights or payments under any Company employee plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company employee plan if it were in existence as of the date of the merger agreement, or make any contribution to any Company employee plan, other than contributions required by law or the terms of a Company employee plan which are made in the ordinary course of business consistent with past practice;

●

hire (directly or indirectly) any employee or independent contractor, other than a non-executive employee having total annual compensation not in excess of $80,000 hired in the ordinary course of business consistent with past practice or ophthalmologists or optometrists retained in the ordinary course of business consistent with past practice;

●

acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances or capital contributions to or investments in any person, in any transaction or series of transactions, in excess of $100,000 in the aggregate;

●

transfer, license, sell, lease, sublease, subject to any lien (other than permitted liens) or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any subsidiary of the Company, provided that the foregoing will not prohibit the Company and its subsidiaries from transferring, licensing, selling, leasing or disposing of excess or obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

●

repurchase, prepay or incur any indebtedness for borrowed money or guarantee any indebtedness of another person for borrowed money, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any wholly owned subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

●	enter into any new line of business;

●

make or agree to make any new capital expenditure in excess of $50,000 or that, in the aggregate, are in excess of $100,000, other than as contemplated by the Company’s capital expenditure budget, which has been provided or made available to PhotoMedex, or in the ordinary course of business consistent with past practice;

●

enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company material contract or any lease with respect to material real estate or any other contract or lease that, if in effect as of the date hereof would constitute a Company material contract or lease with respect to material real estate hereunder;

●

institute, settle or compromise any legal actions pending or threatened before any arbitrator, court or other governmental entity involving the payment of monetary damages by the Company or any of its subsidiaries of any amount exceeding $250,000 in the aggregate, other than any legal action brought against PhotoMedex or MergerSub arising out of a breach or alleged breach of the merger agreement by PhotoMedex or MergerSub, and the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company’s SEC filings; provided that neither the Company nor any of its subsidiaries may settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

●	make any material change in any method of financial accounting principles or practices, in each case except for any change required by a change in GAAP or applicable law;

●

adopt or change any material method of tax accounting, make or change any material tax election, change any annual accounting period, settle or compromise any material tax liability, suit, claim, action, investigation, proceeding or audit for an amount in excess of amounts reserved, or enter into any closing agreement with respect to any material tax liability for an amount in excess of amounts reserved;

●	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

●

except in connection with actions permitted by the merger agreement, take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for PhotoMedex, MergerSub or any of their respective subsidiaries or affiliates, or the transactions contemplated by the merger agreement;

●

dispose of, permit to lapse, abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Company intellectual property, other than in the ordinary course of business consistent with past practice;

●

make any loan to any of its directors, officers or employees other than advances on expenses made in the ordinary course of business consistent with past practice or, other than in the ordinary course of business consistent with past practice, enter into any other transaction with any of its directors, officers or employees;

●	cancel or terminate any material insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

●	incur unreasonable transaction fees in connection with the merger or the other transactions contemplated hereby, or

●	agree or commit to do any of the foregoing.

In addition, the Company and PhotoMedex agreed that, from the date of the merger agreement until the earlier to occur of the effective time or the termination of the merger agreement, the Company and PhotoMedex would not, and would not permit any of their respective subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement.

Go-Shop Period

During the period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York City time, on March 15, 2014 (the “go-shop period end date”) the Company and its subsidiaries and their respective representatives have the right, acting under the direction of the LCA board of directors, to directly or indirectly: initiate, solicit and encourage takeover proposals (as defined below), including by way of making public disclosure relating to the solicitation and by way of providing access to non-public information to any person (each a “solicited person”), subject to first entering into an acceptable confidentiality agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to PhotoMedex) with each solicited person, and enter into and maintain or participate in, discussions or negotiations with respect to takeover proposals or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations. The Company must promptly (and in any event within 24 hours) provide or make available to PhotoMedex any non-public information concerning the Company or its subsidiaries that is provided or made available to any solicited person given access which was not previously provided or made available to PhotoMedex.

The merger agreement defines a “takeover proposal” as any inquiry, proposal or offer or indication of interest from any person (other than PhotoMedex and its subsidiaries, including MergerSub) relating to, in one transaction or a series of related transactions, any

●

direct or indirect acquisition of assets of the Company or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of the Company’s consolidated assets or to which 15% or more of the Company’s net revenues or net income on a consolidated basis are attributable;

●	direct or indirect acquisition of 15% or more of the voting equity interests of the Company;

●

tender offer or exchange offer that if consummated would result in any person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting equity interests of the Company;

●

merger, consolidation, reorganization, recapitalization, sale, lease, contribution, partnership, joint venture, share exchange, other business combination or similar transaction involving the Company or any of its subsidiaries, pursuant to which the person would own 15% or more of the consolidated assets, net revenues or net income of the Company, taken as a whole; or

●

liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

The merger agreement defines an “acceptable confidentiality agreement” as a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the confidentiality agreement between the Company and PhotoMedex.

The merger agreement defines a “superior proposal” as a bona fide written takeover proposal which takeover proposal did not result from a breach of the merger agreement (on its most recently amended or modified terms, if amended or modified) (except that references in the definition of “takeover proposal” to 15% will be replaced by 100%) that the LCA board of directors determines in its good faith business judgment (after consultation with the Company’s outside legal counsel and financial advisors) to be more favorable to the holders of LCA common stock than the transactions contemplated by the merger agreement from a financial point of view taking into account:

●	all financial considerations;

●	the identity of the third party making the takeover proposal;

●	the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of the takeover proposal;

●

the other terms and conditions of the takeover proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of the takeover proposal deemed relevant by the LCA board of directors; and

●	any revisions to the terms of the merger agreement and the merger proposed by the PhotoMedex during the notice period described below.

Solicitation of Takeover Proposals; Fiduciary Out

The merger agreement provides that, except as described below, from the go-shop period end date until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, the Company may not, and shall cause its subsidiaries and its and its subsidiaries’ representatives not, to directly or indirectly:

●

whether publicly or otherwise, initiate, solicit, knowingly facilitate or encourage (including by way of providing non-public information or access to its employees, business, properties, assets, books or records to initiate, solicit, knowingly facilitate or encourage a takeover proposal) the submission or announcement of any takeover proposal (or inquiries or requests that relate thereto or could reasonably be expected to lead thereto) or engage in any discussions or negotiations with respect thereto (or that could reasonably be expected to lead to a takeover proposal) or otherwise cooperate with or assist or participate in or facilitate any requests, proposals, offers, discussions or negotiations;

●

take any action to make the provisions of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other anti-takeover laws and regulations of any state, including, without limitation, the provisions of Section 251 of the Delaware General Corporation Law, as amended, inapplicable to any transactions contemplated by a takeover proposal;

●	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 2.03 of the Delaware General Corporation Law;

●	adopt, approve or recommend, or resolve to or publicly propose to adopt, approve or recommend, a takeover proposal;

●

enter into any company acquisition agreement or consummate any alternative transaction, or enter into any agreement or understanding requiring the Company to abandon, terminate or fail to consummate the merger agreement or the transactions contemplated thereby or breach its obligations thereunder;

●

terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of a takeover proposal; or

●	agree, approve, recommend or resolve to do any of the foregoing.

If at any time prior to obtaining the vote of the Company’s stockholders sufficient to approve the merger, the Company or any of its subsidiaries has received a bona fide written takeover proposal from a third party (other than a written takeover proposal that was intentionally or knowingly solicited in violation of the merger agreement or that directly or indirectly resulted from a material breach of the non-solicitation provisions of the merger agreement), that the LCA board of directors determines in good faith, after consultation with its outside financial and legal advisors, that the failure to take that action would be inconsistent with or in violation of the directors’ fiduciary duty under applicable law and that the takeover proposal constitutes or would reasonably be expected to result in a superior proposal, then, the Company may:

●	furnish information with respect to the Company to the person making the takeover proposal; and

●

participate in discussions or negotiations (including, as a part thereof, making any counterproposals) with the person making the takeover proposal regarding the takeover proposal; provided, that the Company:

°

may not, and will not allow any of its subsidiaries or its or their respective representatives to, disclose or make available any non-public information to the person without first entering into an acceptable confidentiality agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to PhotoMedex); and

°

will promptly (and in any event within 24 hours) provide or make available to PhotoMedex any nonpublic information concerning the Company provided or made available to the other person which was not previously provided or made available to PhotoMedex.

Notwithstanding the provisions described above, prior to obtaining the approval of the merger by its stockholders, the Company may take any of the actions described in the preceding paragraph with respect to any person or any of its affiliates (each, a “continuing party”) that makes a bona fide written takeover proposal that was received by the Company after the date of the merger agreement and prior to the go-shop period end date and with whom the Company is having ongoing discussions or negotiations as of the go-shop period end date regarding the takeover proposal, provided that, in each case, the LCA board of directors determines in good faith, after consultation with its outside financial and legal advisors, that the takeover proposal constitutes or would reasonably be expected to result in a superior proposal. Any determination by the LCA board of directors that any takeover proposal received prior to the go-shop period end date meets the requirements described in the first sentence of this paragraph must be made not later than 24 hours after the go-shop period end date. No later than 48 hours following the go-shop period end date, the Company must notify PhotoMedex, in writing, of the identity of each continuing party and provide PhotoMedex a copy of each takeover proposal received from any continuing party. From and after the go-shop period end date, the Company must keep PhotoMedex reasonably informed on a current basis (and in any event within 24 hours) as of the status of any material developments, modifications, discussions and negotiations concerning all takeover proposals from continuing parties. Any continuing party shall cease to be a continuing party for all purposes under the merger agreement at the time as its takeover proposal fails to satisfy the requirements described in the first sentence of this paragraph or otherwise expires or is withdrawn. The Company has agreed to notify promptly (and in any event within 24 hours) PhotoMedex in writing when a continuing party ceases to be a continuing party.

Except as described in the preceding paragraph and other than with respect to continuing parties, at the go-shop period end date, the Company will, and will cause its subsidiaries and its and its subsidiaries’ representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any person conducted theretofore by the Company, its subsidiaries or any of their respective representatives with respect to any takeover proposal and use its (and will cause its subsidiaries and their respective representatives to use their) reasonable best efforts to cause the persons to return or destroy (and confirm the destruction of) all confidential information provided or made available to the person on behalf of the Company.

After the go-shop period end date, the Company must promptly (and in any event within 24 hours) notify PhotoMedex in writing if it receives (or after it becomes aware that one of its representatives has received):

●

a takeover proposal from a person or group of related persons (other than a continuing party) or written or verbal indication that the person or group is considering making a takeover proposal, including the material terms and conditions thereof and the identity of the person making or proposing to make the takeover proposal, to the extent known;

●

any request by any person or group of related persons for non-public information relating to the Company other than requests in the ordinary course of business, consistent with past practices, and reasonably believed by the Company to be unrelated to a takeover proposal; or

●	any inquiry or request for discussions or negotiations regarding any takeover proposal by any person or group of related persons.

The Company has agreed that it will not, and will cause its subsidiaries and its and its subsidiaries’ representatives not to, take any action to provide information or enter into negotiations as described above of unless the Company shall have delivered to PhotoMedex a prior written notice advising PhotoMedex that it intends to take the action. The Company has agreed to keep PhotoMedex reasonably informed on a current basis (and in any event within 24 hours) as to the status of any material developments, modifications, discussions, negotiations concerning all takeover proposals from any persons.

Except as expressly permitted as described above, the merger agreement provides that the LCA board of directors may not directly or indirectly:

●

withdraw, withhold, qualify or modify in a manner adverse to PhotoMedex or MergerSub, publicly propose or resolve to withhold, withdraw, qualify or modify in a manner adverse to PhotoMedex or MergerSub, its prior determination:

°	that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company’s stockholders,

°

to approve and declare advisable the “agreement of merger” (as that term is used in Section 251 of the DGCL) contained in the merger agreement and the transactions contemplated thereby, including the merger, in accordance with the DGCL,

°	to direct that the “agreement of merger” contained in the merger agreement be submitted to Company’s stockholders for adoption, and

°	to recommend that Company stockholders adopt the “agreement of merger” set forth in this merger agreement (collectively, the “Company board recommendation”);

●	fail to include, or publicly propose not to include, the Company board recommendation in this proxy statement or make any public statement inconsistent with the Company board recommendation;

●	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, propose to accept any takeover proposal;

●

after the go-shop period end date, fail to publicly reaffirm the Company board recommendation within 48 hours after PhotoMedex so requests in writing in response to a takeover proposal that has been publicly made or publicly disclosed or announced and not withdrawn;

●

fail to recommend against any takeover proposal or fail to recommend against acceptance of any tender offer or exchange offer for shares of Company common stock within ten business days after commencement of the offer; or

●	agree, approve, recommend or resolve to do any of the foregoing, (each of the actions or omissions described above, a “change in Company recommendation”).

If, at any time after the date of the merger agreement and prior to obtaining the Company requisite stockholder vote, the Company receives a takeover proposal (including from a continuing party), and the LCA board of directors concludes in good faith, after consultation with its outside financial and legal advisors, that the takeover proposal constitutes a superior proposal and that the failure to effect a change in Company recommendation would be inconsistent with the fulfillment of its fiduciary duties under applicable law, the LCA board of directors may cause the Company to terminate the merger agreement to concurrently enter into an alternative agreement with respect to the superior proposal and/or effect a change in Company recommendation; provided, however, that the Company may not so terminate the merger agreement, and any purported termination will be void and of no force and effect, unless concurrently with the termination the Company pays the termination fee and expense reimbursement payable pursuant to merger agreement as described below; and provided, further, that the Company may not so terminate the merger agreement and the LCA board of directors may not so effect a change in Company recommendation unless

●

the Company shall have provided prior written notice to PhotoMedex, at least four business days in advance, of its intention to take the actions, which notice shall state expressly that the Company has received a takeover proposal that the LCA board of directors intends to declare constitutes a superior proposal and/or that the LCA board of directors intends to make a change in Company recommendation and the Company intends to terminate the merger agreement to enter into an acquisition agreement with respect to the superior proposal and include a written summary of the material terms and conditions of the superior proposal (including the identity of the person or group of persons making the superior proposal);

●

the Company shall have contemporaneously provided a copy of the relevant proposed acquisition agreement (updated versions of which shall be provided on a prompt basis as they become available to the Company or their counsel) with the person or group of persons making the superior proposal and any other material documents relating thereto;

●

during the four-business day notice period, the Company shall, and shall cause its subsidiaries to, and shall use reasonable best efforts to cause its and its subsidiaries’ representative to, negotiate with PhotoMedex and MergerSub in good faith (to the extent PhotoMedex and MergerSub, in their sole discretion, desire to negotiate) to make adjustments in the terms and conditions of the merger agreement, and the LCA board of directors shall take into account any changes to the financial and other terms of the merger agreement proposed by PhotoMedex in response to any written notice by the Company in evaluating whether the takeover proposal ceases to constitute a superior proposal (any amendment to the financial terms or other material terms of the superior proposal will require a new written notice by the Company and a new notice period, except that the new notice period will be three business days); and

●

the LCA board of directors determines in good faith, after consultation with its outside financial and legal advisors, that the takeover proposal continues to constitute a superior proposal after taking into account any adjustments made by PhotoMedex to the terms and conditions of the merger agreement during the notice period(s);

provided, further, that the Company may not terminate the merger agreement in order to accept a superior proposal (and any purported termination will be void and of no force and effect) and/or effect a change in Company recommendation if the superior proposal was knowingly and intentionally solicited in violation of the merger agreement or directly or indirectly resulted from a material breach of the nonsolicitation provisions described above. The Company must provide PhotoMedex with at least 48-hours’ prior notice of any meeting of the LCA board of directors (or a lesser notice period as is provided to the members of the LCA board of directors) at which the LCA board of directors is reasonably expected to consider any takeover proposal.

The merger agreement does not prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided, however, that any communications to stockholders under those rules other than a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable takeover proposal or an express reaffirmation of the Company board recommendation shall be deemed to be a change in Company recommendation.

Proxy Statement; Stockholder Meeting

The merger agreement required the Company to prepare and file preliminary proxy materials with the SEC as promptly as practicable after, but in any event within 15 days following, the date of the merger agreement (which the parties agreed to extend until March 3, 2014). These preliminary proxy materials were filed on March 3, 2014. In addition, the Company must:

●

notify PhotoMedex as promptly as reasonably practicable of any comments received from the SEC with respect to the filings and any request by the SEC for any amendment to the filings or for additional information and must provide PhotoMedex with copies of the comments and correspondence with the SEC;

●	use its reasonable best efforts to have cleared by the SEC and thereafter mail to stockholders as promptly as practicable, the proxy statement and related materials;

●	to the extent required by applicable law, as promptly as reasonably practicable prepare and distribute to the Company stockholders any supplement or amendment to the proxy statement;

●	use its reasonable best efforts to resolve all SEC comments with respect to the filings as promptly as reasonably possible after the receipt thereof, and after consultation with PhotoMedex;

●	and provide PhotoMedex a reasonable opportunity to review and comment upon the proxy statement and any amendments or supplements thereto prior to filing them with the SEC.

The merger agreement requires the Company to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date of the merger agreement for the purpose of the stockholders voting on adoption of the merger agreement. Subject to certain exceptions set forth in the merger agreement and described above under “The Merger Agreement—Covenants of the Company—Go-Shop Period” beginning on page 47, the Company has agreed to include the LCA board of directors’ recommendation in the proxy statement. The Company will solicit or cause to be solicited from its stockholders proxies in favor of adoption of the merger agreement and take all other action necessary or advisable to secure the vote of the holders of a majority of the outstanding shares of LCA common stock. The Company determined the record date for the Special Meeting after prior consultation with and subject to the written approval of PhotoMedex. Unless the LCA board of directors effects a change in the Company recommendation as described above, the Company must solicit proxies in favor of adoption of the merger agreement and take all other action necessary or advisable to secure the requisite vote of the Company’s stockholders.

The Company may not postpone or adjourn the stockholders meeting without the consent of PhotoMedex; unless necessary to obtain a quorum or as reasonably determined by the Company to comply with applicable law.

Access to Information

The merger agreement provides that, from the date of the merger agreement until the earlier to occur of the effective time or the termination of the merger agreement, the Company will, and will cause its subsidiaries to, afford to PhotoMedex and its representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any subsidiary thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Company and its subsidiaries, and the Company will, and will cause its subsidiaries to, furnish promptly to PhotoMedex any other information concerning the business and properties of the Company and its subsidiaries as PhotoMedex may reasonably request from time to time. Neither the Company nor any of its subsidiaries is required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene any law, rather the parties will use their reasonable best efforts to cause the information to be provided in a manner that would not result in jeopardy or contravention. No investigation will affect the Company’s representations and warranties contained in the merger agreement, or limit or otherwise affect the remedies available to PhotoMedex or MergerSub pursuant to the merger agreement.

Covenants of PhotoMedex

Employee Matters

The merger agreement requires PhotoMedex to cause the surviving corporation, for a period of one year following the effective time of the merger, to provide each of the Company’s employees who remain employed by the surviving corporation or its subsidiaries (“Company continuing employees”) with compensation and benefits that are in the aggregate comparable to those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the effective time of the merger; provided, that nothing in the merger agreement will prevent the amendment or termination of any specific plan, program or arrangement, require that the surviving corporation provide or permit investment in the securities of the surviving corporation or interfere with the surviving corporation’s right or obligation to make any changes as are necessary to comply with applicable law. Notwithstanding anything to the contrary, nothing in the merger agreement precludes the surviving corporation from terminating the employment of any employee for any reason for which the Company could have terminated the employee prior to the effective time of the merger.

The merger agreement also provides that PhotoMedex will, or will cause the surviving corporation to, recognize all service of the Company continuing employees with the Company or any of its subsidiaries for purposes of eligibility (but not for purposes of vesting or accrual and subject to specified limitations and exceptions) under the benefit plans and arrangements of PhotoMedex or the surviving corporation in which the Company continuing employees may be eligible to participate after the effective time.

If and to the extent any Company continuing employees participate in the welfare benefit plans and arrangements of PhotoMedex or the surviving corporation, the merger agreement requires that PhotoMedex will, or will cause the surviving corporation to, use commercially reasonable efforts to cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company continuing employees under any welfare benefit plans to the extent that the conditions, exclusions or waiting periods would not apply in the absence of the change, and (ii) for the plan year in which the effective time occurs, the crediting of each Company continuing employee with any copayments and deductibles paid prior to any change in satisfying any applicable deductible or out-of-pocket requirements after the change.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

In the merger agreement, PhotoMedex and MergerSub agreed that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the effective time an officer or director of the Company and its subsidiaries (each an “indemnified party”) as provided in the Company’s certificate of incorporation and bylaws, in each case as in effect on the date of the merger agreement, or pursuant to any other contracts in effect on the date of the merger agreement and disclosed in the Company disclosure letter, shall be assumed by the surviving corporation in the merger, without further action, at the effective time and will survive the merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during the period, until the final disposition of the proceeding or claim.

The merger agreement also provides that for six years after the effective time, to the fullest extent permitted under applicable law, PhotoMedex and the surviving corporation (the “indemnifying parties”) will indemnify, defend and hold harmless each indemnified party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their corporate capacity occurring at or prior to the effective time (including in connection with the transactions contemplated by the merger agreement), and will reimburse each indemnified party for any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any losses, claims, damages, liabilities, fees, expenses, judgments and fines as the expenses are incurred, subject to the surviving corporation’s receipt of an undertaking by the indemnified party to repay the legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that the indemnified party is not entitled to be indemnified under applicable law. However, the surviving corporation will not be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld or delayed). Furthermore, no indemnifying party is required to indemnify any indemnified party pursuant to the merger agreement if it shall be determined by a final judgment of a court of competent jurisdiction that the indemnified party acted in bad faith and not in a manner the indemnified party believed to be in or not opposed to the best interests of the Company or any subsidiary of the Company.

Pursuant to the merger agreement, the surviving corporation will, and PhotoMedex will cause the surviving corporation to, maintain in effect for a period of six years after the effective time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the effective time (provided that the surviving corporation may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its subsidiaries when compared to the insurance maintained by the Company as of the date of the merger agreement), or obtain as of the effective time “tail” insurance policies with a claims period of six years from the effective time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time (including in connection with the transactions contemplated by the merger agreement. However, in no event will the surviving corporation be required to expend an annual premium for the coverage in excess of 200% of the last annual premium paid by the Company for the insurance prior to the date of the merger agreement (the “maximum premium”). If the insurance coverage cannot be obtained at an annual premium equal to or less than the maximum premium, the surviving corporation will obtain, and PhotoMedex will cause the surviving corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the maximum premium.

Covenants of Each Party

Approvals and Consents

The parties to the merger agreement have agreed to use their reasonable best efforts to take all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including:

●

the obtaining of all necessary permits, waivers, consents, approvals and actions or nonactions from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities;

●	the obtaining of all required consents or waivers from third parties; and

●	the execution and delivery of any additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

The Company and PhotoMedex have agreed, subject to applicable law, promptly to cooperate and coordinate with the other in the taking of the actions described above and to supply the other with any information that may be reasonably required in order to effectuate the taking of the actions. To the extent reasonably practicable, the parties or their representatives have the right to review in advance and each of the parties has agreed to consult the others on, all the information relating to the other and each of their respective subsidiaries that appears in any filing made with, or written materials submitted to, any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement, except that confidential competitively sensitive business information may be redacted from the exchanges. Each party hereto also has agreed promptly to inform and provide a copy to the other party or parties hereto, as the case may be, of any communication from any governmental entity with respect to any filing or submission or regarding any of the transactions contemplated by the merger agreement. If the Company or PhotoMedex receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated by the merger agreement, then it has agreed to use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with the request. Each party hereto will give the other reasonable prior notice of any communication to, and any proposed understanding, undertaking or agreement with, any governmental entity regarding any filing or transaction. The merger agreement also provides that, to the extent reasonably practicable, no party will, nor permit its respective representatives to, participate independently in any meeting or engage in any substantive conversation with any governmental entity in respect of any filing, investigation or other inquiry without giving the other party reasonable prior notice of the meeting or conversation and, to the extent permitted by applicable law, without giving the opportunity of the other party to attend or participate. To the extent permitted by applicable law, the parties to the merger agreement will consult and cooperate with one another in connection with any analyses, appearance, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to the merger agreement in connection with proceedings under or related to the HSR Act. Neither PhotoMedex nor the Company will commit to or agree (or permit their respective subsidiaries to commit to or agree) with any governmental entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable antitrust laws, without the prior written consent of the other (the consent not to be unreasonably withheld or delayed).

The parties to the merger agreement agreed to provide or cause to be provided as promptly as reasonably practicable to governmental entities with jurisdiction over the antitrust laws information and documents requested by any governmental antitrust authority as necessary, proper or advisable to permit consummation of the transactions contemplated by the merger agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other antitrust laws as promptly as practicable following the date of the merger agreement and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws and use their reasonable best efforts to take any actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by the merger agreement by any governmental entity or expiration of applicable waiting periods. The government terminated the HSR waiting period on March 14, 2014.

If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the merger or any other transaction contemplated by the merger agreement, or any other agreement contemplated thereby, the Company agreed to cooperate in all respects with PhotoMedex and MergerSub and to use its reasonable best efforts to contest and resist any action or proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement. None of PhotoMedex, MergerSub or any of their affiliates is required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the merger agreement.

Furthermore, none of PhotoMedex, MergerSub or any of their subsidiaries is required to, and the Company may not, without the prior written consent of PhotoMedex, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to:

●

sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the surviving corporation, PhotoMedex, MergerSub or any of their respective subsidiaries;

●

conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the surviving corporation, PhotoMedex, MergerSub or any of their respective subsidiaries in any manner; or

●

impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the surviving corporation, PhotoMedex, MergerSub or any of their respective subsidiaries;

provided that, if requested by PhotoMedex, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order so long as that requirement, condition, limitation, understanding, agreement or order is only binding on the Company if the closing occurs.

Public Announcements

The initial press release with respect to the merger agreement and the transactions contemplated thereby was mutually agreed to by the Company and PhotoMedex. In the merger agreement, each of the Company, PhotoMedex and MergerSub agreed that no public release or announcement concerning the transactions contemplated thereby would be issued by any party without the prior written consent of the Company and PhotoMedex (which consent would not be unreasonably withheld or delayed), except as the release or announcement may be permitted by the merger agreement or required by applicable law or the rules or regulations of any applicable United States securities exchange or governmental entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement must consult with the other party about, and allow the other party reasonable time to comment on, the release or announcement in advance of its issuance.

Financing

Although the merger agreement is not subject to a financing condition, PhotoMedex has announced that it intends to finance the merger through a new $85 million senior secured credit facility, including a $10 million revolving credit facility and a $75 million four-year term loan, as well as through existing cash balances. Concurrently with the execution of the merger agreement, PhotoMedex delivered to the Company a copy of the executed commitment letter from J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. (the “commitment letter”), containing the terms and conditions of the financing.

Each of PhotoMedex and MergerSub agreed in the merger agreement to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the financing on the terms and conditions described in the commitment letter, including using their respective reasonable best efforts to enter into definitive agreements with respect thereto on the terms and conditions contained in the commitment letter as promptly as practicable after the date of the merger agreement and satisfy, or cause their respective representatives to satisfy, on a timely basis all conditions applicable to PhotoMedex, MergerSub or their respective representatives that are within their respective control in the definitive agreements.

PhotoMedex also agreed not to agree to any amendment or modification to, or grant any waiver of, any condition or other provision under the financing commitment letter without the prior written consent of the Company if the amendment, modification or waiver would reduce the aggregate amount of the financing if as a result PhotoMedex would not have sufficient funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) to pay the merger consideration contemplated by the merger agreement and to perform the other obligations of PhotoMedex and MergerSub contemplated by the merger agreement or impose new or additional conditions that would reasonably be expected to prevent or materially delay the ability of PhotoMedex to consummate the merger and the other transactions contemplated by the merger agreement. PhotoMedex agreed not to release or consent to the termination of the obligations of the lenders under the commitment letter, except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the financing or as otherwise expressly contemplated by the commitment letter.

PhotoMedex also agreed that if any portion of the financing becomes unavailable in the manner or from the sources contemplated in the commitment letter, PhotoMedex will promptly so notify the Company upon obtaining knowledge thereof and PhotoMedex and MergerSub will use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative financial institutions in an amount, together with other sources available to PhotoMedex, sufficient to consummate the transactions contemplated by the merger agreement upon conditions not materially less favorable to PhotoMedex, MergerSub and the Company than those in the commitment letter, as promptly as practicable following the occurrence of the event.

PhotoMedex also agreed to furnish the Company complete, correct and executed copies of the definitive financing agreements or any alternative financing agreement promptly upon their execution and give the Company prompt notice of any material breach or material threatened breach by any party of any of the commitment letter or of any conditions that are reasonably likely to result in the failure of any of the conditions to the funding of the financing not being satisfied as the closing thereunder, any alternative financing commitment, the definitive financing agreements, or any alternative financing agreement of which PhotoMedex or MergerSub becomes aware or any termination thereof or refusal to provide in full, or stated intent to refuse to provide in full, in each case, to the extent required to consummate the transactions contemplated by the merger agreement, the financing contemplated by the financing agreements. PhotoMedex is under no obligation to disclose any information that is subject to an attorney-client or similar privilege.

PhotoMedex agreed that it and its subsidiaries would use commercially reasonable efforts to extend the PhotoMedex financing commitment end date (the “commitment end date”) to the extent necessary, but in any case by no more than 60 days; provided, however, that PhotoMedex and its subsidiaries are not required to seek an extension if the Company is then in breach of any terms of the merger agreement and it is reasonably apparent (in PhotoMedex’s reasonable judgment) that the conditions to PhotoMedex’s obligations to complete the merger will not be satisfied on or prior to the end date.

Financing Cooperation

The Company has agreed to, and to cause its subsidiaries to, and to use its reasonable best efforts to cause their respective representatives to, cooperate in connection with the arrangement of the financing or alternative financing as may be reasonably requested by PhotoMedex; provided that the cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries. The cooperation by the Company and its subsidiaries and their respective representatives shall include, at the reasonable request of PhotoMedex:

●	participating in meetings and presentations with prospective lenders (including making available the Company’s senior management for participation in the meetings);

●

using reasonable best efforts to provide information (including any information necessary to facilitate preparation of projections and the pro forma financial statements required pursuant to the Securities Act (including Article XI of Regulation S-X) in connection with the merger), documents, authorization letters, opinions and certificates, enter into agreements and take other actions that are customary in connection with the financing or alternative financing or necessary or desirable to permit PhotoMedex to fulfill conditions or obligations under the definitive documentation for the financing or the alternative financing;

●

furnishing the report of the Company’s auditor on the most recently available audited consolidated financial statements of the Company and its subsidiaries and using its reasonable best efforts to obtain the consent of the auditor to the use of its report in accordance with normal custom and practice;

●	using reasonable best efforts to assist in the preparation of one or more confidential information memoranda and other marketing and syndication materials reasonably requested by PhotoMedex;

●	cooperating with respect to matters relating to pledges of collateral to take effect at the effective time in connection with the financing or the alternative financing;

●	assisting PhotoMedex in obtaining customary legal opinions to be delivered in connection with the financing or the alternative financing;

●

assisting PhotoMedex in obtaining customary comfort letters and consents of independent accountants of the Company and its subsidiaries, including with respect to the auditor consents in connection with any filings with the SEC; and

●	using reasonable best efforts to assist in procuring any necessary rating agency ratings or approvals.

The Company has consented to the reasonable use of its logos in connection with the financing or any alternative financing, provided that the use is disclosed to the Company in writing prior to the time that it is so used, the logos are used in a manner that could not reasonably be expected to harm or disparage the Company, its subsidiaries or their marks and on other customary terms and conditions as the Company or applicable subsidiary shall reasonably impose. PhotoMedex agreed, promptly upon termination of the merger agreement, to reimburse the Company for all reasonable and documented out-of-pocket expenses and costs incurred in connection with the Company’s or its affiliates’ obligations in connection with the financing, and PhotoMedex also agreed to indemnify and hold harmless the Company and its affiliates and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing or the alternative financing, except to the extent determined by a court of competent jurisdiction in a final proceeding to have arisen from fraud, gross negligence, willful misconduct or intentional misrepresentation of the Company, its subsidiaries and/or any of its representatives. Neither the Company nor any of its subsidiaries is required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability or obligation in connection with the financing (or any alternative financing) not subject to the effective time. All material non-public information provided by the Company or any of its subsidiaries or any of their representatives shall be kept confidential in accordance with the confidentiality agreement, except that PhotoMedex and MergerSub may disclose the information to the lenders in respect of the commitment letter and other potential sources of capital, rating agencies and prospective lenders and investors during syndication of the financing or any alternative financing subject to the lenders, potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to the information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).

Conditions to Closing of the Merger

Conditions to the obligations of each of the parties to complete the merger include:

●	The merger agreement will have been duly adopted by LCA’s stockholders;

●	The waiting period applicable to the consummation of the merger under the HSR Act, which the FTC terminated on March 14, 2014, shall have expired or been terminated; and

●

No governmental entity having jurisdiction over any party thereto shall have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement.

Conditions to the obligation of PhotoMedex and MergerSub to complete the merger include the satisfaction or waiver of the following additional conditions:

●

the Company’s representations and warranties (other than those described in the bullets directly below) will be true and correct in all respects, without regard to any “materiality” or “Company material adverse effect” qualifications, as of the date of the merger agreement and as of the closing date (except that representations and warranties made as of a specified date will be required to be so true and correct as of the specified date), with only exceptions as have not had or would not reasonably be expected to have a Company material adverse effect;

●

the Company’s representations and warranties regarding its organization, good standing and corporate power will be true and correct as of the date of the merger agreement and as of the date of the closing of the merger;

●	the Company’s representations and warranties regarding its capital structure will be true and correct as of the date of the merger agreement and as of the date of the closing of the merger;

●

the Company’s representations and warranties regarding its corporate authorization and required stockholder vote will be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger;

●

the Company’s representations and warranties as to an absence of a Company material adverse effect since December 31, 2012 will be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger;

●

the Company’s representations and warranties as to its liability for broker’s and finder’s fees will be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger;

●

the Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement;

●

since the date of the merger agreement, there shall not have been any Company material adverse effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company material adverse effect.

●	PhotoMedex shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters described above; and

●

Each of the employment agreements among the PhotoMedex and certain executives of the Company described elsewhere in this proxy statement under the heading “The Merger—Interests of LCA’s Directors and Executive Officers in the Merger” on page 35 shall be in full force and effect at and as of the Closing.

Conditions to the Company’s obligations to complete the merger include the satisfaction or waiver of the following conditions:

●

the representations and warranties of PhotoMedex and MergerSub set forth in the merger agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the effective time, as if made at and as of that time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of the representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on PhotoMedex’s and MergerSub’s ability to consummate the transactions contemplated by the merger agreement;

●

PhotoMedex and MergerSub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the merger agreement; and

●	the Company shall have received a certificate, signed by an officer of PhotoMedex, certifying as to the matters described above.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger:

●	by mutual written consent of PhotoMedex, MergerSub and the Company;
●	by either PhotoMedex or the Company if:
o

the merger is not consummated by May 14, 2014 (the ”end date”), except this right to terminate the merger agreement shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before the end date. If the commitment end date is extended, then the end date will also be extended by the same number of days that the commitment end date is extended;

o

any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and the law or order shall have become final and nonappealable; except that this right to terminate the merger agreement shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any law or order; or

o

the merger agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company stockholders meeting (or adjournment or postponement thereof) and the vote of the holders of a majority of the outstanding shares of LCA common stock is not obtained.

●	by PhotoMedex if:

o	a change in Company recommendation shall have occurred;

o	the Company shall have entered into, or publicly announced its intention to enter into, a company acquisition agreement (as defined below), other than an acceptable confidentiality agreement;

o	the Company shall have breached or failed to perform in any material respect any of the nonsolicitation covenants and agreements;

o

the LCA board of directors fails to reaffirm (publicly, if so requested by PhotoMedex) the Company board recommendation within ten business days after the date any takeover proposal (or material modification thereto) is first publicly disclosed by the Company or the person making the takeover proposal;

o

a tender offer or exchange offer relating to LCA common stock shall have been commenced by a person unaffiliated with PhotoMedex and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after the tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company board recommendation and recommending that stockholders reject the tender or exchange offer;

o	the Company or the LCA board of directors (or any committee thereof) shall publicly announce its intentions to do any of actions described above; or

o

there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the merger agreement so that the conditions to the obligations of PhotoMedex and MergerSub to complete the closing of the merger set forth above, would not be satisfied and, in either case, the breach is incapable of being cured by the end date or, if curable, has not been cured in all material respects by the Company within 30 days after its receipt of written notice thereof from PhotoMedex (or, if less than 30 days prior to the end date, prior to the end date).

●	by the Company if:

o

prior to the receipt of the approval of the merger agreement by the Company’s stockholders at the special meeting, the LCA board of directors authorizes the Company, in full compliance with the terms of merger agreement, to enter into a company acquisition agreement (other than an acceptable confidentiality agreement) in respect of a superior proposal; but only if the Company shall have paid any amounts due to PhotoMedex as described below hereof in accordance with the terms, and at the times, specified in the merger agreement; and provided further that in the event of the termination, the Company substantially concurrently enters into the company acquisition agreement; or

o

there shall have been a breach of any representation, warranty, covenant or agreement on the part of PhotoMedex or MergerSub set forth in the merger agreement so that the conditions to the obligations of the Company to complete the merger described above, as applicable, would not be satisfied and, in either case, the breach is incapable of being cured by the end date or, if curable, has not been cured in all material respects by PhotoMedex or MergerSub within 30 days after its receipt of written notice thereof from the Company (or, if less than 30 days prior to the end date, prior to the end date).

The merger agreement defines a “company acquisition agreement” as any merger agreement, letter of intent, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, agreement in principle, acquisition agreement or other contract (other than an acceptable confidentiality agreement) providing for or relating to a takeover proposal.

The party desiring to terminate the merger agreement as described above (other than by mutual agreement) must deliver written notice of the termination to each other party specifying with particularity the reason for the termination, and any termination shall be effective immediately upon delivery of the written notice to the other party. If the merger agreement is terminated as described above, it will become void and of no further force and effect, with no liability on the part of any party to the merger agreement (or any stockholder, director, officer, employee, agent, financing source or representative of that party) to any other party hereto, except for the confidentiality agreement and the termination provisions, which shall remain in full force and effect and with respect to any liabilities or damages incurred or suffered by a party, to the extent the liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in the merger agreement.

Effect of Termination; Fees and Expenses

Fees and Expenses Following Termination

If the merger agreement is terminated by PhotoMedex as described above for any reason other than a breach of any representation, warranty, covenant or agreement by the Company or a reason which permits either PhotoMedex or the Company to terminate it, then the merger agreement requires the Company to pay to PhotoMedex, within two business days after the termination, an amount equal to a termination fee of 3% of the aggregate merger consideration, plus all reasonable expenses actually incurred by PhotoMedex in connection with the transactions contemplated by the merger agreement prior to its termination in an amount not to exceed $1.0 million.

If the merger agreement is terminated by the Company in connection with the Company entering into a Company acquisition agreement, then the merger agreement requires the Company to pay to PhotoMedex, at or prior to the termination, the termination fee, plus PhotoMedex’s expenses described above in an amount not to exceed $1.0 million.

If the merger agreement is terminated:

●	by PhotoMedex because of the Company’s breach of a representation, warranty, covenant or agreement and the LCA stockholders have not approved the merger agreement at the special meeting;

●	by the Company or PhotoMedex because the merger has not been consummated by the end date and the LCA stockholders have not approved the merger agreement at the special meeting; or

●	by the Company or PhotoMedex because the merger agreement has been submitted to the LCA stockholders at the special meeting and they have not approved it;

and, in either case, prior to the termination or the special meeting, a takeover proposal shall have been publicly disclosed and not withdrawn on an unconditional basis or have been publicly disclosed or otherwise made or communicated to the Company or the LCA board of directors, and not withdrawn on an unconditional basis, and within 12 months following the date of the termination of the merger agreement, the Company shall have entered into a definitive agreement with respect to any takeover proposal, or any takeover proposal shall have been consummated (in each case whether or not the takeover proposal is the same as the original takeover proposal made, communicated or publicly disclosed), the merger agreement requires the Company to pay to PhotoMedex, immediately prior to and as a condition to consummating the transaction, a termination fee and PhotoMedex’s expenses as described above.

Except as described above, the merger agreement provides that all expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring those expenses.

Specific Performance

The parties have agreed that irreparable damage would occur if any provision of the merger agreement were not performed in accordance with the terms thereof and that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof in the Delaware Court of Chancery or any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties have agreed that none of them will oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with the merger agreement on the basis that any other party has an adequate remedy at law or that any award of equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions in accordance with the merger agreement to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement will not be required to provide any bond or other security in connection with any injunction or order.

Amendment; Waiver

At any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects, whether before or after receipt of the vote of LCA stockholders, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the vote of LCA stockholders, there may be no amendment or supplement to the provisions of the merger agreement which by law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of LCA common stock without that approval; and provided, further, however, that provisions relating to the financing may be amended only with the consent of the financing sources.

At any time prior to the effective time, PhotoMedex or MergerSub, on the one hand, or the Company, on the other hand, may extend the time for the performance of any of the obligations of the other party(ies), waive any inaccuracies in the representations and warranties of the other party(ies) contained in the merger agreement or in any document delivered under the merger agreement, unless prohibited by applicable law, waive compliance with any of the covenants, agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by that party. The failure of any party to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of its rights.

Third Party Beneficiaries

The merger agreement expressly disclaims any third party beneficiary rights subject to (i) the rights of the Company’s directors, officers and other indemnified persons to enforce their rights to indemnification, exculpation, advancement and insurance as provided in the merger agreement, and (ii) the rights of the financing sources to enforce their rights provided in the merger agreement.

Governing Law

The merger agreement is governed by Delaware law with respect to matters related to the transactions contemplated by the merger agreement and all other matters related to the merger agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS

The following discussion is a summary of the material United States federal income tax consequences to U.S. holders (as defined below) of common stock whose shares are converted to cash in the merger. This summary does not address any tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of appraisal rights. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. holders of common stock in light of their particular circumstances or U.S. holders of common stock subject to special treatment under United States federal income tax law, such as:

•	entities treated as partnerships for United States federal income tax purposes, S corporations or other pass-through entities;

•	persons who hold common stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	United States expatriates;

•	persons who acquired common stock through the exercise of employee stock options or otherwise as compensation;

•	persons subject to the United States alternative minimum tax;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

LCA stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of LCA common stock pursuant to the merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of common stock should consult their tax advisors regarding the tax consequences of the merger.

This discussion applies only to LCA stockholders that hold their shares of common stock as a capital asset within the meaning of Section 1221 of the Code.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

Tax Consequences of the Merger Generally

The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction) owned by a U.S. holder. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder’s holding period for the shares of common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Backup Withholding

Under the “backup withholding” provisions of the Code, you may be subject to information reporting and backup withholding at a rate of 28% on any cash payments you receive for your common stock in the merger. You generally will not be subject to backup withholding, however, if you:

•

furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Backup withholding is not an additional federal income tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service. Each U.S. holder should consult its own tax advisors as to the qualification for an exemption from backup withholding and the procedures for obtaining such exemption.

This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the “fair value” of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the merger, in lieu of the merger consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. LCA stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. LCA will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by a LCA stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted, unless otherwise indicated.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting where the merger agreement will be voted on that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes LCA’s notice to LCA stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex D to this proxy statement, since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions.

•

You must deliver to LCA a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

•

You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a LCA stockholder who votes by proxy and who wishes to exercise and perfect appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

•

You must continue to hold your shares of common stock through the effective date of the merger. Therefore, a LCA stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of common stock.

All demands for appraisal should be addressed to LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, OH 45236, Attn: Assistant Secretary Donn Kremmel, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform LCA of the identity of the LCA stockholder, and the intention of the LCA stockholder to demand appraisal of his, her or its shares of common stock.

To be effective, a demand for appraisal by a LCA stockholder must be made by, or in the name of, such registered LCA stockholder, fully and correctly, in the name of the registered holder. Beneficial owners who do not also hold the shares of common stock of record may not directly make appraisal demands to LCA. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in an account with a brokerage firm, bank, trust or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

Within 10 days after the effective time of the merger, the surviving corporation of the merger must give written notice that the merger has become effective to each former LCA stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any LCA stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party, will have the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock; after this period, the LCA stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation of the merger. Within 120 days after the closing date of the merger, any LCA stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation of the merger, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal rights have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting LCA stockholder within 10 days after such written request is received by the surviving corporation of the merger or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation of the merger or any LCA stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by such stockholder. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a LCA stockholder, service of a copy of such petition must be made upon LCA as the surviving corporation of the merger. The surviving corporation of the merger has no obligation to file such a petition if there are dissenting LCA stockholders. Accordingly, the failure of a LCA stockholder to file such a petition within the period specified could nullify the LCA stockholder’s previously written demand for appraisal. There is no present intent on the part of LCA to file an appraisal petition, and LCA stockholders seeking to exercise appraisal rights should not assume that LCA will file such a petition or that LCA will initiate any negotiations with respect to the fair value of such shares. Accordingly, LCA stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is timely filed by a LCA stockholder and a copy of the petition is delivered to the surviving corporation of the merger, the surviving corporation of the merger will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all LCA stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the surviving corporation of the merger. After notice is made to dissenting LCA stockholders who demanded appraisal of their shares as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those LCA stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such stockholder who holds stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After the Delaware Court of Chancery determines which LCA stockholders are entitled to appraisal of their shares of common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of common stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the closing date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the LCA stockholders entitled to receive the same (in the case of shares represented by certificates, payment will not be made until following surrender of such certificates).

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the transaction consideration payable in the merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

Costs of the appraisal proceeding may be imposed upon the surviving corporation of the merger and the LCA stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a LCA stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any LCA stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any LCA stockholder who demands appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the LCA stockholder delivers a written withdrawal of his, her or its demand for appraisal, and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that LCA stockholder to appraisal will cease and that LCA stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any LCA stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any LCA stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, LCA stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the merger is completed, there will be no public stockholders of LCA and no public participation in any future meetings of LCA’s stockholders. However, if the merger is not completed, LCA will hold a 2014 annual meeting of stockholders. In that event, any proposal submitted by a stockholder for action at the 2014 annual meeting will be acted on only in the following circumstances:

•

Proposals for inclusion in LCA’s proxy statement: If LCA holds a 2014 annual meeting, the meeting will occur more than 30 days after the anniversary of the previous year’s annual meeting. Accordingly, to be considered for inclusion in LCA’s proxy statement relating to the 2014 annual meeting pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal must be submitted to LCA a reasonable time before LCA begins to print its proxy materials for the 2014 annual meeting. The stockholder proposal also must comply with the other requirements of Rule 14a-8 to be included in LCA’s proxy statement.

•

Nominations and other proposals for presentation at the 2014 annual meeting: Any stockholder nomination of a person to serve on LCA’s board of directors, and any stockholder proposal not submitted for inclusion in LCA’s proxy statement for the 2014 annual meeting pursuant to Rule 14a-8, should have been received at our principal executive offices of LCA no later than the close of business on February 16, 2014. However, if LCA’s 2014 annual meeting occurs more than 60 days after the anniversary of the 2014 annual meeting, our bylaws provide that such nominations or proposals must be submitted no earlier than the close of business on the 120th day prior to the 2014 annual meeting and no later than the close of business on the later of the 90th day prior to the 2014 annual meeting and the 10th day following LCA’s public announcement of the date of the 2014 annual meeting.

If LCA does hold a 2014 annual meeting, LCA will announce the date of the meeting, and the specific deadlines for submission of stockholder proposals and nominations in respect thereof, by filing a Current Report on Form 8-K with the SEC promptly after LCA’s board of directors establishes the date of the meeting. All stockholder proposals and nominations of persons to serve on LCA’s board of directors should be sent to our Corporate Secretary by mail addressed to Assistant Secretary, Donn Kremmel, LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, OH 45236.

HOUSEHOLDING PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding” that will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address will receive a single copy of the Annual Report on Form 10-K, proxy statement or notice, as applicable, unless the stockholders notify us that they wish to receive individual copies. Stockholders may revoke their consent to householding at any time by contacting us, either by calling us at (513) 354-5825 or by writing to our Assistant Secretary, Donn Kremmel, at the address set forth on the front page of this proxy statement. We will remove you from the householding program within 30 days of receipt of your Notice, after which you will receive an individual copy of the Annual Report on Form 10-K, proxy statement or notice, as applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of common stock, our only voting security, as of March 14, 2014 by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and current named executive officer, and (iii) all directors and current executive officers as a group, based upon 19,342,879 shares outstanding as of that date.

SEC rules provide that shares of common stock which an individual or group has a right to acquire within 60 days of March 14, 2014 are deemed to be outstanding for purposes of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)		Percent of Class

T. Rowe Price Associates, Inc.	3,084,865	(2)	15.9%
100 E. Pratt Street
Baltimore, MD 21202

BlackRock Inc.	3,039,637	(3)	15.7%
40 East 52nd Street
New York, NY 10022

EuroEyes Holdings,	1,393,784	(4)	7.2%
Dr. Joern Joergensen
3900 Key Center
127 Public Square
Cleveland, Ohio 44114

E. Anthony Woods, Chairman of the Board	117,092	(5)	*

William F. Bahl, Director	91,695	(6)	*

John C. Hassan, Director	90,664		*

Edgar F. Heizer III, Director	70,740		*

James C. Wachtman, Director	33,772		*

Michael J. Celebrezze, Chief Executive Officer	73,060	(7)	*

Bharat Kakar, Senior Vice President of Operations and Marketing	22,886		*

Amy F. Kappen, Chief Financial Officer	9,115		*

Rhonda S. Sebastian, Senior Vice President of Human Resources	24,152		*

All directors and current executive officers as a group (9 persons)	533,176	(8)	2.8%

* Less than 1%

(1)

Except as otherwise noted, the persons named in the table have sole voting and dispositive powers with respect to all shares of common stock show as beneficially owned by them, subject to community property laws, where applicable. As part of their compensation for service on LCA’s board of directors, Messrs. Woods, Bahl, Hassan, Heizer and Wachtman each receive $5,000 per quarter, payable in arrears, in shares of unrestricted LCA common stock. The table above does not include shares of common stock to be awarded on March 31, 2014 for the period from January 1, 2014 through March 31, 2014  and upon the closing of the merger for the period from April 1, 2014 through the closing of the merger because the number of shares is not yet determinable.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2014, in which T. Rowe Price Associates, Inc. (Price Associates) reported having sole voting power over 410,614 shares of common stock and sole dispositive power over 3,084,865 shares of common stock. These securities are owned by various individuals and institutional investors include T. Rowe Price Health Services Fund, Inc., which owns 1,000,000 shares, which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	This information is based on a Schedule 13G/A filed with the SEC on January 8, 2014, in which BlackRock, Inc. reported having sole voting and dispositive powers over 3,039,637 shares of common stock.

(4)

This information is based on a Schedule 13D/A filed with the SEC on March 12, 2014. According to this filing, Dr. Joern Joergensen and EuroEyes Holding AG directly hold 1,393,784 shares of common stock. Additionally, according to a Schedule 13D/A filed with the SEC on February 19, 2014, Dr. Joergensen’s parents beneficially own 196,845 shares of common stock through their ownership of Lens Implant ApS.

(5)	Includes for Messers. Woods, Bahl, Hassan and Heizer 19,644 restricted stock units, and for Mr. Wachtman 20,134 restricted stock units, which vest within 60 days.

(6)	Includes for Mr. Bahl 72,051 shares in his trust.

(7)	Includes for Mr. Celebrezze 18,381 shares issuable upon the exercise of vested stock options and 54,679 shares held by his trust.

(8)	Includes 18,381 shares issuable upon the exercise of vested stock options held by such persons.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 24, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

LCA-Vision Inc.

and

PHOTOMEDEX, INC.

and

GATORADE ACQUISITION CORP.

dated as of

February 13, 2014

A-i

A-ii

A-iii

Section 9.08 Severability.	A-74

Section 9.09 Transfer Taxes.	A-74

Section 9.10 Assignment.	A-74

Section 9.11 Remedies.	A-74

Section 9.12 Specific Performance.	A-74

Section 9.13 Counterparts; Effectiveness.	A-75

EXHIBITS

Exhibit A	Form of Employment Agreements
Exhibit B	Second Amended and Restated Certificate of Incorporation

A-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of February 13, 2014, by and among LCA-Vision Inc., a Delaware corporation (the “Company”), PhotoMedex, Inc., a Nevada corporation (“Parent”), and Gatorade Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 1.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth in this Agreement, unanimously approved this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Parent has entered into employment agreements with each of Michael J. Celebrezze, Bharat Kakar, Amy F. Kappen and Rhonda S. Sebastian (the “Specified Executives”) in the forms attached hereto as Exhibit A, which set forth the terms of their respective employment as of immediately following the Effective Time (collectively, the “Employment Agreements”); and

WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent’s willingness to enter into this Agreement, certain directors and executive officers and certain persons related thereto are entering into a separate Voting Agreement with Parent pursuant to which, among other things, such Persons have agreed to vote their shares of Company Common Stock in favor of the transactions contemplated hereby (collectively, the “Voting Agreements”).

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

Article I

DEFINITIONS

Section 1.01     Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 4.03(c).

“Book-Entry Shares” has the meaning set forth in Section 3.02(a).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York City are authorized or required by Law or other governmental action to close.

“Certificate” has the meaning set forth in Section 3.01(c).

“Certificate of Merger” has the meaning set forth in Section 2.03.

“Change in Company Recommendation” has the meaning set forth in Section 6.04(g).

“Charter Documents” has the meaning set forth in Section 4.01(b).

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” has the meaning set forth in Section 3.05.

“Commitment Letter” has the meaning set forth in Section 5.04.

“Commitment End Date” means the date on or before which the conditions set forth in the Term Sheet (as defined in the Commitment Letter) for the availability of the Financing to Parent must be satisfied under the Term Sheet.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 6.04(b).

“Company Balance Sheet” has the meaning set forth in Section 4.04(f).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 6.08(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article IV.

“Company Employee” has the meaning set forth in Section 4.12(a).

“Company Employee Plan(s)” has the meaning set forth in Section 4.12(a).

“Company Equity Award” means a Company Stock Option or a Company Stock Award, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Company Financial Advisor” has the meaning set forth in Section 4.10.

“Company IP” has the meaning set forth in Section 4.07(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis prior to any termination; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (i) changes generally affecting the economy, credit, financial or securities markets; (ii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters and force majeure events in the United States or any other country or region in the world; (iii) the announcement of the transactions contemplated by this Agreement; (iv) any outbreak or escalation of war or any act of terrorism; (v) general conditions in the industry in which the Company and its Subsidiaries operate; (vi) changes, after the date of this Agreement, in Laws of general applicability or interpretations thereof by courts or other Governmental Entities; (vii) changes, after the date of this Agreement, in GAAP or the rules or policies of the Public Company Accounting Oversight Board; (viii) any act or omission by the Company or any of its Subsidiaries taken as required by this Agreement or with the prior written consent of Parent in contemplation of the Merger; (ix) costs or expenses reasonably incurred or accrued in connection with the Merger (and not otherwise in breach of this Agreement); (x) any failure by the Company to meet any internal or published estimates, projections, forecasts or predictions relating to revenues, earnings or losses for any period ending on or after the date of this Agreement and prior to the Closing (provided, that the underlying causes of such failure or changes shall not be excluded, unless excluded by another clause of this proviso) and (xi) changes in the stock price or trading volume of the Company Common Stock on NASDAQ (provided, that the underlying causes of such decline shall not be excluded, unless excluded by another clause of this proviso); provided further, however, that any event, change and effect referred to in clauses (i), (ii), (iv), (v), (vi) or (vii) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

“Company Material Contract” has the meaning set forth in Section 4.15(a).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” has the meaning set forth in Section 4.02(a).

“Company Proprietary Software” means all Software developed by or on behalf of the Company that the Company or any of its Subsidiaries owns or purports to own, other than any web-based Software for which the source code is customarily accessible to end-users, and all Intellectual Property embodied in or related thereto.

“Company Proxy Statement” has the meaning set forth in Section 4.17.

“Company SEC Documents” has the meaning set forth in Section 4.04(a).

“Company Securities” has the meaning set forth in Section 4.02(b)(ii).

“Company Stock Award” has the meaning set forth in Section 3.07(b).

“Company Stock Option” has the meaning set forth in Section 3.07(a).

“Company Stock Plans” means, collectively, the 2006 Stock Incentive Plan and the 2011 Stock Incentive Plan and the award or other applicable agreements entered into thereunder, in each case as amended in accordance with their terms.

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 4.02(d).

“Company Transaction Documents” has the meaning set forth in Section 4.03(a).

“Confidentiality Agreement” has the meaning set forth in Section 6.03(b).

“Consent” has the meaning set forth in Section 4.03(c).

“Continuing Party” has the meaning set forth in Section 6.04(d).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“Copyrights” has the meaning set forth in the definition of Intellectual Property.

“DGCL” has the meaning set forth in Section 2.01.

“Dissenting Shares” has the meaning set forth in Section 3.03.

“Effective Time” has the meaning set forth in Section 2.03.

“Employment Agreements” has the meaning set forth in the Recitals.

“End Date” has the meaning set forth in Section 8.02(a).

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 4.03(c).

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Expenses”  means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Company Proxy Statement, the filing of any required notices under the HSR Act or Foreign Antitrust Laws, the Financing or any alternative financing, or in connection with other regulatory approvals, and all other matters related to the Merger other transactions contemplated hereby.

“Financing” has the meaning set forth in Section 5.04.

“Financing Agreements” has the meaning set forth in Section 6.11(c).

“Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Financing in connection with the transactions contemplated hereby, including the parties named in the Commitment Letter and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto together with their Affiliates, officers, directors, employees and representatives involved in the Financing and their successors and assigns.

“Foreign Antitrust Laws” has the meaning set forth in Section 4.03(c).

“Foreign Employee Plan” has the meaning set forth in Section 4.12(g).

“GAAP” has the meaning set forth in Section 4.04(c).

“Go-Shop Period End Date” has the meaning set forth in Section 6.04(a).

“Governmental Antitrust Authority” has the meaning set forth in Section 6.10(b).

“Governmental Entity” has the meaning set forth in Section 4.03(c).

“Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 4.03(c).

“Indemnified Party” has the meaning set forth in Section 6.09(a).

“Indemnifying Parties” has the meaning set forth in Section 6.09(b).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights (“Patents”); (b) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights (“Copyrights”); (c) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing (“Trademarks”); (d) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein (“Trade Secrets”); (e) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation (“Software”); and (f) Internet domain name registrations.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual or constructive knowledge of any executive officer or director, after due inquiry.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 4.09.

“Liability” shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Maximum Premium” has the meaning set forth in Section 6.09(c).

“Merger” has the meaning set forth in Section 2.01.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Consideration” has the meaning set forth in Section 3.01(b).

“Multiemployer Plan” has the meaning set forth in Section 4.12(d).

“Notice Period” has the meaning set forth in Section 6.04(h).

“NASDAQ” has the meaning set forth in Section 4.03(c).

“NOL(s)” has the meaning set forth in Section 4.06(p).

“Order” has the meaning set forth in Section 4.09.

“Owned Real Estate” shall mean any real estate owned in fee by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including without limitation, all easements, rights of way and appurtenances relating thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent/Merger Sub Transaction Documents” has the meaning set forth in Section 5.02(a).

“Patents” has the meaning set forth in the definition of Intellectual Property.

“Payment Fund” has the meaning set forth in Section 3.02(a).

“Permits” has the meaning set forth in Section 4.08(b).

“Permitted Liens” means (a) statutory Liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” means, with respect to any Person, its directors, officers, employees, advisors, counsel, accountants, consultants, investment bankers and other representatives.

“Requisite Company Vote” has the meaning set forth in Section 4.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.04(h).

“SEC” has the meaning set forth in Section 4.03(c).

“Securities Act” has the meaning set forth in Section 4.04(a).

“Shares” has the meaning set forth in Section 3.02(a).

“Software” has the meaning set forth in the definition of Intellectual Property.

“Solicited Person” has the meaning set forth in Section 6.04(a).

“Specified Executives” has the meaning set forth in the Recitals.

“Subsidiary” means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal which Takeover Proposal did not result from a breach of Section 6.04 (on its most recently amended or modified terms, if amended or modified) (except that references in the definition of “Takeover Proposal” to 15% shall be replaced by 100%) that the Company Board determines in its good faith business judgment (after consultation with the Company’s outside legal counsel and financial advisors) to be more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement from a financial point of view taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Parent during the Notice Period set forth in Section 6.04(h).

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Takeover Proposal” means any inquiry, proposal or offer or indication of interest from any Person (other than Parent and its Subsidiaries, including Merger Sub) relating to, in one transaction or a series of related transactions, any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of the Company’s consolidated assets or to which fifteen percent (15%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting equity interests of the Company, (d) merger, consolidation, reorganization, recapitalization, sale, lease, contribution, partnership, joint venture, share exchange, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own fifteen percent (15%) or more of the consolidated assets, net revenues or net income of the Company, taken as a whole, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Tax(es)” means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

“Taxing Authority” means any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising Tax regulatory authority.

“Tax Return” means any report, return document, declaration or other information or filing required to be filed with respect to Taxes (whether or not a payment is required to be made with respect to such a filing), including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information and any amendments thereto.

“Termination Fee” means 3% of the aggregate Merger Consideration.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“Transaction Litigation” has the meaning set forth in Section 6.07.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Debt” has the meaning set forth in Section 4.02(c).

“Voting Agreements” has the meaning set forth in the Recitals.

Section 1.02     Interpretation; Construction.

(a)     The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Company Disclosure Letter constitutes a part of this Agreement and is incorporated into this Agreement for all purposes as if fully set forth herein. Unless the context otherwise requires, references herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The terms herein defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The masculine, feminine and neuter genders used herein shall include each other gender. A reference in this Agreement to $ or dollars is to U.S. dollars.

(b)     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Article II

THE MERGER

Section 2.01     The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

Section 2.02     Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., New York City time, as soon as practicable (and, in any event, within three Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date”.

Section 2.03     Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.04     Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 2.05     Certificate of Incorporation; By-laws. At the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth in Exhibit B, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 2.06     Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Article III

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 3.01     Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder of any capital stock of Parent, Merger Sub or the Company:

(a)           Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)           Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and retired in accordance with Section 3.01(a), and (ii) Dissenting Shares) will be converted into the right to receive $5.37 in cash, without interest (the “Merger Consideration”).

(c)           Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 3.03, each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 3.02 hereof.

(d)           Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 3.02     Surrender and Payment.

(a)           Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company and Parent (the “Exchange Agent”) to act as the agent for the purpose of exchanging for the Merger Consideration for (i) the Certificates or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the “Book-Entry Shares”). At or prior to the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock (“Shares”) represented by the Certificates and the Book-Entry Shares (the “Payment Fund”) in amounts and at the times necessary for such payments. The Exchange Agent shall invest the Payment Fund as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated “A-1” or “P-1” or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. Any interest and other income resulting from such investments shall be paid to, or as directed by, Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 3.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Shares for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b)           Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 3.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article III, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c)           If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)           All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article III.

(e)           Any portion of the Payment Fund that remains unclaimed by the holders of Shares six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f)           Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon written demand.

Section 3.03     Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 3.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 3.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 3.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 3.04     Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 3.05     Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article III such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 3.06     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article III.

Section 3.07     Treatment of Stock Options and Other Stock-based Compensation.

(a)           Immediately prior to the Effective Time, each outstanding option to acquire shares of Company Common Stock (each, a “Company Stock Option”) whether or not then vested or exercisable, shall, by virtue of this Agreement and without any action on the part of Parent, Merger Sub, the Company, the holder of the Company Stock Option or any other Person, be cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option (based on a deemed achievement of performance conditions at target level, if applicable), multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, less any Taxes required to be withheld in accordance with Section 3.05. For the avoidance of doubt, if the exercise price per share of Company Common Stock subject to any Company Stock Option is equal to or greater than the Merger Consideration, then such Company Stock Option may be cancelled for no consideration and the holder of such Company Stock Option will not be entitled to any Merger Consideration in respect of such Company Stock Option.

(b)           Immediately prior to the Effective Time, each outstanding restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company Stock Plan, other than Company Stock Options (each, a “Company Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Award or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award (based on a deemed achievement of performance conditions at target level, if applicable) multiplied by (ii) the Merger Consideration.

(c)           At or prior to the Effective Time, the Company, the Company Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any consents and providing such written notices) that may be necessary to effectuate the provisions of this Section 3.07.

(d)           Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement in respect of Company Stock Options and Company Stock Awards such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01     Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a)           Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority, and all governmental licenses, authorizations, permits, consents and approvals required, to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Charter Documents. The Company has delivered or made available to Parent a true, complete and accurate copy of the certificate of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to date and in full force and effect (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c)           Minutes. The Company has made available to Parent true, complete and accurate copies of the minutes and actions by written consent (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of stockholders, the Company Board and each committee of the Company Board since January 1, 2011.

(d)           Subsidiaries. Section 4.01(d)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 4.01(d)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company are owned of record and beneficially, have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.02     Capital Structure.

(a)           Capital Stock. The authorized capital stock of the Company consists of: (i) 27,500,000 Shares and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). As of the close of business on February 12, 2014, (x) 19,254,175 Shares were issued and outstanding, (y) 6,037,462 Shares were issued and held by the Company in its treasury and (z) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and since February 12, 2014 and through the date hereof, no additional Shares or shares of Company Preferred Stock have been issued other than the issuance of Shares upon the exercise or settlement of Company Equity Awards. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any Shares.

(b)           Stock Awards.

(i)            As of the close of business on February 12, 2014, an aggregate of 496,790 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options or Company Stock Awards granted under the Company Stock Plans, and since February 12, 2014 and through the date hereof, no Company Equity Awards have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Stock Plans. Section 4.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on February 12, 2014 a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii)           Other than the Company Equity Awards, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii)          There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c)           Voting Debt. No bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d)           Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 4.03     Authority; Non-contravention; Governmental Consents.

(a)           Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and any other agreements and instruments required by this Agreement to be entered into and performed by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Company Transaction Documents”) and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of the Company Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Company Transaction Documents or to consummate the Merger and the other transactions contemplated hereby and thereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt the Company Transaction Documents, approve the Merger and consummate the Merger and the other transactions contemplated hereby and thereby. Each Company Transaction Document has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)           Non-contravention. The execution, delivery and performance of the Company Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated by the Company Transaction Documents, including the Merger, do not and will not, directly or indirectly (with or without notice or the passage of time or both): (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries or any effective resolutions of the Company Board or any committee thereof, the stockholders of the Company, the board of directors (or equivalent body) of any of the Company’s Subsidiaries or any committee thereof, or the stockholders (or equivalent body) of any of the Company’s Subsidiaries; (ii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 4.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) except as set forth on Section 4.03(b) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries.

(c)           Governmental Consents. No consent, approval, order, exemption or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of the Company Transaction Documents or the consummation by the Company of the Merger and other transactions contemplated hereby and thereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (“Foreign Antitrust Laws” and, together with the HSR Act, the “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of The NASDAQ Stock Market (“NASDAQ”); (v) the other Consents of Governmental Entities listed in Section 4.03(c) of the Company Disclosure Letter; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           Board Approval. The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, and (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting.

(e)           Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company is applicable to any Company Transaction Document, the Merger or any of the other transactions contemplated by hereby or thereby. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of the Company Transaction Documents and the consummation of the Merger and the other transactions contemplated hereby and thereby.

Section 4.04     SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a)           SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2011 (the “Company SEC Documents”). The Company has made available to Parent all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained, and no Company SEC Documents filed with the SEC subsequent to the date hereof will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b)           SEC Correspondence. The Company has provided or made available to Parent true, complete and accurate copies of all correspondence sent to or received from the SEC by the Company or any of its Subsidiaries or their respective counsel or accountants on behalf of the Company or such Subsidiaries since January 1, 2011. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents.

(c)           Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. The books of account and other financial records of the Company and its Subsidiaries are true, complete and accurate in all material respects. Other than as disclosed in the Company SEC Documents, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP.

(d)           Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization and (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)     Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 4.04(e) of the Company Disclosure Letter (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has delivered or made available to Parent true, complete and accurate copies of any non-privileged written materials in its possession relating to each of the foregoing. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(f)           Undisclosed Liabilities. The audited balance sheet of the Company dated as of December 31, 2012 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Except as set forth on Section 4.04(f) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(g)           Off-balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(h)           Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications are true, complete and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ.

(i)            Complaint. Since January 1, 2011, neither the Company nor any of its Subsidiaries nor any of their directors or executive officers has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(j)            Violations. Since January 1, 2011, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported to the Company Board or the board of directors (or equivalent body) of any of its Subsidiaries, any committee thereof or any executive officer of the Company or any of its Subsidiaries evidence of a violation of securities Laws, a breach of fiduciary duty or a similar violation by the Company or any of its Subsidiaries or any of their officers, directors, employees or agents. Since January 1, 2011, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any Governmental Entity regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries.

Section 4.05     Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

(a)           any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)           any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.01.

Section 4.06     Taxes.

(a)           The Company and each of its Subsidiaries have (a) timely filed (or had timely filed on their behalf) with the appropriate Taxing Authority all Tax Returns required to be filed by them (giving effect to all extensions), and all such Tax Returns are true, complete and accurate and (b) timely paid (or had timely paid on their behalf) all Taxes, whether or not reflected on a Tax Return, required to have been paid by them, except where the failure to file or pay would not reasonably be expected to have or result in a material liability or a material adverse change in the Company’s tax position. The most recent financial statements contained in the Company’s filed Company SEC Documents reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income), in accordance with GAAP, for all Taxes, whether or not yet due and payable, of the Company and each of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b)           There are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due or for Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, have been established.

(c)           To the Knowledge of the Company, the Company and each of its Subsidiaries have complied with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes in connection with amounts paid or owing to any employee, former employee or independent contractor) and have duly and timely withheld and have paid over to the appropriate Taxing Authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(d)           Except as set forth on Section 4.06(d) of the Company Disclosure Letter, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes.

(e)           Neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed, and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns have been given by or on behalf of the Company or any of its Subsidiaries, except where such failure to file would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)            No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) or any ruling with respect to Taxes has been entered into by or with respect to the Company or any of its Subsidiaries, in each case, that will bind the Company or any of its Subsidiaries for any taxable period after the Closing.

(g)           Neither the Company nor any of its Subsidiaries is party to or bound by or currently has any liability under any agreement providing for the allocation, sharing or indemnification of Taxes.

(h)           Neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns which include only the Company and/or any of its Subsidiaries) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

(i)           Neither the Company nor any of its Subsidiaries has received any written notice of deficiency or assessment from any Taxing Authority for any amount of Tax that has not been fully settled or satisfied.

(j)           Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Effective Time) or which otherwise constitutes part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger.

(k)           Neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that arose in a prior taxable period but was not recognized for Tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code.

(l)            Neither the Company nor any of its Subsidiaries has engaged in any transaction that could give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder.

(m)          Without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(n)           Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(o)           The Company has made available to Parent true, complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after December 31, 2009.

(p)           Section 4.06(p) of the Company Disclosure Letter sets forth a schedule of the Company’s U.S. federal and state Net Operating Loss (“NOL”) carryforwards as of December 31, 2013, setting forth any applicable limitations on such NOLs.

Section 4.07     Intellectual Property.

(a)           Certain Owned Company IP. Section 4.07(a) of the Company Disclosure Letter contains a true, complete and accurate list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Entity or authorized private registrar, including registered Trademarks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Company-Owned IP.

(b)           Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use all Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and contemplated (“Company IP”), free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Other than as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the consummation of the transactions contemplated by the Company Transaction Documents will not result in the loss or impairment of rights in or to use any Company IP or payment of any additional amounts with respect to any Company IP, nor will the consummation of such transactions require the consent of any other Person in respect of any Company IP.

(c)           Validity and Enforceability. The Company or one of its Subsidiaries is the sole and exclusive beneficial and record owner of all Company-Owned IP, and the Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting and enforceable, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all Trade Secrets included in the Company IP, except where the failure to take such actions would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(d)          Company IP Agreements. Section 4.07(d) of the Company Disclosure Letter contains a true, complete and accurate list of all Company IP Agreements other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf Software that has not been modified or customized by a third party for the Company or any of its Subsidiaries. The consummation of the transactions contemplated under the Company Transaction Documents will not result in the loss or impairment of any rights of the Company or any of its Subsidiaries under any of the Company IP Agreements, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(e)           Non-Infringement. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; and (ii) no third party is infringing upon, violating or misappropriating any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has received any written claim or request that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property of any other Person, and neither the Company nor any of its Subsidiaries has received in writing any claim or notice of any such infringement claims, except for such infringement claims or notices thereof that would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.

(f)            IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; (ii) alleging infringement, misappropriation or other violation of any of the Company IP by the Company or any of its Subsidiaries against any Person; or (iii) challenging the validity, enforceability or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case of clauses (i) through (iii), except for such Legal Actions that would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 4.07(f) of the Company Disclosure Letter, the Company and its Subsidiaries are not subject to any outstanding Order, settlement agreement or covenant not to sue that limits, restricts or impairs in any manner any material rights of the Company or any of its Subsidiaries to use, license, transfer or enforce any Company IP.

(g)           Confidentiality; Assignment. The Company and its Subsidiaries have taken all commercially reasonable steps to maintain and protect the secrecy, confidentiality and value of all material proprietary information and Trade Secrets used in the Company’s and its Subsidiaries’ businesses, including requiring all consultants and contractors with access to Trade Secrets or proprietary information of the Company or any of its Subsidiaries to execute binding confidentiality agreements and, to the Knowledge of the Company, no such consultant or contractor is in breach of any such confidentiality agreement.

(h)           Grant of Rights. Neither the Company nor any of its Subsidiaries has granted to any Person an exclusive license or equivalent right with respect to any Company-Owned IP, or assigned or conveyed to any Person any ownership interest (including joint ownership rights) therein, and no third party owns or holds any such right, license or interest.

(i)            Privacy Practices. The Company’s and its Subsidiaries’ practices are, and since January 1, 2011 have been, in compliance in all material respects with their then-current privacy policies, including the privacy policies posted on the Company’s and its Subsidiaries’ websites. The Company and its Subsidiaries have conducted their businesses and maintained their data at all times since January 1, 2011 in compliance in all material respects with all applicable Laws.

(j)            Data Storage and Usage. All data which has been collected, stored, maintained or otherwise used by the Company and any of its Subsidiaries has been collected, stored, maintained and used in compliance in all material respects with all applicable U.S. and foreign Laws. Neither the Company nor any of its Subsidiaries has received written notice of noncompliance with applicable data protection Laws. The Company and its Subsidiaries have made all material registrations that Company and its Subsidiaries are required to have made in relation to the processing of data, and are in good standing with respect to such registrations, with all fees due as of the date hereof and the Closing Date duly made.

(k)           Information Assets. The Company and its Subsidiaries have implemented commercially reasonable practices to ensure the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. There has been no breach of security involving any information assets.

(l)            Proprietary Software. The Company Proprietary Software has not been delivered or made available to any Person (other than the Company or any of its Subsidiaries and employees of the Company or any Subsidiaries and any other Persons in connection with their provision of services to the Company or any of its Subsidiaries) in source code form, and the Company and its Subsidiaries have not agreed to, or undertaken to provide, the Company Proprietary Software in source code form to any other Person. There are no third parties entitled to: (i) be enrolled as a beneficiary under a technology escrow arrangement or otherwise with respect to the source code for the Company Proprietary Software or (ii) receive the source code for the Company Proprietary Software (including receiving the source code as a result of an event (including a change of control of ownership of the Company or any of its Subsidiaries, bankruptcy of the Company or any of its Subsidiaries or otherwise) under an escrow arrangement or otherwise).

Section 4.08     Compliance; Permits.

(a)            Compliance. The Company and each of its Subsidiaries is and has been in compliance in all material respects with all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Neither the Company nor any of its Subsidiaries has, since January 1, 2011, been threatened in writing to be charged with or been given any written notice of, or is under investigation with respect to, any violation of any applicable Law, other than any such that have been resolved or as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(b)            Permits. The Company and its Subsidiaries hold, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, clearances, authorizations and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. No suspension or cancellation of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is and, since January 1, 2011, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. All Permits necessary for the Company and its Subsidiaries to operate their respective businesses as currently conducted are in full force and effect, except for any Permits for which the failure to be in full force and effect would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2011, neither the Company nor any of its Subsidiaries has received written notice that the Person issuing or authorizing any material Permit intends to terminate, or will not renew or reissue, any material Permit upon its expiration.

Section 4.09     Litigation. As of the date hereof, there is no claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, a “Legal Action”), pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, assets or businesses or any executive officer, director or employee of the Company or any of its Subsidiaries in their capacities as such, in each case by or before any arbitrator or Governmental Entity, other than any such Legal Action that does not involve an amount in controversy in excess of $250,000 or Legal Actions involving claims that are covered (with customary and reasonable deductibles) under insurance policies issued by unrelated third-party carriers. The Company has delivered or made available to Parent true, complete and accurate copies of any non-privileged written materials in its possession relating to the foregoing. Neither the Company nor any of its Subsidiaries is subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary or permanent (“Order”), which would, individually or in the aggregate, be material or which would reasonably be expected to prevent, delay or materially and adversely affect the Company’s ability to consummate the transactions contemplated by any Company Transaction Document. As of the date hereof, there is no material Legal Action by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate. As of the date hereof, there are no formal or informal SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company.

Section 4.10     Brokers’ and Finders’ Fees. Except for fees payable to Cain Brothers (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 4.10 of the Company Disclosure Letter, a true, complete and accurate copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Company Transaction Documents or any transaction contemplated thereby.

Section 4.11     Related Party Transactions. No current or former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or any person owning 5% or more of the shares of Company Common Stock (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

Section 4.12     Employee Matters.

(a)           Schedule. Section 4.12(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of all “employee benefit plans” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and all other medical, dental, health, welfare, life insurance, equity (including any Company Equity Plan and any Company employee stock purchase plans), bonus, profit sharing, commission, incentive compensation, death, disability, salary continuation, accident, severance, change of control, retention, retirement, pension, deferred compensation, fringe benefit, tuition, scholarship, relocation, service award, company car, payroll practices, vacation, sick pay, sick leave or paid time off plans or policies, and any other plans, agreements (including employment, consulting and collective bargaining agreements), policies, trust funds or arrangements (whether written or unwritten, insured or self-insured, domestic or foreign, or funded or unfunded) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has or had been undertaken) by the Company, its Subsidiaries or any of their ERISA Affiliates on behalf of any employee, officer, director, or other service provider of the Company or its Subsidiaries (whether current, former or retired) (each, a “Company Employee”) or any stockholder, or any of their beneficiaries, or (ii) with respect to which the Company, its Subsidiaries or any ERISA Affiliate has or has had any obligation on behalf of any such Company Employee, stockholder or beneficiary, or with respect to which the Company or any of its Subsidiaries has or may have any Liability (collectively, the “Company Employee Plans”).

(b)           Documents. The Company has delivered or made available to Parent: (i) copies of all material documents embodying and relating to each Company Employee Plan, including the Plan document, all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) the three most recent actuarial reports (if applicable) for all Company Employee Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written contracts, instruments or agreements relating to each Company Employee Plan, including administrative service agreements, investment management agreements, collective bargaining agreements and group insurance contracts; (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (vii) all filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors, the U.S. Department of Labor Delinquent Filer Voluntary Program or other government correction program relating to any Company Employee Plan. None of the Company, its Subsidiaries, any ERISA Affiliate, or any employee, officer, director, stockholder or other service provider of the Company or any of its Subsidiaries has made any promises or commitments, whether legally binding or not, to create any additional Company Employee Plan, agreement or arrangement, or to modify or change in any material way any existing Company Employee Plan. Other than as set forth in Section 411(d)(3) of the Code or individual employee agreements, there are no restrictions on the ability of the sponsor of each Company Employee Plan to amend or terminate any Company Employee Plan, and the sponsor of each Company Employee Plan has reserved such rights to amend or terminate the Company Employee Plans and not made any representations to the contrary.

(c)           Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered and maintained in accordance with its terms in all material respects and in compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code and each corresponding trust exempt under Section 501 of the Code is so qualified and has received a timely determination or opinion letter from the IRS upon which it may rely regarding its qualified status under the Code for all statutory and regulatory changes with respect to all plan qualification requirements for which the IRS will issue such a letter and, to the Knowledge of the Company, no circumstance exists, whether by action or failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or Tax; (iii) the Company, its Subsidiaries and each of their ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan, applicable Law, GAAP, Section 412 of the Code, other applicable Code section or any collective bargaining agreement with respect to all prior periods (including, without limitation, all contributions, insurance premiums or intercompany charges), and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with the terms of such Company Employee Plan, applicable Law, and GAAP; (iv) there are no audits, inquiries or Legal Actions pending, instituted or threatened or, to the Knowledge of the Company, anticipated by the IRS or the U.S. Department of Labor, or any Governmental Entity with respect to any Company Employee Plan, and no such completed audit, inquiry or Legal Action, if any, has resulted in the imposition of any Tax or penalty; (vi) there are no claims or other Legal Actions pending, threatened, asserted, instituted or, to the Knowledge of the Company, anticipated (other than routine claims for benefits) against any Company Employee Plan, any trustee or fiduciaries thereof, any ERISA Affiliate, any employee, officer, director, stockholder or other service provider of the Company or any Subsidiary (whether current, former or retired), or any of the assets of any Company Employee Plan; (vii) with respect to each Company Employee Plan that is funded mostly or partially through an insurance policy, none of the Company, its Subsidiaries or any ERISA Affiliate has any Liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such Liability with respect to periods through the Effective Time; (viii) no non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, has occurred or is reasonably expected to occur with respect to any Company Employee Plan, and no circumstance has occurred that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (ix) No Company Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(d)           Title IV of ERISA. No Company Employee Plan is subject to Title IV of ERISA, is a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) (a “Multiemployer Plan”) or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and none of the Company, its Subsidiaries, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any Liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any Multiemployer Plan or any “single-employer plan” (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

(e)           No Post-Employment Obligations. Except as set forth on Section 4.12(e) of the Company Disclosure Letter, no Company Plan Employment provides post-retirement health and welfare benefits to any current or former employee of the Company or its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(f)           Nonqualified Deferred Compensation. Each Company Employee Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been documented, operated and administered in compliance with Section 409A of the Code (and all applicable guidance issued by the IRS thereunder) in documentary form and in operation in all material respects.

(g)           Foreign Plans. With respect to each Company Employee Plan that is mandated by a government other than the United States or subject to the Laws of a jurisdiction outside of the United States (each, a “Foreign Employee Plan”), the fair market value of the assets of each funded Foreign Employee Plan, the liability of each insurer for any Foreign Employee Plan funded through insurance or the book reserve established for any Foreign Employee Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Employee Plan. Each Foreign Employee Plan has been maintained and operated in all material respects in accordance with the applicable plan document and all applicable Laws and other requirements , and if intended to qualify for special tax treatment, satisfies all requirements for such treatment.

(h)           Effect of Transaction. The consummation of the Merger, either alone or in combination with any other event, including a termination of any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries, will not limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan, and will not give rise to any Liability under any Company Employee Plan, including, without limitation, Liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries. No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Merger, by any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code.

(i)            No Exclusions; Improper Classification. Any individual who performs services for the Company or any of its Subsidiaries and who is not treated as an employee for federal income tax purposes by the Company or its Subsidiaries is not an employee under applicable Law or for any purpose including, without limitation, for Tax withholding purposes or Company Employee Plan purposes. The Company and its Subsidiaries have no liability by reason of an individual who performs or performed services for the Company or its Subsidiaries in any capacity being improperly excluded from participating in a Company Employee Plan. Each employee of the Company and its Subsidiaries has been properly classified as “exempt” or “non-exempt” under applicable Law.

(j)           Employment Law Matters. The Company and each of its Subsidiaries: (i) is in compliance in all material respects with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance in all material respects with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees.

(k)           Labor. Neither Company nor any of its Subsidiaries is party to, subject to, or bound by, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations, and there are no labor organizations, works councils, trade unions or other organizations representing, purporting to represent or attempting to represent any employee of the Company or any of its Subsidiaries and there no organizing activities, petitions or other union activities or campaigns of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries, or any Company Employees. No controversy, strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity is pending, threatened or, to the knowledge of the Company, is anticipated with respect to any employee of the Company or any of its Subsidiaries, and neither the Company nor any Company Subsidiary has experienced any such controversy, strike, slowdown, picketing, work stoppage or similar labor activity within the past six years. As of the date hereof, there are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with any Governmental Entity relating to Company Employees or employment practices. The Company and its Subsidiaries are not required to have, and do not have, any affirmative action plans or programs. To the Knowledge of the Company, no employees of the Company or any of its Subsidiaries are in any material respect in violation of any term of any employment Contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of Trade Secrets or proprietary information of others.

Section 4.13     Real Property and Personal Property Matters.

(a)           Owned Real Estate. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than Permitted Liens. Section 4.13(a) of the Company Disclosure Letter contains a true, complete and accurate list (including, without limitation, legal descriptions), as of the date hereof, of the Owned Real Estate. As of the date hereof, neither the Company nor any of its Subsidiaries (i) has conveyed any interest in or currently leases to third parties any rights with respect to the Owned Real Estate or any part thereof or (ii) has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Estate.

(b)           Leased Real Estate. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease for the full term of the respective Lease free and clear of any Liens other than Permitted Liens. Section 4.13(b) of the Company Disclosure Letter contains a true, complete and accurate list, as of the date hereof, of the Leased Real Estate, including, with respect to each such Lease, the date of such Lease and any material amendments thereto. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, no third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any Lease. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Company or any of its Subsidiaries entered into with any other Person (other than another wholly-owned Subsidiary of the Company) any sublease, license or other agreement that is material to the Company and its Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate. The Company has delivered or otherwise made available to Parent true, complete and accurate copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases, subleases or licenses, as tenant, any Leased Real Estate.

(c)           Personal Property. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

Section 4.14     Environmental Matters. Except for such matters as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole:

(a)           The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)           Neither the Company nor any of its Subsidiaries has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate, or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(c)           Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

(d)           The Company has all material Permits necessary for the conduct of its business and operations that are required under applicable Environmental Laws and is in material compliance with the terms and conditions of all such Permits.

(e)           The Company has provided or made available to Parent all material environmental reports, assessments, audits, studies, investigations and data in its custody or possession concerning the Company and its assets and the Real Estate.

(f)           None of the transactions contemplated by this Agreement or the Company Transaction Documents will trigger any filing requirement or other action under any applicable Environmental Law, including any environmental “transfer law”.

(g)           The representations and warranties set forth in this Section 4.14 are the Company’s sole and exclusive representations and warranties regarding environmental matters.

Section 4.15     Material Contracts.

(a)           Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets are bound (excluding any Leases):

(i)            any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K), whether or not filed by the Company with the SEC;

(ii)           any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (x) executive officer of the Company, (y) member of the Company Board, or (z) Company Employee providing for an annual base salary in excess of $200,000;

(iii)          any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly-owned Subsidiary thereof or (B) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (y) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv)          any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location or industry;

(v)           any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $150,000;

(vi)          any Contract that contains any provision that requires the purchase of all (or substantially all) of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(vii)         any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(viii)        any Contract that creates a partnership, joint venture or similar arrangement with respect to any business of the Company or its Subsidiaries;

(ix)           any mortgages, indentures, guarantees, loans or credit agreements, capitalized lease agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower, lender or guarantor, in each case in excess of $500,000, other than (x) accounts receivables and payables, and (y) loans to direct or indirect wholly-owned Subsidiaries of the Company;

(x)           any Contract relating to the rental or use of equipment, involving payment of fixed or contingent rentals or sums in excess of $50,000 per annum;

(xi)          any employee collective bargaining agreement or other Contract with any labor union;

(xii)         any Company IP Agreement, other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries;

(xiii)        any Contract with a Governmental Entity, including any settlement or conciliation Contract or similar Contract with a Governmental Entity or Order or Consent of any Governmental Entity to which the Company or any of its Subsidiaries is a party involving future performance by the Company or any of its Subsidiaries;

(xiv)        any Contract for capital expenditures providing for payment in excess of $100,000 that is not contemplated by the Company’s capital expenditure budget, which has been provided or made available to Parent;

(xv)         any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xiv) above; or

(xvi)         any Contract which is not otherwise described in clauses (i)-(xv) above that is material to the Company and its Subsidiaries, taken as a whole, and listed on Section 4.15(b) of the Company Disclosure Letter.

(b)           Schedule of Material Contracts; Documents. Section 4.15(b) of the Company Disclosure Letter sets forth a true, complete and accurate list as of the date hereof of all Company Material Contracts. The Company has made available to Parent true, complete and accurate copies of all Company Material Contracts, including any amendments thereto.

(c)           No Breach. (i) All the Company Material Contracts are valid and binding on the Company and, to the Company’s Knowledge, all other parties thereto, enforceable against such parties in accordance with its terms, and is in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract, and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract.

Section 4.16     Insurance. Section 4.16 of the Company Disclosure Letter contains a true, complete and accurate list of all material policies of insurance existing on the date hereof relating to the assets of the Company and its Subsidiaries and the business and employees of the Company and its Subsidiaries (except for any such policies maintained to provide benefits to employees under a Company Employee Plan). All such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to its obligations under any such insurance policies. All premiums and other payments due from the Company and its Subsidiaries prior to the date of this Agreement under or on account of any such insurance policies have been paid as of the date of this Agreement. There is no material insurance claim by the Company or any of its Subsidiaries pending under any of the policies.

Section 4.17     Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.18     Fairness Opinion. The Company Board has received the opinion of the Company Financial Advisor (and, if it is in writing, has provided a copy of such opinion to Parent) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.01     Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 5.02     Authority; Non-contravention; Governmental Consents.

(a)           Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and any other agreements and instruments required by this Agreement to be entered into and performed by Parent or Merger Sub, as applicable, in connection with the transactions contemplated by this Agreement (collectively, the “Parent/Merger Sub Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of Parent/Merger Sub Transaction Documents by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of the Parent/Merger Sub Transaction Documents or to consummate the Merger and the other transactions contemplated hereby and thereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL. Each Parent/Merger Sub Transaction Document has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)           Non-contravention. The execution, delivery and performance of the Parent/Merger Sub Transaction Documents by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Parent/Merger Sub Transaction Documents, do not and will not, directly or indirectly (with or without notice or the passage of time or both): (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub or any effective resolutions of the board of directors (or equivalent body), any committee thereof, or the stockholders (or equivalent body) of Parent or Merger Sub, as applicable; (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 5.02(c), conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c)           Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of the Parent/Merger Sub Transaction Documents or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby and thereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business; (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of NASDAQ; and (v) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 5.03     Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Proxy Statement, will, at the date such Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 5.04     Financing. Parent has delivered to the Company duly executed copies of commitment letter from J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A., including any related fee letter with only the fee amounts and certain other terms redacted (collectively, the “Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the lender parties thereto have committed to lend the amounts set forth therein on the terms set forth therein to Parent for the purpose of funding the transactions contemplated by this Agreement (the “Financing”). The Commitment Letter is in full force and effect as of the date hereof. Subject to the funding of the financing set forth in the Commitment Letter in accordance with its terms, Parent and the Surviving Corporation shall have funds sufficient to pay the aggregate Merger Consideration and consummate the transactions contemplated by this Agreement. Parent has fully paid all commitment fees or other fees required to be paid before the date of this Agreement pursuant to the Commitment Letter.

Section 5.05     Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Article VI

COVENANTS

Section 6.01     Conduct of Business of the Company. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Parent, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth on Section 6.01 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)           amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

(b)           (i) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiary);

(c)           issue, sell, pledge, dispose of, transfer, modify or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise or settlement of any Company Equity Award outstanding under Company Stock Plans as of the date of this Agreement in accordance with its terms;

(d)           except as required by applicable Law or by any Company Employee Plan or written Contract in effect as of the date of this Agreement that has been disclosed or made available to Parent, take or permit to be taken any action or commitment to (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or employees, other than increases in compensation to employees who are not directors or officers made in the ordinary course of business consistent with past practice, or grant, award, pay or accelerate any bonus or severance or termination pay to any directors, officers or employees of the Company or any of its Subsidiaries (ii) enter into or amend or terminate any employment, severance, retention or change in control agreement with any of its past or present directors, officers or employees, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights or payments under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law or the terms of such Company Employee Plans which are made in the ordinary course of business consistent with past practice; (iv) hire (directly or indirectly) any employee or independent contractor, other than (A) a non-executive employee having total annual compensation not in excess of $80,000 hired in the ordinary course of business consistent with past practice or (B) ophthalmologists or optometrists retained in the ordinary course of business consistent with past practice;

(e)           acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person, in any transaction or series of transactions, in excess of $100,000 in the aggregate;

(f)           (i) transfer, license, sell, lease, sublease, subject to any Lien (other than Permitted Liens) or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, provided that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, licensing, selling, leasing or disposing of excess or obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(g)           repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)           enter into any new line of business;

(i)            make or agree to make any new capital expenditure in excess of $50,000 or that, in the aggregate, are in excess of $100,000, other than (i) as contemplated by the Company’s capital expenditure budget, which has been provided or made available to Parent, or (ii) in the ordinary course of business consistent with past practice;

(j)            enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(k)           institute, settle or compromise any Legal Actions pending or threatened before any arbitrator, court or other Governmental Entity involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $250,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(l)            make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(m)          (i) adopt or change any material method of Tax accounting, (ii) make or change any material Tax election, (iii) change any annual accounting period, (iv) settle or compromise any material Tax liability, suit, claim, action, investigation, proceeding or audit for an amount in excess of amounts reserved, or (v) enter into any closing agreement with respect to any material Tax liability for an amount in excess of amounts reserved (it being agreed and understood that the Company does not make any covenants pursuant to this Section 6.01 related to Taxes, except as provided in this clause (m));

(n)           enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(o)           except in connection with actions permitted by Section 6.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(p)           dispose of, permit to lapse, abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Company IP, other than in the ordinary course of business consistent with past practice;

(q)           (i) make any loan to any of its directors, officers or employees other than advances on expenses made in the ordinary course of business consistent with past practice or, (ii) other than in the ordinary course of business consistent with past practice, enter into any other transaction with any of its directors, officers or employees;

(r)           cancel or terminate any material insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

(s)           incur unreasonable transaction fees in connection with the Merger or the other transactions contemplated hereby, or

(t)            agree or commit to do any of the foregoing.

Section 6.02     Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VIII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.03     Access to Information; Confidentiality.

(a)           From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VIII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)           Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated July 12, 2013, as amended, between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 6.04     No Solicitation.

(a)     Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on March 15, 2014 (the “Go-Shop Period End Date”), the Company and its Subsidiaries and their respective Representatives shall have the right, acting under the direction of the Company Board, to directly or indirectly: (i) initiate, solicit and encourage Takeover Proposals, including by way of making public disclosure relating to such solicitation and by way of providing access to non-public information to any Person (each a “Solicited Person”), subject to first entering into an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent) with each such Solicited Person; provided, that the Company shall promptly (and in any event within 24 hours) provide or make available to Parent any non-public information concerning the Company or its Subsidiaries that is provided or made available to any Solicited Person given such access which was not previously provided or made available to Parent; and (ii) enter into and maintain, or participate in, discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

(b)     Subject to Sections 6.04(c), (d), (f), (g) and (h), from the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ Representatives not, to directly or indirectly: (i) whether publicly or otherwise, initiate, solicit, knowingly facilitate or encourage (including by way of providing non-public information or access to its employees, business, properties, assets, books or records to initiate, solicit, knowingly facilitate or encourage a Takeover Proposal) the submission or announcement of any Takeover Proposal (or inquiries or requests that relate thereto or could reasonably be expected to lead thereto) or engage in any discussions or negotiations with respect thereto (or that could reasonably be expected to lead to a Takeover Proposal) or otherwise cooperate with or assist or participate in or facilitate any such requests, proposals, offers, discussions or negotiations, (ii) take any action to make the provisions of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other anti-takeover laws and regulations of any state, including, without limitation, the provisions of Section 251 of the Delaware General Corporation Law, as amended, inapplicable to any transactions contemplated by a Takeover Proposal, (iii) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 2.03 of the Delaware General Corporation Law, (iv) adopt, approve or recommend, or resolve to or publicly propose to adopt, approve or recommend, a Takeover Proposal, (v) enter into any merger agreement, letter of intent, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, agreement in principle, acquisition agreement or other Contract (other than an Acceptable Confidentiality Agreement) providing for or relating to a Takeover Proposal (each, a “Company Acquisition Agreement”) or consummate any such transaction, or enter into any agreement or understanding requiring the Company to abandon, terminate or fail to consummate this Agreement or the transactions contemplated hereby or breach its obligations hereunder, (vi) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of a Takeover Proposal or (vii) agree, approve, recommend or resolve to do any of the foregoing.

(c)           If at any time prior to obtaining the Company Requisite Stockholder Vote, the Company or any of its Subsidiaries has received a bona fide written Takeover Proposal from a third party (other than a written Takeover Proposal that was intentionally or knowingly solicited in violation of this Agreement or that directly or indirectly resulted from a material breach of this Section 6.04) that the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that the failure to take such action would be inconsistent with or in violation of the directors’ fiduciary duty under applicable Law and that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal, then, the Company may (i) furnish information with respect to the Company to the Person making such Takeover Proposal and (ii) participate in discussions or negotiations (including, as a part thereof, making any counterproposals) with the Person making such Takeover Proposal regarding such Takeover Proposal; provided, that the Company (x) shall not, and shall not allow any of its Subsidiaries or its or their respective Representatives to, disclose or make available any non-public information to such Person without first entering into an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent), and (y) will promptly (and in any event within 24 hours) provide or make available to Parent any nonpublic information concerning the Company provided or made available to such other Person which was not previously provided or made available to Parent.

(d)           Notwithstanding the provisions of Section 6.04(b), prior to obtaining the Company Requisite Stockholder Vote, the Company may take any of the actions described in Section 6.04(c) with respect to any Person or any of its Affiliates (each such Person, a “Continuing Party”) that has made a bona fide written Takeover Proposal which was received by the Company after the date hereof and prior to the Go-Shop Period End Date and with whom the Company is having ongoing discussions or negotiations as of the Go-Shop Period End Date regarding such Takeover Proposal, provided that, in each case, the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal. Any determination by the Company Board that any such Takeover Proposal received prior to the Go-Shop Period End Date meets the requirements described in the first sentence of this Section 6.04(d) shall be made not later than 24 hours after the Go-Shop Period End Date. No later than 48 hours following the Go-Shop Period End Date, the Company shall notify Parent, in writing, of the identity of each Continuing Party and shall provide Parent a copy of each Takeover Proposal received from any Continuing Party. From and after the Go-Shop Period End Date, the Company shall keep Parent reasonably informed on a current basis (and in any event within 24 hours) as of the status of any material developments, modifications, discussions and negotiations concerning all Takeover Proposals from Continuing Parties. Notwithstanding anything contained in this Section 6.04(d) to the contrary, any Continuing Party shall cease to be a Continuing Party for all purposes under this Agreement at such time as its Takeover Proposal fails to satisfy the requirements described in the first sentence of this Section 6.04(d) or otherwise expires or is withdrawn. The Company shall promptly (and in any event within 24 hours) notify Parent in writing when a Continuing Party ceases to be a Continuing Party.

(e)           Subject to Section 6.04(c) and other than with respect to Continuing Parties, at the Go-Shop Period End Date, the Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Person conducted theretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any Takeover Proposal and use its (and will cause its Subsidiaries and their respective Representatives to use their) reasonable best efforts to cause such Persons to return or destroy (and confirm the destruction of) all confidential information provided or made available to such Person on behalf of the Company.

(f)           After the Go-Shop Period End Date, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if it receives (or after it becomes aware that one of its Representatives has received): (i) a Takeover Proposal from a Person or group of related Persons (other than a Continuing Party) or written or verbal indication that such Person or group is considering making a Takeover Proposal, including the material terms and conditions thereof and the identity of the Person making or proposing to make such Takeover Proposal, to the extent known, (ii) any request by any Person or group of related Persons for non-public information relating to the Company other than requests in the ordinary course of business, consistent with past practices, and reasonably believed by the Company to be unrelated to a Takeover Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal by any Person or group of related Persons. Without limiting the foregoing, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ Representatives not to, take any of the actions referred to in clauses (i) and (ii) of Section 6.04(c) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall keep Parent reasonably informed on a current basis (and in any event within 24 hours) as to the status of any material developments, modifications, discussions, negotiations concerning all Takeover Proposals from any such Persons.

(g)           Except as expressly permitted in Section 6.04(h) and (i), the Company Board shall not directly or indirectly (i) withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, publicly propose or resolve to withhold, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) fail to include, or publicly propose not to include, the Company Board Recommendation in the Proxy Statement or make any public statement inconsistent with the Company Board Recommendation, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, propose to accept any Takeover Proposal, (iv) after the Go-Shop Period End Date, fail to publicly reaffirm the Company Board Recommendation within 48 hours after Parent so requests in writing in response to a Takeover Proposal that has been publicly made or publicly disclosed or announced and not withdrawn, or (v) fail to recommend against any Takeover Proposal or fail to recommend against acceptance of any tender offer or exchange offer for shares of Company Common Stock within ten Business Days after commencement of such offer; or (vi) or agree, approve, recommend or resolve to do any of the foregoing, (each of the actions or omissions described in clauses (i) through (vi) above, a “Change in Company Recommendation”).

(h)           Notwithstanding anything to the contrary in Section 6.04(g), if, at any time after the date hereof and prior to obtaining the Company Requisite Stockholder Vote, the Company receives a Takeover Proposal (including from a Continuing Party) and the Company Board concludes in good faith, after consultation with its outside financial and legal advisors, that such Takeover Proposal constitutes a Superior Proposal and that the failure to effect a Change in Company Recommendation would be inconsistent with the fulfillment of its fiduciary duties under applicable Law, the Company Board may (i) cause the Company to terminate this Agreement pursuant to Section 8.04 to concurrently enter into a Company Acquisition Agreement with respect to such Superior Proposal and/or (ii) effect a Change in Company Recommendation; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (i) and any purported termination pursuant to the foregoing clause (i) shall be void and of no force and effect, unless concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 8.06; provided, further, that the Company may not terminate this Agreement pursuant to the foregoing clause (i) and the Company Board may not effect a Change in Company Recommendation pursuant to the foregoing clause (ii) unless (A) the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the “Notice Period”), of its intention to take such actions, which notice shall (1) state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare constitutes a Superior Proposal and/or that the Company Board intends to make a Change in Company Recommendation and the Company intends to terminate this Agreement to enter into a Company Acquisition Agreement with respect to such Superior Proposal and (2) include a written summary of the material terms and conditions of such Superior Proposal (including the identity of the Person or group of Persons making such Superior Proposal); (B) the Company shall have contemporaneously provided a copy of the relevant proposed Company Acquisition Agreement (updated versions of which shall be provided on a prompt basis as they become available to the Company or their counsel) with the Person or group of Persons making such Superior Proposal and any other material documents relating thereto; (C) during the Notice Period, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause its and its Subsidiaries’ Representative to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub, in their sole discretion, desire to negotiate) to make adjustments in the terms and conditions of this Agreement, and the Company Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company in evaluating whether the Takeover Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notice by the Company and a new Notice Period, except that such new Notice Period shall be three Business Days); and (D) the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent to the terms and conditions of this Agreement during the Notice Period(s); provided, further, that the Company shall not be permitted to terminate this Agreement pursuant to the foregoing clause (i) in order to accept a Superior Proposal (and any purported termination pursuant to the foregoing clause (i) shall be void and of no force and effect) and/or effect a Change in Company Recommendation pursuant to the foregoing clause (ii) if such Superior Proposal was knowingly and intentionally solicited in violation of this Agreement or that directly or indirectly resulted from a material breach of this Section 6.04. The Company shall provide Parent with at least 48 hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal.

(i)            Nothing contained in this Section 6.04 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided, however, that any communications to stockholders under such rules other than a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Takeover Proposal or an express reaffirmation of the Company Board Recommendation shall be deemed to be a Change in Company Recommendation).

(j)            For purposes of this Section 6.04, “Company Board” includes any special committee of the Company Board appointed by the Company Board to evaluate any Takeover Proposal.

Section 6.05     Stockholders Meeting; Preparation of Proxy Materials.

(a)           Subject to the terms set forth in this Agreement, the Company shall take all action necessary to duly call, give notice of, convene and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Unless the Company Board shall have effected a Change in Company Recommendation as permitted by Section 6.04(h) hereof, the Company Proxy Statement shall include the Company Board Recommendation. The record date for the Company Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of Parent (which prior written approval shall not be unreasonably withheld, conditioned or delayed). Unless the Company Board shall have effected a Change in Company Recommendation as permitted by Section 6.04(h) hereof, the Company shall (i) solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement, and (ii) take all other action necessary or advisable to secure the Requisite Company Vote (including, at the request of Parent, postponing or adjourning the Company Stockholders Meeting to obtain a quorum or solicit additional proxies). The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested Parent or Merger Sub. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than (x) in order to obtain a quorum of its stockholders or (y) as reasonably determined by the Company to comply with applicable Law). At the Company Stockholders Meeting, Parent and its Affiliates shall vote all Shares owned by them in favor of adoption of this Agreement and approval of the Merger. Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Stockholders Meeting if this Agreement is terminated before the meeting is held.

(b)           In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement (and in any event within 15 days of the date of this Agreement) the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to Parent and Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall as soon as reasonably practicable (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the Company Proxy Statement. Each of Parent, Merger Sub and the Company shall promptly update any information provided by it for use in the Company Proxy Statement which shall have become materially false or misleading prior to the Company Stockholders Meeting, and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such update.

(c)           The Company shall also prepare and file with the SEC, within the time period prescribed by the Exchange Act, all communications relating to the solicitation of proxies in connection with the Company Stockholders Meeting that are required to be filed under the Exchange Act. The Company shall provide Parent a reasonable opportunity to review and comment on any such filings (which comments shall be reasonably considered by the Company).

Section 6.06     Financial Statement Cooperation. The Company shall, and shall cause its Subsidiaries to, cooperate with Parent in a timely manner as reasonably requested by Parent in connection with the timely filing of historical financial statements and pro forma financial information involving the Company for any securities offerings by Parent or its Affiliates for which such financial information is required under applicable Law (in Parent’s reasonable judgment), in each case including (i) permitting Parent to use any audited or unaudited financial statements of the Company, (ii) facilitating the delivery from the Company’s or Parent's independent public accountants, as applicable, of relevant comfort letters necessary or advisable in connection with the foregoing, (iii) facilitating the delivery from the Company’s independent public accountants of relevant consent letters necessary in connection with the foregoing and (iv) if any requested financial statements are not available, assisting Parent and its independent public accountants in the preparation of such financial statements.

Section 6.07     Notices of Certain Events. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (including a copy of such notice or communication to the extent in writing), (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (including a copy of such notice or communication to the extent in writing), (iii) any Legal Actions commenced, or to such party’s knowledge, threatened, against or otherwise involving the Company, Parent or any of their respective Subsidiaries or any of their respective directors and officers, as applicable, that are arising from or related to this Agreement and the transactions contemplated hereby (collectively, “Transaction Litigation”), and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 7.02(a), Section 7.02(b) or Section 7.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 7.03(a) or Section 7.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied. In no event shall (x) the delivery of any notice by a party pursuant to this Section 6.07 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty.

Section 6.08      Employees; Benefit Plans.

(a)           During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries as of immediately prior to the Effective Time who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with salary and wages, incentive compensation and bonus opportunities (excluding equity-based compensation), and employee benefits that are comparable, in the aggregate, to the base salary, incentive compensation and bonus opportunities and employee benefits (excluding equity-based compensation, retiree medical benefits and defined benefit plans) provided by the Company and its Subsidiaries as of immediately prior to the Effective Time.

(b)           Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, for purposes of eligibility (but not for purposes of vesting or accrual) under the benefit plans and arrangements of Parent or the Surviving Corporation in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, however, that nothing in this Section 6.08(b) shall be construed to require crediting of service (i) for purposes of any defined benefit pension plan or for any retiree medical or other post-retirement welfare plan, (ii) to the extent past service is not credited under such plans or arrangements for similarly situated employees of Parent, or (iii) to the extent that (x) such crediting would result in a duplication of benefits or (y) such service was not recognized under the corresponding Company Employee Plan.

(c)           If and to the extent any Company Continuing Employees participate in the welfare benefit plans and arrangements of Parent or the Surviving Corporation, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Continuing Employees under any such welfare benefit plans to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the Effective Time occurs, the crediting of each Company Continuing Employees with any copayments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

(d)           The provisions of this Section 6.08(d) are for the sole benefit of the parties hereto and nothing in this Section 6.08, express or implied, shall confer upon any other Person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Company and the Company Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 6.08. Nothing contained herein, express or implied (i) shall be construed to establish, amend, modify or terminate any benefit plan, program, agreement or arrangement or to require Surviving Corporation, Parent or any of their respective Affiliates to continue any specific Company Employee Plan or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 6.08 shall not create any right in any Company Employee, any Company Continuing Employee or any other Person to any continued employment or other service with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

Section 6.09     Directors’ and Officers’ Indemnification and Insurance.

(a)           Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company and its Subsidiaries (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed on Section 6.09 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b)           For six years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, no Indemnifying Party shall be required to indemnify any Indemnified Party pursuant hereto if it shall be determined by a final judgment of a court of competent jurisdiction that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party believed to be in or not opposed to the best interests of the Company or any Subsidiary of the Company.

(c)           The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement, which amount is set forth on Section 6.09(c) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium. Prior to the Effective Time, the Company shall cooperate and consult with Parent reasonably and in good faith in seeking any “tail” insurance hereunder (including, at the request of Parent, to obtain quotations for annual premiums from alternative insurance carriers or brokers).

(d)           The obligations of Parent and the Surviving Corporation under this Section 6.09 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.09 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.09 applies shall be third-party beneficiaries of this Section 6.09, each of whom may enforce the provisions of this Section 6.09).

(e)           In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.09. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.10     Reasonable Best Efforts.

(a)           Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 6.10), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary permits, waivers, consents, approvals and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities, (ii) the obtaining of all required consents or waivers from third parties; provided with respect to this clause (ii), no party shall be deemed to be in breach of this Section 6.10 if such party complies with its obligation to use reasonable best efforts to obtain such consents or waivers under this clause but is nonetheless unable to obtain such consents or waivers, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. To the extent reasonably practicable, the parties or their Representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. Each party hereto shall promptly inform and provide a copy to the other party or parties hereto, as the case may be, of any communication from any Governmental Entity with respect to any filing or submission or regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party hereto shall give the other reasonable prior notice of any communication to, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such filing or any such transaction. To the extent reasonably practicable, no party hereto shall, nor shall it permit its respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any such filing, investigation or other inquiry without giving the other party reasonable prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the opportunity of the other party to attend or participate. To the extent permitted by applicable Law, the parties to this Agreement will consult and cooperate with one another in connection with any analyses, appearance, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or related to the HSR Act. Neither Parent nor the Company shall commit to or agree (or permit their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

(b)           Without limiting the generality of the undertakings pursuant to Section 6.10(a) hereof, the parties hereto shall (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement (provided that in the case of the filing under the HSR Act, such filing shall be made within ten Business Days of the date of this Agreement) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws and (ii) subject to the terms set forth in Section 6.10(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c)           In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their Affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided that, if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

Section 6.11     Financing.

(a)           Each of Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letter, including using their respective reasonable best efforts to: (i) enter into definitive agreements with respect thereto on the terms and conditions contained in the Commitment Letter as promptly as practicable after the date hereof and (ii) satisfy, or cause their respective Representatives to satisfy, on a timely basis all conditions applicable to Parent, Merger Sub or their respective Representatives that are within their respective control in such definitive agreements.

(b)           Parent shall not agree to any amendment or modification to, or grant any waiver of, any condition or other provision under the Commitment Letter without the prior written consent of the Company if such amendment, modification or waiver would (i) reduce the aggregate amount of the Financing such that Parent would not have sufficient funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) to pay the Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement or (ii) impose new or additional conditions that would reasonably be expected to prevent or materially delay the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement. Parent shall not release or consent to the termination of the obligations of the lenders under the Commitment Letter, except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the Financing or as otherwise expressly contemplated by the Commitment Letter.

(c)           In the event that any portion of the Financing becomes unavailable in the manner or from the sources contemplated in the Commitment Letter, (i) Parent shall promptly so notify the Company upon obtaining knowledge thereof and (ii) Parent and Merger Sub shall use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative financial institutions in an amount, together with other sources available to Parent, sufficient to consummate the transactions contemplated by this Agreement upon conditions not materially less favorable to Parent, Merger Sub and the Company than those in the Commitment Letter, as promptly as practicable following the occurrence of such event. The definitive agreements entered into pursuant to the first sentence of this Section 6.11(c) are referred to in this Agreement, collectively, as the “Financing Agreements.”

(d)           Parent shall (i) furnish the Company complete, correct and executed copies of the Financing Agreements or any alternative financing agreement promptly upon their execution and (ii) give the Company prompt notice of any material breach or material threatened breach by any party of any of the Commitment Letter or of any conditions that are reasonably likely to result in the failure of any of the conditions to the funding of the Financing not being satisfied as the closing thereunder, any alternative financing commitment, the Financing Agreements, or any alternative financing agreement of which Parent or Merger Sub becomes aware or any termination thereof or refusal to provide in full, or stated intent to refuse to provide in full, in each case, to the extent required to consummate the transactions contemplated by this Agreement, the financing contemplated by the Financing Agreements; provided that Parent shall be under no obligation to disclose any information that is subject to an attorney-client or similar privilege.

(e)           Parent shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to extend the Commitment End Date to the extent necessary, but in any case by no more than 60 days; provided, however, that Parent and its Subsidiaries shall not be required to seek such extension if (i) the Company is then in breach of any terms of this Agreement and (ii) it is reasonably apparent (in Parent’s reasonable judgment) that the conditions set forth in Section 7.01 and/or Section 7.02 will not be satisfied on or prior to the End Date.

Section 6.12     Financing Cooperation. The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives to, cooperate in connection with the arrangement of the Financing or alternative financing as may be reasonably requested by Parent; provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Such cooperation by the Company and its Subsidiaries and their respective Representatives shall include, at the reasonable request of Parent, (a) participating in meetings and presentations with prospective lenders (including making available the Company’s senior management for participation in such meetings), (b) using reasonable best efforts to provide information (including any information necessary to facilitate preparation of projections and the pro forma financial statements required pursuant to the Securities Act (including Article XI of Regulation S-X) in connection with the Merger), documents, authorization letters, opinions and certificates, enter into agreements and take other actions that are customary in connection with the Financing or alternative financing or necessary or desirable to permit Parent to fulfill conditions or obligations under the definitive documentation for the Financing or the alternative financing, (c) furnishing the report of the Company’s auditor on the most recently available audited consolidated financial statements of the Company and its Subsidiaries and using its reasonable best efforts to obtain the consent of such auditor to the use of such report in accordance with normal custom and practice, (d) using reasonable best efforts to assist in the preparation of one or more confidential information memoranda and other marketing and syndication materials reasonably requested by Parent; (e) cooperating with respect to matters relating to pledges of collateral to take effect at the Effective Time in connection with the Financing or the alternative financing; (f) assisting Parent in obtaining customary legal opinions to be delivered in connection with the Financing or the alternative financing; (g) assisting Parent in obtaining customary comfort letters and consents of independent accountants of the Company and its Subsidiaries, including with respect to the auditor consents in connection with any filings with the SEC; and (h) using reasonable best efforts to assist in procuring any necessary rating agency ratings or approvals. The Company hereby consents to the reasonable use of its logos in connection with the Financing or any alternative Financing, provided that such use is disclosed to the Company in writing prior to the time that it is so used, such logos are used in a manner that could not reasonably be expected to harm or disparage the Company, its Subsidiaries or their marks and on such other customary terms and conditions as the Company or applicable Subsidiary shall reasonably impose. Parent shall, promptly upon termination of this Agreement, reimburse the Company for all reasonable and documented out-of-pocket expenses and costs incurred in connection with the Company’s or its Affiliates’ obligations under this Section 6.12, and Parent shall indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing or the alternative financing, except to the extent determined by a court of competent jurisdiction in a final proceeding to have arisen from fraud, gross negligence, willful misconduct or intentional misrepresentation of the Company, its Subsidiaries and/or any of its Representatives. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability or obligation in connection with the Financing (or any alternative financing) not subject to the Effective Time. All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 6.12 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to the lenders in respect of the Commitment Letter and other potential sources of capital, rating agencies and prospective lenders and investors during syndication of the Financing or any alternative Financing subject to the lenders, potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).

Section 6.13     Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 6.04 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 6.14     Takeover Statutes. If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 6.15     Stock Exchange De-Listing. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the de-listing by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days thereafter.

Section 6.16     Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 6.17     Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense, settlement of Transaction Litigation, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or any of its Subsidiaries or Affiliates or a material increase in the Company’s insurance premiums.

Section 6.18     Indebtedness. At the request of Parent, at or prior to the Closing, the Company shall repay or discharge, or shall cause to be repaid or discharged, any amounts then outstanding (including any accrued but unpaid interest thereon, penalties, fees or other Liabilities with respect thereto) and owed in respect of any indebtedness for borrowed money of the Company or its Subsidiaries and (b) shall release, or procure the release, in connection with such repayment or discharge of such indebtedness, any Liens thereon (if any). In connection with such repayment, the Company shall use its reasonable best efforts to deliver to Parent no later than three (3) Business Days prior to the Closing Date a duly executed payoff letter in respect of any such indebtedness, customary as to form and substance, addressed to the Company and Parent, which pay-off letter shall be updated, as necessary, on the Closing Date to specify the aggregate amount of obligations outstanding as of immediately prior to the Closing.

Section 6.19     Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company and each of its Subsidiaries shall notify Parent of the receipt of written notice of any material suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

Section 6.20     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Article VII
CONDITIONS

Section 7.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)           Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b)           Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated.

(c)           No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(d)           Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 7.01 of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 7.02     Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 4.01(a), Section 4.02(a), Section 4.02(b)(i) (first sentence), Section 4.02(c), Section 4.03(a), Section 4.04(b), Section 4.05(a) and Section 4.10) set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) the representations and warranties of the Company contained in Section 4.01(a), Section 4.02(a), Section 4.02(b)(i), and Section 4.02(c), Section 4.03(a), Section 4.04(b), Section 4.05(a) and Section 4.10 shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date).

(b)           Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c)           Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)           Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) hereof.

(e)           Each of the Employment Agreements among the Company, Parent and the Specified Executives, in the form attached hereto as Exhibit A, shall be in full force and effect at and as of the Closing.

Section 7.03     Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)           Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c)           Officer’s Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 7.03(a) and Section 7.03(b).

Article VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.01     Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent, Merger Sub and the Company.

Section 8.02     Termination By Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)           if the Merger has not been consummated on or before May 14, 2014 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date; provided, further, however, that if the Commitment End Date is extended pursuant to Section 6.11(e), then the End Date shall also be extended by the number of days that the Commitment End Date is extended;

(b)           if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(c)           if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 8.03     Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)           if (i) a Change in Company Recommendation shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 6.04, (iv) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, (v) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (vi) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 8.03(a); or

(b)           if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.02(a) or Section 7.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date or, if curable, has not been cured in all material respects by the Company within 30 days after its receipt of written notice thereof from Parent (or, if less than 30 days prior to the End Date, prior to the End Date).

Section 8.04     Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 8.04(b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a)           if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 6.04 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 8.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; or

(b)           if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.03(a) or Section 7.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date or, if curable, has not been cured in all material respects by Parent or Merger Sub within 30 days after its receipt of written notice thereof from the Company (or, if less than 30 days prior to the End Date, prior to the End Date).

Section 8.05     Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, Financing Source or Representative of such party) to any other party hereto, except (i) with respect to Section 6.03(b), this Section 8.05, Section 8.06 and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

Section 8.06     Fees and Expenses Following Termination.

(a)           If this Agreement is terminated by Parent pursuant to Section 8.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee, plus Parent’s Expenses in an amount not to exceed $1,000,000 and that are actually incurred by Parent on or prior to the termination of this Agreement.

(b)           If this Agreement is terminated by the Company pursuant to Section 8.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee, plus Parent’s Expenses in an amount not to exceed $1,000,000 and that are actually incurred by Parent on or prior to the termination of this Agreement.

(c)           If this Agreement is terminated (i) by Parent pursuant to Section 8.03(b) and provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (ii) by the Company or Parent pursuant to (x) Section 8.02(a) hereof and provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (y) Section 8.02(c) hereof and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 8.02(a) or Section 8.03(b)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 8.02(c)), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 8.02(a) or Section 8.02(c), have been publicly disclosed and not withdrawn on an unconditional basis or (2) in the case of a termination pursuant to Section 8.03(b), have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn on an unconditional basis, and (B) within 12 (twelve) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee, plus Parent’s Expenses in an amount not to exceed $1,000,000 and that are actually incurred by Parent on or prior to the termination of this Agreement (it being understood for all purposes of this Section 8.06(c), all references in the definition of Takeover Proposal to 15% shall be deemed to be references to “more than 50%” instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholders Meeting, as applicable, and, within 12 (twelve) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (c).

(d)           The Company acknowledges and hereby agrees that the provisions of this Section 8.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 8.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 8.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e)           Except as expressly set forth in this Section 8.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 8.07     Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Company Common Stock without such approval; provided, further, however, that none of Sections 8.05, 8.07, 9.02, 9.03, 9.04 and 9.07 may be amended, modified, supplemented or waived in any manner adverse to the Financing Sources without the prior written consent of the Financing Sources.

Section 8.08     Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Article IX
MISCELLANEOUS

Section 9.01     Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.01 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 9.02     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 9.03     Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the state or federal courts located within the State of Delaware. Notwithstanding anything in this Section 9.03 to the contrary, each of the parties hereto agrees that it will not bring or support any claim, cross-claim or third-party claim of any kind or description, whether at law, in equity, in contract, in tort or otherwise, against or involving any Financing Source, in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing, the Commitment Letter or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court, and that the provisions of Section 9.04 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim. The provisions of this Section 9.03 shall be enforceable by each Financing Source. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.05 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 9.03, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.04     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.04.

Section 9.05     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) when received by the addressee if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.05):

If to Parent or Merger Sub, to:	100 Lakeside Drive Suite 100 Horsham, PA 19044 Facsimile: (215) 619-3209 Attention: President

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Facsimile: (212) 969-2900 Attention: Paul I. Rachlin
Ronald R. Papa

If to the Company, to:	LCA-Vision Inc. 7840 Montgomery Road Cincinnati, Ohio 45236 Facsimile: (513) 792-5620 Attention: Chairman of the Board and Chief Executive Officer

with a copy (which will not constitute notice to the Company) to:	Taft Stettinius & Hollister LLP 425 Walnut Street, Suite 1800 Cincinnati, OH 45202 Facsimile: (513) 381-0205 Attention: Gerald S. Greenberg

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 9.06     Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 9.07     No Third-Party Beneficiaries.

(a)           This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors, and except as provided in Section 6.09 hereof (which shall be to the benefit of the parties referred to in such section), nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, the Financing Sources shall be express third-party beneficiaries of Sections 8.05, 8.07, 9.02, 9.03, 9.04 and 9.07.

(b)           No Financing Source shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated hereby or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (it being understood that the foregoing does not apply to any liability such Financing Source may have as a party to, to any other party to, the Commitment Letter), and, to the maximum extent permitted by Law, each party hereto hereby waives and releases such liabilities, claims, causes of action, and obligations against any such Financing Source.

Section 9.08     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.09     Transfer Taxes. Anything contrary in this Agreement notwithstanding, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Mergers shall be paid by Parent when due.

Section 9.10     Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.11     Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 9.12     Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Delaware Court of Chancery or any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. None of the parties shall oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with this Section 9.12 on the basis that any other party has an adequate remedy at law or that any award of equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such injunction or order.

Section 9.13     Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LCA-Vision Inc.

By	/s/ E. Anthony Woods
Name:	E. Anthony Woods
Title:	Chairman

PHOTOMEDEX, INC.

By	/s/ Dolev Rafaeli
Name:	Dolev Rafaeli
Title:	CEO

GATORADE ACQUISITION CORP.

By	/s/ Dolev Rafaeli
Name:	Dolev Rafaeli
Title:	CEO

 Annex B

OPINION OF CAIN BROTHERS

February 13, 2014

The Board of Directors

LCA-Vision, Inc.

7840 Montgomery Road

Cincinnati, OH 45236

Members of the Board:

We understand that PhotoMedex, Inc., a Delaware corporation, and its newly-formed subsidiary (collectively, “PhotoMedex” or “Purchaser”) and LCA-Vision, Inc., a Delaware corporation, (“LCA” or the “Company”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which, subject to the terms and conditions of the Agreement, the PhotoMedex subsidiary will be merged with and into LCA and LCA will become a wholly-owned subsidiary of PhotoMedex (the “Transaction”).

Pursuant to the Agreement, we understand that at the Effective Time (as defined in the Agreement), each outstanding share of common stock of LCA (subject to customary exceptions specified in the Agreement) automatically shall be canceled and converted into the right to receive $5.37 in cash per share (the “Cash Consideration Per Share”). Outstanding options to purchase shares of the Company’s common stock will be converted into the right to receive cash based on terms specified in the Agreement.

We have served as the Company’s exclusive financial advisor in connection with the Transaction. As contemplated by our engagement letter with the Company dated February 14, 2011 (the “Engagement Letter”), you have asked us whether, in our opinion, the Cash Consideration Per Share is fair to the Company’s shareholders from a financial point of view.

For purposes of this opinion we have, among other things:

1.	Reviewed a draft of the Agreement dated as of February 12, 2014 (including the draft disclosure schedules related thereto) and participated in certain negotiations with PhotoMedex;

2.

Reviewed certain financial, business and other information about the Company that was publicly available or provided to Cain Brothers by the Company, including the Company’s periodic reports filed with the Securities and Exchange Commission for periods ended on and after December 31, 2012;

3.

Reviewed certain internal financial and operating information, including financial forecasts and projections for the Company that were provided to Cain Brothers by the Company, taking into account (a) the Company’s historical and current fiscal year financial performance, and (b) the Company’s three-year forecasts based on potential future operation of the Company as an independent entity;

4.

Held discussions with the Company’s management regarding the Company’s future prospects and financial outlook and the operating plans of LCA including, without limitation, the risks and uncertainties of the Company continuing to pursue an independent strategy;

5.	Reviewed the historical market prices and trading activity for shares of the common stock of the Company;

6.	Reviewed publicly available financial data, stock market performance data and trading multiples of companies that we deemed to be relevant;

7.	Reviewed the proposed financial terms of the Transaction with the financial terms of certain other mergers and acquisitions that we deemed to be relevant;

8.	Reviewed the premiums paid by acquirers in certain other mergers and acquisitions that we deemed to be relevant;

9.	Performed discounted cash flow analyses; and

10.

Reviewed such other financial studies, performed such other analyses and investigations and took into account such other matters as we deemed appropriate including, without limitation, our assessment of general economic, market and monetary conditions.

We were not authorized to solicit, and did not solicit, interest from any party with respect to any strategic transaction involving the Company or any of its assets, and therefore have no basis to evaluate market interest that could have influenced the views expressed in this Opinion. However, the Agreement calls for a “go shop” process, the results of which will provide a gauge of that factor and could affect our opinion as expressed in this letter.

In preparing our opinion, we have assumed and relied with your consent on the accuracy and completeness of all information reviewed by us, and we have relied upon the assurances of the Company’s management that it is not aware of any facts that would make such information inaccurate or misleading. We have not assumed any responsibility for verifying and have not independently verified such information or undertaken an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such valuation or appraisal. We express no opinion as to the liquidation value of any entity or as to the tax or other consequences of the Transaction. We are not legal, tax or accounting advisors and have relied upon the Company and its legal, tax and accounting advisors to make their own assessment of all legal, tax and accounting matters relating to the Company and the Transaction.

With respect to the financial projections supplied to us, we have assumed upon advice of the Company that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of senior management of the Company of its future competitive, operating and regulatory environments and related financial performance of the Company, and we have further assumed that such projections will be realized in the amounts and in the time periods currently estimated and that additional capital contemplated by the projections will be available. We have discussed such projections and estimates, and the assumptions on which they were based, with the Company’s senior management, but we assume no responsibility for and express no view as to such projections or estimates or the assumptions on which they were based. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

In arriving at our opinion, we did not attribute any particular weight to any analysis or factor considered by us, but instead made qualitative judgments as to the significance and relevance of each analysis and factor. Each method of analysis has inherent strengths and weaknesses, and the nature of the available information may further affect the analytic value of particular methods. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

We have not reviewed the books and records of the Company or conducted a physical inspection of the properties or facilities of the Company, nor have we assumed any responsibility for any such review or inspection. We have assumed, with your consent, that the executed version of the Agreement will not differ in any material respect from the last draft we reviewed and that the Transaction will be consummated on the terms set forth therein, without waiver or modification of any material terms. We have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement.

Our opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring after the date hereof. Changes in the operating condition and/or share price of the Company subsequent to such date could result in a material change in our judgment of the fairness of the Cash Consideration Per Share. In addition, changes in the eye-care environment, and the valuations accorded to eye-care companies by the public markets, each could result in a material change in our judgment of the fairness of the Cash Consideration Per Share.

This opinion does not constitute a recommendation to any director or stockholder of the Company as to how any such director or stockholder should vote on or otherwise act with respect to the Transaction. This opinion does not address (i) the terms of the Agreement except the fairness of the Cash Consideration Per Share as expressly set forth herein, (ii) the relative merits of the Transaction and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Transaction or (iii) the decision of the Board of Directors of the Company to proceed with the Transaction, the timing thereof or the process by which it was reached. Nor does this opinion address the fairness of the allocation of any consideration paid to the holders of any particular class of securities, creditors or any other constituency of the Company. Furthermore, we express no opinion with respect to the fairness of the amount or nature of any compensation received by any officers, directors or employees of any party to the Transaction, or any class of such persons, or with respect to the fairness of any such compensation relative to the Cash Consideration Per Share or otherwise. We have assumed at your direction that in conducting the process leading up to the Agreement, the Board of Directors of the Company has complied with its fiduciary duties and that the decision of the Board of Directors to enter negotiations and execute the Agreement with the Purchaser was based on the exercise of appropriate business judgment.

Cain Brothers’ Valuation Committee has approved the issuance of this opinion. Our opinion addresses only the fairness from a financial point of view of the Cash Consideration Per Share that may be received by stockholders of the Company and we do not express any views on any other terms or conditions of the Transaction, including without limitation the financial or other terms of any employment or non-competition agreement with Company management or any break-up or termination fee.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Agreement and, except for inclusion of this letter in its entirety in a proxy statement of the Company relating to the Transaction, may not be used for any other purpose or reproduced, disseminated, summarized, excerpted from or quoted at any time, in any manner, or for any purpose, nor shall disclosure of this opinion be made by the Company without our prior written consent.

In rendering this opinion, we have not been engaged to act as an agent of or fiduciary to the Company, the stockholders or creditors of the Company or any other third party. We have acted as financial advisor to the Company in connection with the Transaction and we will receive a fee for such services, a portion of which will be paid upon delivery of this opinion and a substantial portion of which is contingent upon the successful consummation of the Transaction. In addition, the Company has agreed to reimburse us for our expenses, including fees and disbursements of our legal counsel, and to indemnify us for certain liabilities that may arise out of this engagement (including rendering this opinion). We have provided other financial advisory services to the Company for which we have been compensated, including financial advisory services as described in the Engagement Letter. Neither Cain Brothers nor any of its employees have a direct financial interest in the Company or the Purchaser.

On the basis of, and subject to the foregoing, including the various qualifications, assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Cash Consideration Per Share is fair to the Company’s stockholders from a financial point of view.

Very truly yours,

CAIN BROTHERS & COMPANY, LLC

By:	/s/ Jill S. Frew
Jill S. Frew
Managing Director

Annex C

Voting Agreement

This Voting Agreement (this “Agreement”), dated as of February 13, 2014, by and between the undersigned stockholder (“Stockholder”) of LCA-Vision Inc., a Delaware corporation (the “Company”), and PhotoMedex, Inc., a Nevada corporation (“Parent”).

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent and Gatorade Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) beneficially owned by Stockholder and set forth on Annex 1 hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.             Agreement to Vote Shares; Irrevocable Proxy.

(a)             Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (A) any Takeover Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Charter Documents of the Company).

(b)             Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 2(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.             Representations of Stockholder.

Stockholder represents and warrants to Parent that:

(a)             (i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)             Stockholder does not beneficially own (i) any shares of Company Common Stock other than the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, other than as set forth on Annex 1 hereto (collectively, “Options”).

(c)             Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 2(b) above)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)             None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

(e)             No Consent of any Governmental Entity or other Person is required on the part of Stockholder in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(f)             Stockholder is not subject to any Order that could reasonably be expected to impair the ability of Stockholder to perform his/her obligations hereunder or to consummate the transactions contemplated hereby.

4.             No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5.             Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

6.             Non-Solicitation. Subject to Section 12 and except as otherwise permitted under Section 6.04 of the Merger Agreement, during the term of this Agreement, Stockholder shall not, and shall cause its Affiliates and its and its Affiliates’ Representatives not to, directly or indirectly, knowingly solicit, initiate or encourage any inquiry or proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, knowingly provide any non-public information or data to any Person relating to a Takeover Proposal, engage in any discussions or negotiations concerning a Takeover Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement a Takeover Proposal or agree to, recommend or accept a Takeover Proposal.

7.             Additional Shares; Adjustments.

(a)             Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, but excluding shares of Company Common Stock underlying unexercised Options) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

(b)             In the event of a stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Common Stock), or any change in the Company Common Stock by reason of any split-up, reverse stock split, reorganization, recapitalization, combination, reclassification, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

8.             Waiver of Appraisal and Dissenters’ Rights.

Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

9.             [Reserved.]

10.           Spousal Consent.

If Stockholder is married on the date of this Agreement, Stockholder shall cause his or her spouse to execute and deliver to the Company a consent of spouse in the form attached as Annex 2 hereto (“Consent of Spouse”) within five (5) Business Days. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If Stockholder should marry or remarry subsequent to the date of this Agreement, Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

11.           Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the date that the Merger Agreement is amended and such amendment decreases the Merger Consideration.

12.           No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders. Parent acknowledges that Stockholder has entered into this Agreement solely in his/her capacity as the record and/or beneficial owner of the Shares (and not in any capacity as a director or officer of the Company).

13.           Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Delaware Court of Chancery or any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Neither shall oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with this Section 13 on the basis that any other party has an adequate remedy at law or that any award of equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such injunction or order.

14.           Expenses.

All fees and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger Agreement is consummated.

15.           Public Announcements; Cooperation.

Stockholder agrees that public announcements by Stockholder relating to this Agreement, the Merger Agreement, the other Company Transaction Documents, the Merger and the other transactions contemplated hereby and by the Company Transaction Documents will be made solely in Stockholder’s capacity as a director or officer of the Company, and as such, any public announcement shall be subject to and governed by, and the public announcement shall comply with, the terms and conditions of Section 6.13 of the Merger Agreement. Except as required by applicable Law (in which case Stockholder required to make the announcement will use his/her reasonable efforts to allow Parent reasonable time to comment on such announcement in advance of such issuance) and except as permitted by the first sentence of this Section 15, no public announcements by Stockholder regarding this Agreement, the Merger Agreement, the other Company Transaction Documents, the Merger and the other transactions contemplated hereby and by the Company Transaction Documents are permitted. Stockholder (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of his/her identity and holding of the Shares and the nature of his/her commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, or any other disclosure document in connection with the Merger or any other transaction contemplated by the Merger Agreement, the other Company Transaction Documents or this Agreement, and (b) agrees to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, to the extent that any shall have become false or misleading in any material respect.

16.           Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

17.           Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) when received by the addressee if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17):

If to Parent, to:	100 Lakeside Drive Suite 100 Horsham, PA 19044 Facsimile: (215) 619-3209 Attention: President

with a copy (which will not constitute notice to Parent) to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Facsimile: (212) 969-2900 Attention: Paul I. Rachlin Ronald R. Papa

If to Stockholder, to:	The address on Annex 1.

with a copy (which will not constitute notice to Stockholder) to:	Keating Muething & Klekamp PLL One East Fourth Street, Suite 1400 Cincinnati, Ohio 45202 Facsimile: 513-579-6457 Attention: F. Mark Reuter, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

18.           Miscellaneous.

(a)             This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)             Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the state or federal courts located within the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 17 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 18(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18(c).

(d)             If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)             This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)             This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement.

(g)             Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h)             All headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(i)              The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(j)             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, except that Parent may, without the prior written consent of Stockholder, assign all or any portion of its rights under this Agreement to any of its Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder. Any assignment contrary to the provisions of this Section 18(j) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PhotoMedex, Inc.

By:	/s/ Dolev Rafaeli
Name:	Dolev Rafaeli
Title:	CEO

WILLIAM F. BAHL

By:	/s/ William F. Bahl
Name:	William F. Bahl

[Signature Page to Voting Agreement]

JOHN C. HASSAN

By:	/s/ John C. Hassan
Name:	John C. Hassan

[Signature Page to Voting Agreement]

EDGAR F. HEIZER III

By:	/s/ Edgar F. Heizer III
Name:	Edgar F. Heizer III

[Signature Page to Voting Agreement]

JAMES C. WACHTMAN

By:	/s/ James C. Wachtman
Name:	James C. Wachtman

[Signature Page to Voting Agreement]

E. ANTHONY WOODS

By:	/s/ E. Anthony Woods
Name:	E. Anthony Woods

[Signature Page to Voting Agreement]

MICHAEL J. CELEBREZZE

By:	/s/ Michael J. Celebrezze
Name:	Michael J. Celebrezze

[Signature Page to Voting Agreement]

BHARAT KAKAR

By:	/s/ Bharat Kakar
Name:	Bharat Kakar

[Signature Page to Voting Agreement]

AMY F. KAPPEN

By:	/s/ Amy F. Kappen
Name:	Amy F. Kappen

 [Signature Page to Voting Agreement]

RHONDA S. SEBASTIAN

By:	/s/ Rhonda S. Sebastian
Name:	Rhonda S. Sebastian

[Signature Page to Voting Agreement]

ANNEX 1

Stockholder Name	Address	Total Shares	Total Options

William F. Bahl	7840 Montgomery Rd.		N/A
	Cincinnati, OH 45236	72,051 held in trust

John C. Hassan	8725 Red Fox Lane	71,000	N/A
	Cincinnati, OH 45243

Edgar F. Heizer III	7840 Montgomery Rd.	51,096	N/A
	Cincinnati, OH 45236

James C. Wachtman	330 Oakwood Ave.	13,638 held by the James	N/A
	Webster Groves, MO 63119	Wachtman Trust; Sally Wachtman,
		Trustee

E. Anthony Woods	7840 Montgomery Rd.	97,448	N/A
	Cincinnati, OH 45236

Michael J. Celebrezze	404 Mill Street	47,449 held by the Michael	14,705
	Milford, OH 45150	J. Celebrezze Revocable Trust
		dated August 11, 2000 FBO
		Michael J. Celebrezze, Michael
		J. Celebrezze, Trustee

Bharat Kakar	44 Villagrande Blvd.	18,105	N/A
	Ft. Thomas, KY 41075

Amy F. Kappen	7840 Montgomery Rd.	5,938 held directly	N/A
	Cincinnati, OH 45236	1,023 held in a joint brokerage
		account with spouse

Rhonda S. Sebastian	7840 Montgomery Rd.	19,946	N/A
	Cincinnati, OH 45236

ANNEX 2

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Voting Agreement, dated as of February 13, 2014, to which this Consent is attached as Annex 1 (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own or acquire, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have or acquire in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Agreement. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Spouse]

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7.;

LCA VISION

C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. on May 6, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on May 6, 2014. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

| NAME | SHARES |
| --- | --- |
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

**The Board of Directors recommends you vote FOR proposals 1, 2 and 3.**

| | | For | Against | Abstain |
| --- | --- | --- | --- | --- |
| 1 | Adoption of the Agreement and Plan of Merger | ☐ | ☐ | ☐ |
| 2 | Advisory vote to approve named executive officer compensation. | ☐ | ☐ | ☐ |
| 3 | Approval of one or more adjournments or postponements to permit further solicitation of proxies. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000203342_1 R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:** The Notice & Proxy Statement is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael J. Celebrezze and Amy F. Kappen, and each of them with full power of substitution, as proxies to vote as designated on the reverse side, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Special Meeting of the Stockholders of said Company scheduled to be held May 7, 2014 at 09:00 a.m. ET at The Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 or any adjournment or recess thereof. A properly signed proxy that gives no direction will be voted in accordance with the recommendation of the Board of Directors or, if there is none, in accordance with their best judgment.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000203342_2 R1.0.0.51160

**Continued and to be signed on reverse side**